SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM SB2
                             AMENDMENT NO. 6

                            Registration Statement
                                     Under
                          The Securities Act of 1933

                              DATASCENSION, INC.
                (Name of small business issuer in its charter)


           NEVADA                         5735                   87-0374623
-------------------------------	----------------------------  -------------------
(State or other jurisdiction of	(Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number )  Identification No.)

          145 State College Blvd, Suite 350   Brea, CA   92821
	  ------------------------------------------------------
          (Address of principal executive offices)    (Zip code)

 Registrant's Address and Telephone number, including area code: 714-482-
9750

                                 Scott Kincer
                            Chief Executive Officer
                     145 S. State College Blvd, Suite 350
                                Brea, CA 92821
                                 714-482-9750

           (Name, address and telephone number of Agent for Service)

                         Copies of communications to:

                             Owen Naccarato, Esq.
                            Naccarato & Associates
                          18301 Von Karman, Suite 430
                           Irvine, California 92612
                                (949) 851-9261

       Approximate  date  of  commencement  of  proposed sale to the
public:  As   soon  as practicable after the registration  statement
becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


CALCULATION OF REGISTRATION FEE


Title of each class of securities to be       Amount to  Proposed maximum   Proposed maximum   Exercise   Proceeds Amount of
registered                                    be         offering price per aggregate offering price per  to DSEN  registration
                                              registered share (2)          price (2)          share (2)           fee
                                              (1)
Common  Shares, par value $.001 underlying
secured convertible debenture                 9,875,000   $.30              $2,962,500         			   $375.35
                                              (3)
Common  Shares, par value $.001 underlying
secured convertible debenture                 280,000 	  $.50              $ 140,000                              $17.74
                                              (4)
Shares underlying warrants
                                              3,125,000   					$.30      $937,500 $118.78
                                              (5)
Shares underlying warrants
                                              300,000                                       	$.50      $150,000 $19.01
                                              (5)
Total Registration Fee                                                                                             $530.87 (6)



(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a convertible debentures the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)Estimated solely for the purpose of determining the registration fee.

(3)Common stock issuable upon conversion of an aggregate of $1,875,000 in convertible debentures issued in connection with a November 2004 financing including a 50% reserve and one year interest at a fixed conversion price of $.30 per share.

(4)Common   stock   issuable   upon  conversion  of  a  $125,000  in
convertible debenture issued March 31, 2005 including one year interest at a fixed conversion price of $.50 per share.

(5)Common stock issuable upon the exercise of warrants issued.

(6)$530.87 has been previously paid.

                             ---------------------
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED February 7, 2006

                       13,580,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 13,580,000 shares of Datascension Inc.'s ("DSEN") common stock, including up to 9,875,000 shares of common stock underlying convertible notes in a principal amount of $1,875,000 and up to 3,125,000 shares of common stock issuable upon the exercise of common stock purchase warrants at $.30 a share. The convertible notes are basically convertible into common stock at a conversion price driven by the market price of the stock. If the market price of the stock is 1) at or below 15% above the fixed Conversion Price or 2) below the fixed $.30 fixed conversion price at the time of payment, then DSEN may elect to pay the principal amortization in stock at a price equal to
85% of the average of the five (5) lowest closing bid prices of the stock over the previous twenty (20) trading days. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. In addition this prospectus includes 280,000 shares underlying a $125,000 convertible note and up to 300,000 shares of common stock issuable upon the exercise of a common stock purchase warrant at $.50 a share. The convertible note is convertible into common stock at a fixed rate of $.50 per share. We will pay the expenses of registering these shares.

Our   Common   Stock  is  registered  under  Section  12(g)  of  the
Securities Exchange Act of 1934 and is quoted on the Over-The-Counter Bulletin Board under the symbol "DSEN". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on February 6, 2006, was $0.37.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

Neither  the  Securities  and  Exchange  Commission  nor  any  state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is February 7, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS



                        Section Title                      Page  No.

Summary of Information in the Prospectus                         1
Risk Factors                                                     3
Dividend Policy                                                  16
Use of Proceeds                                                  11
Market for Common Equity and Related Stockholder Matters         12
Management's Discussion and Analysis or Plan of Operations       14
Our Business                                                     20
Management                                                       25
Executive Compensation                                           28
Security Ownership of Certain Beneficial Owners and Management   31
Certain Relationships and Related Transactions                   31
Description of Securities                                        32
Selling Shareholders                                             34
Plan of Distribution                                             37
Legal Proceedings                                                39
Experts                                                          40
Legal Matters                                                    40
Other Available Information                                      40
Financial Statements                                            F-1

                              PROSPECTUS SUMMARY

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "RISK FACTORS" and the section entitled "FINANCIAL STATEMENTS".

Unless  otherwise  indicated,   this  Prospectus  assumes  that  any
of DSEN's outstanding options or warrants have not been exercised into shares of DSEN's Common Stock.

                              DATASCENSION, INC.

Datascension, Inc. ("DSEN"), was incorporated under the laws of the State of Nevada, on August 23, 1991, under the name Swiss Technique, Inc. On March 3, 1995 Datascension, Inc. changed its name from Swiss Technique, Inc., to Nutek, Inc. and on January 5th, 2004, its name was changed to its present name, Datascension, Inc.

Datascension International Inc., the only current operating subsidiary and focus of DSEN, was acquired on July 2, 2001 whereby DSEN acquired 100% of the issued and outstanding stock of Datascension International.

Datascension   International    is    a     data     gathering   and
research company specializing in the collection, storage, and processing of data by conducting telephone market research and also provides data entry services for third parties.

Datascension International services a variety of industries and customers (including the hospitality, entertainment, and automotive sectors) with emphasis and commitment to customer service, quality assurance and on time project management.

For the three months ended September 30, 2005, we generated revenues in the amount of $2,365,454 and a net loss of $377,925. In addition, for the twelve months ended December 31, 2004, we generated revenues in the amount of $8,471,440 and net loss before discontinued operations of $(4,321,365) and a net loss after discontinued operations of $(6,052,366). Our accumulated deficit for the year ended December 31, 2004 was ($11,976,936).

Staff Legal Bulletin No. 4 (September 16, 1977) regarding  spin-offs requires
that a non-reporting subsidiary registers the spun-off securities under the exchange Act. This registration should be filed before or concurrent with the spin-off. In the case of Nutek Oil, though the spun-off shares were registered, this did not occur until over a year subsequent to the spin-off. In the case of Century Innovations, a registration of the spun-off shares has not been filed to date. As a result these two spin-offs may not have complied with Section 5 of the Securities Act. Since there was no consideration paid for the spun-off shares, Datascension management feels there is no liability to the company for any possible violation of Section 5 of the Securities Act.

DSEN's mailing address is: 145 S. State College Blvd, Suite 350, Brea CA 92821. The company phone number is 714-482-9750 and 714-482-9751 (fax). DSEN's website can be found at: www.datascension.com.

THE OFFERING

Securities Offered by Selling Shareholders

Up to 13,580,000 including i) up to 10,155,000 shares of common stock underlying convertible debentures in the amount of $2,000,000, and
ii) up to 3,125,000 shares of common stock issuable upon the exercise of purchase warrants at an exercise price of $.30 per share and 300,000 shares of common stock issuable upon the exercise a purchase warrant at an exercise price of $.50 per share

Common Stock Outstanding after offering

Up to 30,812,290 Shares


Offering Price

The selling shareholders can sell the shares at any price.


Use of Proceeds

This prospectus relates to shares of DSEN's common  stock  that  may beoffered  and  sold from time to  time by the selling stockholders.
We will  not  receive  any  proceeds from the sale of shares by  the
selling  shareholders.   However,  we will receive proceeds upon the
exercise of  any warrants that  may  be  exercised  by  the  selling shareholders.  These funds will be used for ongoing operations.

Market for our Common Stock

Our   Common   Stock   is  quoted  on the Over-the Counter  Bulletin
Board, also called OTCBB, under the trading   symbol  "DSEN".    The
market for  our  Common  Stock  is  highly volatile. We can  provide no assurance that  there  will  be  a market  in  the future for our
Common Stock.


The above information regarding common stock to be outstanding after the offering is based on 17,232,290 shares of common stock outstanding as of February 7, 2006 and assumes the subsequent conversion of the aggregate sum of $2,000,000 in issued convertible debentures and the exercise of warrants by our selling stockholders.

On November 17, 2004, DSEN entered into a subscription agreement for $1,875,000, whereby we issued Convertible
Debentures to the following: 1)$350,000 to Alpha Capital Aktiengesellschaft, 2) $525,000 to the Longview Equity Fund LP, 3) $775,000 to the Longview Fund LP., and 4) $225,000 to the
Longview International Equity Fund, LP. Interest on these notes shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus three percent (3%). The prime rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. The interest rate shall not be less than eight percent (8%). Interest shall be calculated on the basis of a 360 day year

DSEN shall reduce the principal amount of the note by 1/32nd per month starting 120 days after the closing, payable in cash or registered stock as described below. If such amortization is in cash, the payment will be at 104% of the monthly principal amortization amount. The note holders and DSEN must convert the principal amortization and interest payments through common stock if the market price for the stock at the time of payment is 15% above the fixed conversion price of $.30 per share.

If the market price of the stock is 1) at or below 15% above the fixed Conversion Price or 2) below the fixed $.30 fixed conversion price at the time of payment, then DSEN may elect to pay the principal amortization in stock at a price equal to 85% of the average of the five (5) lowest closing bid prices of the stock over the previous twenty (20) trading days.

On March 31, 2005 DSEN entered into a subscription agreement for $125,000, whereby we issued an additional two-year Convertible Debenture to the Longview Fund LP at an interest ate of 12% per annum. This note has a fixed conversion rate of $.50 per share.

Each convertible note holder shall not be entitled to convert that amount of their note that would result in a number of shares of common stock held which would be in excess of the sum of the number of shares of common stock beneficially owned by the note holder and its affiliates on that date of more than 4.99% of the outstanding shares of common stock of DSEN on that date. For the purposes of this provision, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3. The note holder may void this conversion share limitation upon 61 days prior notice to DSEN. Therefore, the note holder can never own more than 4.99%, however, the note holder may decide whether to convert a note or exercise a warrant to achieve the 4.99% ownership position. Aggregate conversions over time shall not be limited to 4.99%. This limitation shall be calculated as of each conversion, thus the note holder would be able to convert the debt and quickly sell the shares or convert and cover short sales to maintain the 4.99% threshold.

As part of this funding, the investors have been given a security interest in all now owned and subsequently acquired right, title and interest of Datascension Inc. in all accounts (unpaid vendor; contract rights; investment property; intangible assets, instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property, goods (inventory, equipment, furniture and fixtures), real or personal property, all present and future books and records relating to the above items and all products and proceeds of the above items.

DSEN has the option of prepaying the outstanding principal amount, in whole or in part, by paying to the note holder a sum of money equal to one hundred twenty percent (120%) of the principal amount to be redeemed, together with any accrued interest on that amount.

Further, on November 17, 2004, DSEN issued common stock purchase warrants to purchase 3,125,000 shares of DSEN common stock to the above note holders, at an exercise price of $.30 per share and on March 31, 2005 a common stock purchase warrants to purchase 300,000 shares of DSEN common stock to the above note holders, at an exercise price of $.50 per share

                                 RISK FACTORS

An investment in shares of DSEN's Common Stock involves a high degree of risk. You should carefully consider the following information, which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy DSEN's common stock. If any of the following risks actually occur, DSEN's business would likely suffer. In these circumstances, the market price of DSEN's common stock could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS:

EFFORTS  TO  EXPAND  OPERATIONS   THROUGH  DEVELOPING  NEW SERVICES,
FEATURES AND FUNCTIONS MAY DRAIN CAPITAL RESOURCES IF NOT SUCCESSFUL

      There can be no assurance that DSEN will be able to expand its operations in a cost-effective or timely manner or that any such efforts would maintain or increase overall market value and acceptance. Furthermore, any new business launched by DSEN that is not favorably received by consumers could drain DSEN of needed capital, damage DSEN's reputation and diminish the value of its brand name.

       Expansion of DSEN's operations would require significant expenditure for development, operation setup, and training of DSEN's management, financial and operational resources. Any lack of market acceptance of DSEN's products or services would result in the inability to generate satisfactory revenues and to offset its costs of the expansion, which could have a material adverse effect on DSEN's results of operations and financial condition.

EFFORTS   TO   ESTABLISH BRAND IDENTITY IS COSTLY  AND  FAILURE   TO
SUCCEED  COULD ADVERSELY AFFECT DSEN'S ABILITY TO GROW.

      DSEN believes that establishing and maintaining brand identity is a critical aspect of its efforts to attract new customers. In order to attract new customers, advertisers and commerce vendors, and in response to competitive pressures, DSEN intends to make a commitment to the creation and maintenance of brand loyalty among these groups. DSEN plans to accomplish this, although not exclusively, through advertising its products and services through its Web site, through the various search engines, through other Web sites and marketing its site to businesses and customers through e-mail, online media, trade publications, trade shows and other marketing and promotional efforts.

       There can be no assurance that brand promotion activities will yield increased revenues or that any such revenues would offset the expenses incurred by DSEN in building its brands.
If DSEN fails to promote and maintain its brand or incurs substantial expenses in an attempt to promote and maintain its brand or DSEN's existing or future strategic relationships fail to promote DSEN's brand or increase brand awareness, DSEN's business, results of operations and financial condition would be materially adversely affected.

OUR CLIENTS MAY ADOPT TECHNOLOGIES THAT DECREASE THE DEMAND FOR OUR SERVICES, WHICH COULD REDUCE OUR REVENUES AND SERIOUSLY HARM OUR BUSINESS.

       We target clients with a high need for our market research services and we depend on their continued need of our services, especially our major clients who generate the substantial majority of our revenues. However, over time, our clients may adopt new technologies that decrease the need for live customer interaction, such as interactive voice response, web-based research and other technologies used to automate interactions with interviewers. The adoption of such technologies could reduce the demand for our services, pressure our pricing, cause a reduction in our revenues and harm our business.

WE SERVE MARKETS THAT ARE HIGHLY COMPETITIVE AND WE MAY BE UNABLE TO COMPETE WITH BUSINESSES THAT HAVE GREATER RESOURCES THAN WE DO.

       We currently face significant competition for outsourced market research services and expect that competition will increase. We believe that, in addition to prices, the principal competitive factors in our markets are service quality and interviewing skills, the ability to develop customized designs and technological and industry expertise. While numerous companies provide market research services, we believe our principal competitors include our clients' own in-house market research groups, including, in some cases, in- house groups operating offshore, offshore outsourcing companies and U.S.-based outsourcing companies. The trend toward offshore
                                       4
outsourcing, international expansion by foreign and domestic competitors and continuing technological changes will result in new and different competitors entering our markets. These competitors may include entrants from the communications industries or entrants in geographic locations with lower costs than those in which we operate.

      Additionally, the market for customer contact services and market research is highly fragmented and very competitive. In certain segments of the industry, however, the customer contact services and market research industries have begun to experience a degree of consolidation, and the development of major customer contact center companies has resulted in an additional level of competition from service providers that have greater name recognition, larger installed customer bases, and significantly greater financial, technical, and marketing resources than we have. Large established enterprise software companies may leverage their existing relationships and capabilities to offer customer service applications. In other instances, many large companies provide their own in-house customer care support and customer training. Also, a number of existing companies have experienced rapid internal growth, and several of these companies have been active in acquiring smaller regional customer contact services and call center companies and are becoming major competitors with a measurable share of this rapidly expanding market. If our competitors provide more efficient or less expensive services, we may lose market share and revenues.

      Lastly, many of our existing competitors and possibly potential new competitors, have or may have greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable brand names and more established relationships in industries that we currently serve or may serve in the future. Increased competition, our inability to compete successfully against current or future competitors, pricing pressures or loss of market share could result in increased costs and reduced operating margins, which could harm our business, operating results, financial condition and future prospects.

MANY OF OUR CONTRACTS CAN  BE  TERMINATED  BY  OUR  CLIENTS ON SHORT
NOTICE AND IN MANY CASES WITHOUT PENALTY. WE ALSO GENERALLY DO NOT HAVE EXCLUSIVE ARRANGEMENTS WITH OUR CLIENTS OR A MINIMUM REVENUE COMMITMENT FROM OUR CLIENTS, WHICH CREATES UNCERTAINTY ABOUT THE VOLUME OF SERVICES WE WILL PROVIDE AND THE AMOUNT OF REVENUES WE WILL GENERATE FROM ANY OF OUR CLIENTS.

       We typically enter into written agreements with each client for our services. We seek to sign multi-year contracts with our clients, but many of our contracts permit our clients to terminate the contracts upon short notice. The volume and type of services we perform for specific clients may vary from year to year, particularly since in many cases we are not the exclusive provider of outsourcing services to our clients. A client in one year may not provide the same level of revenues in a subsequent year. Many of our clients may terminate their contracts with us before their expiration with no penalties or limited penalties.

      Many of our clients could terminate their relationship with us or reduce their demand for our services due to a variety of factors, including factors that are unpredictable and outside of our control. The services we provide to a client could be reduced if the client were to change its outsourcing strategy. Clients may move more market research functions in-house, to an affiliated outsourcing provider or to one of our competitors. Clients may reduce spending on outsourcing services due to changing economic conditions or financial challenges, or political or public relations pressures to reduce or eliminate offshore outsourcing of business processes. If our clients are not successful or if they experience any significant decrease in their businesses, the amount of business they outsource and the prices that they are willing to pay for such services may be diminished and likely would result in reduced revenues for us. Any reduction in revenues would harm our business, negatively affect operating results and may lead to a decline in the price of our common stock.

WE  HAVE A LIMITED OPERATING HISTORY AND OUR BUSINESS   AND   FUTURE
PROSPECTS ARE DIFFICULT TO EVALUATE.

       Due to our limited operating history, especially in Costa Rica where we consolidated our market research operations in 2002, our business and future prospects are difficult to evaluate. We are exploring opportunities to provide other outsourced services that we have not provided to date. You should consider the challenges, risks and uncertainties frequently encountered by early-stage companies using new and unproven business models in rapidly evolving markets. These challenges include our ability to:

      -     attract and retain clients;

      -     attract   and   retain   key   personnel   and  customer
management professionals;

       -    generate   sufficient  revenues  and     manage   costs
to  maintain profitability;

      -     manage growth in our operations; and

      -     access   additional   capital   when  required  and  on
reasonable terms.

OUR  OPERATING  RESULTS MAY FLUCTUATE SIGNIFICANTLY  AND COULD CAUSE
THE   MARKET PRICE OF OUR COMMON STOCK TO FALL RAPIDLY  AND  WITHOUT
NOTICE.

      Our  revenues   and   operating   results   are  difficult  to
predict and may fluctuate significantly from quarter to quarter due to a number of factors, including:

      - the addition or loss of a major client and the volume of services provided to our major clients;

      -     the   extent   to   which  our   services   achieve   or
maintain   market  acceptance,  which may be affected  by  political
and public relations reactions to offshore outsourcing;

      -     our ability to introduce  new   or  enhanced services to
our existing and prospective clients and to attract and retain new clients;

      -     long sales cycles and fluctuations in sales cycles;

      -     the  extent  to  which  we incur expenses  in   a  given
period in anticipation of increased demand in future periods, and the extent to which that demand materializes;

      -     changes   in    our   pricing   policies or those of our
competitors,  as well as increased price competition in general;

      -     variation in demand  for  our services  and the services
or  products of  our  major clients, particularly clients   in   the
travel  and  hospitality industry; and

      - the introduction of new or enhanced services by other outsourced service providers.

      Results of operations in any quarterly period should not be considered indicative of the results to be expected for any future period. In addition, our future quarterly operating results may fluctuate and may not meet the expectations of securities analysts or investors. If this occurs, the trading price of our common stock could fall substantially, either suddenly or over time.

IF WE FAIL TO MANAGE  OUR  GROWTH  EFFECTIVELY, OUR BUSINESS MAY NOT
SUCCEED.

      We have expanded significantly since our formation and intend to maintain our growth focus. However, our growth will place demands on our resources and we cannot be sure that we will be able to manage our growth effectively. In order to manage our growth successfully, we must:

      - maintain the hiring, training and management necessary to ensure the quality and responsiveness of our services;

      -     expand   and enhance our  administrative  and  technical
infrastructure,  facilities    and    capacities    to   accommodate
increased  call  volume and other customer management demands; and

      -     continue  to  improve  our  management,   financial  and
information systems and controls.

       Continued growth could place a strain on our management, operations and financial resources. Our infrastructure, facilities and personnel may not be adequate to support our future operations or to adapt effectively to future growth. As a result, we may be unable to manage our growth effectively, in which case our operating costs may increase at a faster rate than the growth in our revenues, our margins may decline and we may incur losses.
                                       6


WE MAY EXPERIENCE SIGNIFICANT EMPLOYEE OR CONTRACT LABOR TURNOVER RATES IN THE FUTURE AND WE MAY BE UNABLE TO HIRE AND RETAIN
ENOUGH SUFFICIENTLY TRAINED CONTRACT LABOR TO SUPPORT OUR OPERATIONS, WHICH COULD HARM OUR BUSINESS.

       The market research outsourcing industry is very labor intensive and our success depends on our ability to attract, hire and retain qualified employees and contract labor. We compete for qualified personnel with companies in our industry and in other industries and this competition is increasing in Costa Rica as the outsourcing industry expands. Our growth requires that we continually hire and train new contract labor. The outsourcing industry, including the customer management services industry, has traditionally experienced high employee turnover. In our case, a significant increase in the turnover rate among our contract labor would increase our recruiting and training costs and decrease operating efficiency and productivity, and could lead to a decline in demand for our services. If this were to occur, we would be unable to service our clients effectively and this would reduce our ability to continue our growth and operate profitably. We may be unable to continue to recruit, hire, train and retain a sufficient labor force of qualified employees to execute our growth strategy or meet the needs of our business.

OUR SENIOR MANAGEMENT  TEAM   IS  IMPORTANT TO OUR CONTINUED SUCCESS
AND THE LOSS OF MEMBERS OF SENIOR MANAGEMENT COULD NEGATIVELY AFFECT OUR OPERATIONS.

The loss of the services of Scott Kincer, our Chief Executive Officer and Principal Accounting Officer or Joseph Harmon, our Vice President of Sales and Marketing, could seriously impair our ability to continue to manage and expand our business. Our success depends on the continued service and performance of our executive officers, and we cannot guarantee that we will be able to retain these individuals.

OUR  FACILITIES   ARE   AT   RISK   OF   DAMAGE BY  EARTHQUAKES  AND
OTHER  NATURAL DISASTERS.

      We currently rely on the availability and condition of our leased Costa Rican and Dominican Republic facilities to provide service and support to our clients. These facilities are located in regions that are susceptible to earthquakes and other natural disasters, which may increase the risk of disruption of information systems and telephone service for sustained periods. Damage or destruction that interrupts our provision of outsourcing services could damage our relationship with our clients and may cause us to incur substantial additional expense to repair or replace damaged equipment or facilities. While we currently have commercial liability insurance, our insurance coverage may not be sufficient. Furthermore, we may be unable to secure such insurance coverage or to secure such insurance coverage at premiums acceptable to us in the future. Prolonged disruption of our services as a result of natural disasters may entitle our clients to terminate their contracts with us.

OUR   OPERATIONS  COULD   SUFFER    FROM    TELECOMMUNICATIONS    OR
TECHNOLOGY DOWNTIME, DISRUPTIONS OR INCREASED COSTS.

      We are highly dependent on our computer and telecommunications equipment and software systems. In the normal course of our business, we must record and process significant amounts of data quickly and accurately to access, maintain and expand the databases we use for our services. We are also dependent on continuous availability of voice and electronic communication with customers. If we experience interruptions of our telecommunications network with our clients, we may experience data loss or a reduction in revenues. These disruptions could be the result of errors by our vendors, clients or third parties, electronic or physical attacks by persons seeking to disrupt our operations, or the operations of our vendors, clients or others. A significant interruption of service could have a negative impact on our reputation and could lead our present and potential clients not to use our services. The temporary or permanent loss of equipment or systems through casualty or operating malfunction could reduce our revenues and harm our business.

OUR CUSTOMER BASE IS CONCENTRATED AND THE LOSS OF ONE OR MORE OF OUR KEY CUSTOMERS WOULD HARM OUR BUSINESS.

Historically, a majority of our sales have been to relatively few customers. We expect that sales to relatively few customers will continue to account for a significant percentage of our net sales for the foreseeable future. The loss of, or any reduction in interview hours from, a significant customer would harm our business.

         We  derived  approximately   38.6%   of   our   total   net
revenues from two clients in fiscal 2003. For the year ended December 31, 2004 we derived approximately 45% of our total net revenues from our top three clients. If we

                                       7

were to lose, or if there were a material reduction in business from these clients or our other significant clients, our net revenues might decline substantially.

        Our ten largest clients accounted for $5.45 million, or approximately 77%, of our total net revenues for 2003. Our ten largest clients accounted for $6.1 million, or approximately 72%, of our total net revenues for the year ended December 31, 2004. If we lose business from any of our top ten clients, our net revenues may decline substantially.


WE  COULD  CAUSE  DISRUPTIONS   TO   OUR   CLIENTS'  BUSINESS   FROM
INADEQUATE SERVICE, AND OUR INSURANCE COVERAGE MAY BE INADEQUATE TO COVER THIS RISK.

      Most of our contracts with our clients contain service level and performance requirements, including requirements relating to the timing and quality of responses to market research. The quality of services that we provide is measured by quality assurance ratings, which are based in part on the results of customer satisfaction and direct monitoring of interactions between our professionals and customers. Failures to meet service requirements of a client could disrupt the client's business and result in a reduction in revenues or a claim for damages against us. For example, some of our agreements have standards for service that, if not met by us, result in lower payments to us. In addition, because many of our projects are business-critical projects for our clients, a failure or inability to meet a client's expectations could seriously damage our reputation and affect our ability to attract new business. Under our contracts with our major clients and many of our contracts with other clients, our liability for breaching our obligations is generally limited to actual damages up to a portion of the fees paid to us. To the extent that our contracts contain limitations on liability, such contracts may be unenforceable or otherwise may not protect us from liability for damages. While we maintain general liability insurance coverage, this coverage may be inadequate to cover one or more large claims, and our insurer may deny coverage.

UNAUTHORIZED DISCLOSURE OF SENSITIVE OR CONFIDENTIAL CLIENT AND CUSTOMER DATA, WHETHER THROUGH BREACH OF OUR COMPUTER SYSTEMS OR OTHERWISE, COULD EXPOSE US TO PROTRACTED AND COSTLY LITIGATION AND CAUSE US TO LOSE CLIENTS.

       We are typically required to collect and store sensitive data in connection with our services, including names, addresses and other personal information. If any person, including any of our employees, penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability for breaching contractual confidentiality provisions or privacy laws. Penetration of the network security of our data bases could have a negative impact on our reputation and could lead our present and potential clients to choose other service providers.

WE MAY CHOOSE TO EXPAND OPERATIONS OUTSIDE OF COSTA RICA OR THE DOMINICAN REPUBLIC AND MAY NOT BE SUCCESSFUL.

      We may consider expanding to countries other than Costa Rica and the Dominican Republic. We cannot predict the extent of government support, availability of qualified workers, or monetary and economic conditions in other countries. Although some of these factors may influence our decision to establish operations in another country, there are inherent risks beyond our control, including exposure to currency fluctuations, political uncertainties, foreign exchange restrictions and foreign regulatory restrictions. One or more of these factors or other factors relating to international operations could result in increased operating expenses and make it more difficult for us to manage our costs and operations, which could harm our business and negatively impact our operating results.

WE ARE SUBJECT TO EXTENSIVE LAWS AND REGULATION THAT COULD LIMIT OR RESTRICT OUR ACTIVITIES AND IMPOSE FINANCIAL REQUIREMENTS OR LIMITATIONS ON THE CONDUCT OF OUR BUSINESS.

       The market research and call center industry has become subject to an increasing amount of federal and state regulation in the past five years. Despite our focus on outbound market research and a lesser extent inbound call handling, we are subject to regulations governing communications with consumers due to the activities we undertake on behalf of our clients to encourage customers to provide sensitive personal information about themselves. For example, limits on the transport of personal information across international borders such as those now in place in the European Union (and proposed elsewhere) may limit our ability to obtain customer data.

      Additional federal, state, local or international legislation, or changes in regulatory implementation, could further limit our activities or those of our clients in the future or significantly increase the cost of regulatory compliance.

OUR ABILITY TO RAISE CAPITAL IN THE FUTURE, IF AND WHEN NEEDED, MAY BE LIMITED, AND COULD PREVENT US FROM EXECUTING OUR BUSINESS STRATEGY. THE SALE OF ADDITIONAL EQUITY SECURITIES WOULD RESULT IN FURTHER DILUTION TO OUR STOCKHOLDERS.

      We believe that our existing cash and cash equivalents will be sufficient to support our anticipated cash needs through 2005. However, the timing and amount of our working capital and capital expenditure requirements may vary significantly depending on numerous factors, including:

       -     market  acceptance  of  and  demand  for  our  offshore
outsourced  services   which may be affected by political and public
relations reactions  to offshore outsourcing;

      - access to and availability of sufficient management, technical, marketing and financial personnel;

      -     the need to enhance our operating infrastructure;

      - the continued development of new or enhanced services and hosted designs;

      -     the   need   to   adapt  to  changing  technologies  and
technical requirements;

      -     the    existence   of   opportunities     to     acquire
businesses   or technologies, or opportunities for expansion; and

      -     increased competition and competitive pressures.

      If our capital resources are insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or obtain other debt financing. The sale of additional equity securities or convertible debt securities would result in additional dilution to our stockholders. Additional debt would result in increased expenses and could result in covenants that restrict our operations. We may be unable to secure financing in sufficient amounts or on terms acceptable to us, if at all, in which case we may not have the funds necessary to finance our ongoing capital requirements or execute our business strategy.

RISKS RELATED TO DOING BUSINESS OFFSHORE

         We  may   face  wage  inflation  and additional competition
offshore for our professionals, which  could   increase   the   cost
of  qualified workers and the amount of worker turnover.

        Fees for our contract workers offshore could increase at a faster rate than for U.S. employees, which could result in increased costs to employ our outsourcing center professionals. We also are faced with competition in Costa Rica for outsourcing center professionals, and we expect this competition to increase as additional outsourcing companies enter the market and expand their operations. In particular, there may be limited availability of qualified interviewers and both middle and upper management candidates. We have benefited from an excess of supply over demand for college graduates in Costa Rica. If this favorable imbalance changes due to increased competition, it could affect the availability or cost of qualified professionals, who are critical to our performance. This could increase our costs and turnover rates.

RISKS RELATING TO OUR INDUSTRY:

THE MARKETING RESEARCH INDUSTRY IS VULNERABLE TO GENERAL ECONOMIC CONDITIONS, WHICH MAY AFFECT OUR REVENUES.

      Many of the companies served by our clients treat all or a portion of their marketing research expenditures as discretionary. As general economic conditions worsen and these companies seek to control variable costs, research projects for which we have been engaged to collect data may be delayed or cancelled, and new project bookings may slow. As a result, our growth rate and revenues may decline.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THE  CONTINUOUSLY  ADJUSTABLE  CONVERSION  PRICE   FEATURE   OF  OUR
CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING
STOCKHOLDERS.

       There are a large number of shares underlying the convertible note and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of DSEN's common stock and may cause substantial dilution to DSEN's existing stockholders.

       The number of shares of common stock issuable upon conversion of the convertible note in this offering may increase if the market price of DSEN's stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of DSEN's warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of DSEN's common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to DSEN's existing stockholders and may make it difficult to obtain additional capital.

         In addition, our obligation to issue shares upon conversion of our convertible notes is essentially limitless. The following gives examples of the number of shares that would be issued if the $2,000,000 of convertible notes in this offering were converted at one time at prices representing 25%, 50%, and 75% below the current market price (assuming a conversion price to the note holders of $0.30. As of February 7, 2006, we had 17,232,290 (post-split) shares of common stock outstanding.


      		Price             		Number    % of
% Below		Per   		With Discount	of Shares Outstanding
Market		Share 		at 15%      	Issuable  Stock
25%		$0.225    	$0.191		10,471,204     61%
50% 		$0.15   	$0.1275 	15.686.274     91%
75%		$0.075  	$0.06375  	31,372,549    182%









     SEE THE "SECURITY OWNERSHIP TABLE", DESCRIPTION OF SECURITIES AND THE "SELLING SECURITY HOLDER TABLE" BEGINNING ON PAGE 31, 34 AND PAGE 35, RESPECTIVELY, OF THIS PROSPECTUS.



OUR ABILITY TO  RAISE   CAPITAL  IN  THE  FUTURE  IS  RESTRICTED  BY
OUR CURRENT FINANCING ARRANGEMENT.

      For a period of time, DSEN will not be able to issue any equity, convertible debt or other securities convertible into common stock or equity of DSEN without the prior written consent of the current note holders, which consent may be withheld for any reason. The time frame is the sooner of (i) the registration statement shall have been current and available for use in connection with the public resale of DSEN's common shares and warrant shares being registered in this document, for 365 days,
(ii) until all of DSEN's shares being registered in this document have been resold or transferred by the note holders pursuant to this registration statement or Rule 144, without regard to volume limitations, or (iii) the date the current notes have been fully paid.

INVESTORS WHO PURCHASE SHARES OFFERED FOR RESALE BY THIS PROSPECTUS WILL PAY A PER SHARE PRICE THAT SUBSTANTIALLY EXCEEDS THE VALUE OF DATASCENSION'S ASSETS AFTER SUBTRACTING ITS LIABILITIES PER SHARE AND THEREFORE WILL INCUR IMMEDIATE DILUTION TO THE VALUE OF THEIR OWNERSHIP.

      The investors would be converting at $.30 and a portion at $.50 per share At June 30, 2005, the value of Datascension's assets after subtracting its liabilities per share is a $.05 per share. Since the investors are paying a price significantly larger than the value of Datascension's assets after subtracting its liabilities per share (net tangible book value per share), the investor would experience immediate dilution of their investment. Since the warrants are also exercisable at $.30 and $.50 per share, the investors would also experience immediate dilution of their investment upon exercising the warrants.

FURTHER DILUTION COULD OCCUR IN THE FUTURE DUE TO ANY CONTRACTS WE MAY ENTER INTO WITH THIRD PARTY ENTITIES FOR CONSULTING OR OTHER SERVICES SHOULD ANY ADDITIONAL COMMON STOCK SHARES BE ISSUED FOR THOSE CONSULTING OR OTHER SERVICES. THE FOLLOWING ARE SHARES ISSUED PURSUANT TO SERVICE CONTRACTS OVER THE LAST EIGHTEEN MONTHS.

500,000 pre split shares of restricted stock were issued to Stock Enterprises for services valued at $25,000 based on a fair market value of the stock of $0.05 per share. Shares issued on April 20, 2004.

350,000 pre split shares of common stock were issued to the Law Offices of Michael Morrison (250,000) and the Law Offices of Neil Beller (100,000) for legal services valued at $31,500 based on a fair market value of the stock of $0.09 per share. Shares issued on May 21, 2004.

OUR ABILITY TO BE A GOING CONCERN WOULD BE COMPROMISED IN THE EVENT THAT WE ARE REQUIRED TO REPAY THE BALANCE OF THE OUTSTANDING CONVERTIBLE DEBT ON DEMAND.

We have issued $2,000,000 in convertible notes in this funding. In the event that we are required to repay the balance of these notes in cash on demand, we would be forced to seek additional funding which would probably be at a large discount. If we were unable to obtain the additional funding, we may be forced to close down operations.

The events that may trigger the above are as follows:

             1. Failure to pay any installment of principal, interest or other sum due under the note when due and such failure continues for a period of ten days after the due date.

            2.    Breaches any material  covenant  or other term  or
condition ofthe subscription agreement or this note and such breach, if subject to cure, continues for a period of ten business days after written notice to DSEN from the note holder.

              3.      Any     false     or    misleading    material
representation by DSEN concerning our warranties made in the subscription agreement or in any agreement with the note holder as of the date made and the Closing Date.

            4. If DSEN makes an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

             5. If any money judgment, writ or similar final process is entered or filed against DSEN or any of its property or other assets for more than $50,000, and the judgment remains unvacated,unbonded or unstayed for a period of forty-five (45) days.

             6. If DSEN files for bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

             7.    If DSEN's Common Stock is delisted from  the  OTC
Bulletin Board.

             8.      A  default  by  DSEN  under  any  one  or  more
obligations in an aggregate monetary amount in excess of $75,000 for more than twenty days after the due date, unless the Borroweris contesting the validity of such obligation in good faith.

             9.     If  DSEN  is subject to an SEC or judicial  stop
trade order or  Principal  Market   trading   suspension  that lasts
for  five or   more consecutive trading days.

            10. If DSEN fails to timely deliver common stock to the note holder pursuant to a conversion request.

            11. If DSEN fails to register the underlying shares of this funding.

            12. If DSEN fails to have reserved for issuance upon conversion of the note the amount of common stock that is set forth in this note and the subscription agreement.

             13. If DSEN defaults on a material term, covenant, warranty or undertaking of any other agreement to which DSEN and the note holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

RISKS RELATING TO OUR STOCK:

THE  OVERHANG   AFFECT   FROM THE RESALE OF THE SELLING SHAREHOLDERS
SECURITIES ON THE MARKET COULD  RESULT  IN  LOWER  STOCK PRICES WHEN
CONVERTED

        Overhang can translate into a potential decrease in DSEN's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, DSEN's market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

SHORT SELLING  COMMON  STOCK BY WARRANT AND CONVERTIBLE NOTE HOLDERS
MAY DRIVE
DOWN THE MARKET PRICE OF DSEN'S STOCK.

      The warrant and convertible note holders may sell shares of DSEN's common stock on the market before exercising the warrant or converting the notes. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of DSEN's stock's market price.

DSEN'S COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN DSEN'S SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN DSEN'S STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN DSEN'S STOCK.

      DSEN's shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

   -The  bid  and offer price  quotes  for  the penny stock, and the number of shares to which the quoted prices apply.
   -The brokerage firm's compensation for the trade.
   -The compensation received by the brokerages firm's salesperson for the trade.

In addition, the brokerage firm must send the investor:

    -Monthly  account statement that  gives  an   estimate   of  the
     value of each penny stock in your account.
    -A  written   statement   of   your   financial   situation  and
     investment goals.

Legal remedies, which may be available to you, are as follows:

   -If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
   -If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
   -If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.


       If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

RESALE  RESTRICTIONS  ON TRANSFERRING "PENNY  STOCKS"  ARE SOMETIMES
IMPOSED   BY SOME STATES, WHICH MAY MAKE TRANSACTIONS IN  OUR  STOCK
CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

       Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the
Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

DSEN'S ABSENCE  OF  DIVIDENDS  OR  THE  ABILITY TO PAY THEM PLACES A
LIMITATION ON
ANY INVESTORS RETURN.

       DSEN anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, DSEN does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of DSEN's Board of Directors and will depend on DSEN's general business condition.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE, MAKING AN INVESTMENT IN DSEN RISKY.

       The market price for our common stock has been and is likely to continue to be highly volatile and subject to wide fluctuations in response to factors including the following:

-  actual or anticipated  fluctuations  in  our  quarterly operating results,
-  announcements of new services by us or our competitors,
-  changes  in  the  economic performance or  market valuations   of
   other companies involved in call center services or market research services,
- announcements by our competitors of significant acquisitions, new strategic alliances, joint ventures or capital commitments,
-  additions or departures of key personnel,
-  potential litigation,  or
-  economic conditions in the outsourced call center market.

Over the last three years the price range of our stock has been as high as $1.30 and as low as $0.24. (For a more detailed breakdown, please see the "Market for Common Equity and Related Stockholder Matters" section below).

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

        This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our
future.   Forward-looking statements include statements about our:

      Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

       These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them. We have no obligation to update or revise these forward-looking statements to reflect future events.

USE OF PROCEEDS

        DSEN will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There is a warrant being issued with the current funding. If the warrant was exercised, the maximum DSEN would receive are proceeds of approximately $937,500.

      If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock's current Market Price per share is $2.00 per share, the holder will receive 62,500 shares of Common Stock.

        The proceeds, if any, that DSEN receives from the exercise of warrants will be used for working capital in support of the growing business.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "DSEN". The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.



Fiscal YearQuarter Ended     	High *Low *


2001       March 31,2001     	$3.00 $1.80
           June 30, 2001     	$3.40 $1.40
           September 30, 2001	$2.20 $0.70
           December 31, 2001 	$2.20 $0.70

2002       March 31, 2002    	$1.30 $0.50
           June 30, 2002     	$1.35 $0.60
           September 30, 2002	$1.20 $0.40
           December 31, 2002 	$1.00 $0.35

2003       March 31, 2003    	$0.80 $0.40
           June 30, 2003     	$1.10 $0.40
           September 30, 2003	$1.00 $0.70
           December 31, 2003	$0.90 $0.60

2004       March 31, 2004    	$2.50 $0.60
           June 30, 2004     	$1.20 $0.50
           September 30, 2004	$0.60 $0.40
           December 31, 2004 	$0.90 $0.35

2005       March 31, 2005    	$.090 $0.21
           June 30, 2005     	$0.50 $0.39
           September 30, 2005	$0.48 $0.27
           December 31, 2005 	$0.35 $0.22




* Adjusted for the 10 to one reverse split.

       DSEN  has  not  declared or paid any cash dividends   on  the
common stock and does not anticipate that any cash dividends will be paid in the foreseeable future.

       As    of   December   31,  2005  there   were   approximately
719  registered  shareholders   of  the  DSENs   Common   Stock  and
17,232,290  shares  issued  and outstanding.

Transfer Agent and Registrar

      DSEN's transfer agent is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, OR 97204.

                          Summary Financial Information

       The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of
DSEN and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                   		  Year ended December 31, 	Nine Months Ended September 30,
                                           	     2004       2003			2005         2004
                                              		(Audited)			   (Unaudited)
						  -----------	-----------	-------------	   ------------
Revenue                               		  $ 8,471,440   $ 7,057,087  	$   6,864,011  	   $  6,380,488
Cost of Revenue                         	    7,071,784     4,039,344	    5,718,341         5,091,217
						  -----------	-----------	-------------	   ------------
Gross Margin                            	    1,399,656     3,017,743	    1,145,670         1,289,271
Selling General and Administrative      	    2,430,666     2,633,934	    1,409,080 	      1,014,082
Depreciation & Amortization               	      270,893       340,231	      131,885       	256,133
Costs  associated with asset impairment   	      328,492             -		    -	 	      -
Contingent accrual                             		    -       292,500
Lawsuit Liability                              		    -        45,000
						  -----------	-----------	-------------	   ------------
      Total Expenses                    	    3,030,051     3,311,665	    1,540,965 	      1,270,215

Operating Income                       		   (1,630,395)     (293,922)	     (395,295)	         19,056

Total Other Income (Expense)           		   (2,690,970)       47,389	    2,127,631	         (6,126)
						  -----------	-----------	-------------	   ------------
Net Income (Loss)                      		   (4,321,365)	 $ (246,533)	    2,127,631      	 12,930

Discontinued Operations                		   (1,731,001)            -                 -		      -

Net Income (Loss) after
Discontinued operations               		 $ (6,052,366)	 $ (246,533) 	$   1,732,336       	 12,930

Basic Weighted average Common Shares
outstanding                            		   15,671,867  	  9,617,251*	   17,099,415	     15,510,066*

Net income (loss) per share (basic)     	 $	(0.28)   $   (0.03)* 	$	 0.10 	    $     (0.00)

Discontinued Operations          		 $	(0.11)   $   (0.00)
Basic Net Income per share
   After discontinued operations        	 $	(0.39)   $   (0.03)


Diluted Weighted average Common Shares
outstanding                            		   16,594,223    9,617,251*	   28,390,550        15,510,066*

Net income (loss) per share (diluted)   	$	(0.26)   $  (0.03)* 	$	 0.06	    $     (0.00)

Discontinued Operations           		$	(0.10)   $  (0.00)
						  -----------	-----------	-------------	   ------------
Diluted Net Income per share
   After Discontinued Operations        	$	(0.36)   $  (0.03)



Total Assets                          		$   5,804,398  	 $ 7,538,220 	$    4,581,861       $  7,678,870
Total Liabilities                     		$   6,363,114    $ 1,695,648	$    4,293,009       $  1,339,505
Shareholders' equity                  		$    (558,716)   $ 5,531,435    $      288,852       $  6,339,365

 * Adjusted for ten to one reverse split



  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
PLAN OF
                  OPERATION

Introduction

    The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes to those financial statements included elsewhere in this prospectus. The following discussion includes forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus.

Overview

Datascension Inc, through its sole subsidiary Datascension International, Inc, is engaged in data gathering and conducting outsourced market research. Its expertise is in the collection, storage, and processing of data. Datascension International's management team has over 30 years of experience in working with clients to gather the information they need to make changes or advancements to their operations. Datascension International services a variety of industries and customers (including the hospitality, entertainment, and automotive sectors) with emphasis and commitment to customer service, quality assurance and on-time project management.

Critical Accounting Policies and Estimates

Our discussion and analysis of financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. These estimates and assumptions provide a basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and these differences may be material.

We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Foreign Currency

   DSEN maintains its accounting records in U.S. dollars and all payments are made in US dollars. Any resulting foreign exchange fluctuations do not affect the payment of employees, contract labor or off shore operations.

   Datascension interacts with Costa Rica and the Dominican Republic in two ways; 1) leasing of property, and 2) leasing of workers. Datascension pays companies incorporated in their respective counties for their services. Datascension directs the workers on how to perform their job; the worker leasing company takes care of all government reporting that may be required. Therefore there are no government regulations that affect our operations and we are not aware of any government regulations, if any, that would be applicable to those entities that we do business with that would affect us.

Revenue Recognition.

   We recognize revenues when survey data is delivered to the client in accordance with the terms of our agreements.Research products are delivered within a short period,generally ranging from a few days to approximately eight weeks. An appropriate deferral is made for direct costs related to contracts in process, and no revenue is recognized until delivery of the data has taken place. Billings rendered in advance of services being performed, as well as customer deposits received in advance, are recorded as a current liability included in deferred revenue. We are required to estimate contract losses, if any, and provide for such losses in the period they are determined and estimable. We do not believe that there are realistic alternatives to our revenue recognition policy given the short period of service delivery and the requirement to deliver completed surveys to our customers.We do not believe there is significant risk of recognizing revenue prematurely since our contracts are standardized, the earnings process is short and no single project accounts for a significant portion of our revenue.

Intangible Assets

The Company has adopted SFAS No. 142, "Goodwill and Other Intangible Assets", which requires that goodwill and other indefinite lived intangible assets are no longer amortized, but reviewed annually, or sooner if deemed necessary, for impairment. Under guidance from SFAS No. 142, management has determined that the assets in the company determined to be discontinued operations should be impaired. The respective assets have been written down. See Note 13 Discontinued Operations.

Convertible Debt Financing and Derivative Liabilities

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the company has reviewed the terms of its existing convertible debt financing and the holder's conversion right provision (collectively, the features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments. Because the terms of the 2004 convertible note require such classification, the accounting rules required additional convertible notes and non-employee warrants to also be classified as liabilities, regardless of the terms of the new notes and / or warrants. Were the 2004 convertible notes to not have contained those terms or even if the 2004 transaction were not entered into, it could have altered the treatment of the March 31, 2005 notes and the conversion features of the latter agreement may have resulted in a different accounting treatment from the liability classification. The March 31, 2005 note, as well as any subsequent convertible notes or warrants, will be treated as derivative liabilities until all such provisions are settled. (See Convertible Debt Notes to Financial Statements for more information)

During the year ended December 31, 2004, we recorded an aggregate other expense item of $2,489,116, of which, $1,639,953 (expense) and $849,163 (expense) related to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability. During the year ended December 31, 2003, there was no income or expense items related to convertible debt as there was none outstanding.

During the nine months ended September 30, 2005, we recorded an aggregate other income item of $2,863,902, of which, $1,529,217 (income) and $1,334,685 (income) related to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability. During the nine months ended September 30, 2004, there was no income or expense items related to convertible debt as there was none outstanding.

For the nine months ended September 30, 2005, we recorded an aggregate other income item of $2,863,902, of which $1,540,022 of other income related to the decrease in value of the debt features on the $1.875 million convertible note, $1,311,352 of other income related to the decrease in warrant liability related to the warrants granted in November 2004 to the holder's of the $1.875 million convertible note, $23,333 of other income item related to the decrease in warrant liability on the warrants granted to the holders of the March 2005 $125,000 convertible note, and finally $10,805 of other expense related to an increase in value of the derivative liability related to the debt features of the March 2005 $125,000 convertible note. A tabular reconciliation of this adjustment follows:

For the nine months ended September 30, 2005:

  $1,540,022 income, decrease in value of 2004 derivative liability
   1,311,352 income, decrease in value of 2004 warrant liability
     (10,805)expense, increase in 2005 derivative liability
      23,333 income, decrease in value of 2005 warrant liability
   ----------
  $2,863,902 Total of other income related to convertible debt


For the nine months ended September 30, 2005, the company recorded $483,100 of interest expense related to the accretion of debt related to the convertible financing.
For the nine months ended September 30, 2005:

$457,360 of interest expense related to accretion of 2004
	 convertible debt
  25,740 of interest expense related to accretion of 2005
	 convertible debt
--------
$483,100 Total interest expense related to convertible debt

The recorded value of the debt features related to the Notes can fluctuate significantly based on fluctuations in the fair value of the Company's common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants. Additional details of the convertible notes are included in our notes to the financial statements.

Asset valuation.

On December 31, 2004 the company reviewed any need for impairment of assets per SFAS 144. A loan is considered impaired if it is probable that the creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. In evaluating the impairment of the assets of the company at year end, the company considered, among other items, (1) materiality of the asset, (2) previous loss experience, and (3) assets that are not readily marketable or susceptible to decline in value

After discussions with the Board and with the management of both Datascension, and Nutek Oil, it was determined to be in the best interest of the Company and shareholders for the note to be converted to stock and distributed to the shareholders.

Pursuant to the previous dividends on August 1, 2001 and January 8, 2004, the company determined it was in the best interest of it's shareholders to convert the balance of the note into the common stock of Nutek Oil and distribute the pro rata shares to our shareholders. This coincides with managements plan to write off any assets which are attributable to the history of the company which are non-operational in nature, etc.

As of the December 31, 2004, the value of the loan to be converted was $1,015,014 and was classified on the balance sheet of the Company as an Asset Held For Sale.

The stock of Nutek Oil traded over $1.00 during the week of the conversion to settle the debt owed to Datascension. Management feels strongly that the shareholders and company were never at risk of losing the value of the receivable. When Datascension made the agreement to convert the receivable into the stock of Nutek Oil, it was agreed to be converted at the $1,015,014 value of stock. The number of shares was only later determined based on the then average price of $1.06.

Pursuant to the company's review of APB 29, par. 25, "the determination of value of non-monetary transactions should be determined by referring to estimated realizable values in cash transactions of the same or similar assets, quoted market prices, independent appraisals, estimated fair values of assets or services received in exchange, and other available evidence." Management feels the valuation is correct due to the quoted market prices at the time of the transaction and estimated fair value of assets received. The note was derived upon the sale of assets to Nutek Oil and then the note was settled by common stock worth that same amount.

A total of $1,015,014 worth of securities is to be issued to settle the debt. Full credit for the value of $1,015,014 is to be received as it is to be settled with an equity equivalent to the full value of the note, so management does not feel there is any risk to shareholders or the company, nor was it deemed necessary for there to be a need to impair the receivable. The 5 day average was used to determine the price for the settlement of the note receivable, this average was $1.06. Since the note was settled with stock and the trading price of the stock was over $1.06, the company chose $1.06 as the conversion amount to use, and thus the 957,349 shares to be issued was based on that amount.




Plan of Operation

Short-Term Objectives:

     - Continued expansion of outbound production hours
     - The  building  of  additional  infrastructure  in   terms  of
equipment  and staff
     - Expansion of non call center activities: computer programming
     - Continued installation of predictive dialers to reduce overhead. Predictive dialers automate the dialing process for our interviewers which in turn increase the productivity per employee resulting in lower costs. A predictive dialer is a telephone system that has the ability to automatically call out using algorithms to speed up or slow down the dialing process. Once the system has detected a live person, the system transfers the call to an available agent.

Long-Term Objectives:

      - Secure additional business  opportunities  for  Datascension
International.
     -  Expansion  of  non  call center activities: inbound customer service
     - Expand Spanish speaking interviewing
       - Grow the Datascension International operations extensively through acquisitions of smaller call center operations which stand to benefit from the work being shifted overseas.

Management has determined it was in the best interests of shareholders to write off all impaired assets and operations which were not material and conflicted with the core operation of DSEN, the market research industry. This write down of discontinued operations includes the assets and activities of SRC International and Kristi & Company. The assets and ownership of Nutek Oil and Century Innovations have been distributed as well in the form of dividends to shareholders of DSEN.

      DSEN had four subsidiaries which were disposed of as follows: the non operating entities, Kristi & Co, Inc. and SRC International were discontinued and written down as of December 31, 2004. Century Innovations, Inc and Nutek Oil, Inc have been spun off as separate operating entities which are managed and operated by independent management.

     Nutek Oil was disposed of by issuing a dividend of the shares held by the parent company to the shareholders of the parent company. The stock dividend was distributed to owners of DSEN's common stock as of the record date in a ratio of one share of dividend stock in the subsidiary for every 500 shares of common stock owned in Datascension, Inc. The removal of Nutek Oil from the financials had little or no impact on DSEN's financial results.

     Century Innovations was disposed of by  issuing  a dividend  of the shares held by the parent company to the shareholders of the parent company. The stock dividend was distributed to owners of DSEN's common stock as of the record date in a ratio of one share of dividend stock in the subsidiary for every 300 shares of common stock owned in Datascension, Inc. DSEN has distributed all but 10% of its ownership in Century to Century as Treasury Stock on the books of Century. It will remain as Treasury Stock on the books of Century until the effectiveness of a Form 10 registration to be filed by Century. Within sixty (60) days of the Form 10's effectiveness, Century will work with DSEN to distribute the shares to the then current Datascension shareholders.

     As  a  result  of receiving the current funding, the  plans  to
spin   off  Datascension  International have  been  placed  on  hold indefinitely.

     In addition, the decision to remove Century Innovations and write down the impaired assets in the non operating subsidiaries was made so the single focus of DSEN is the call center operation. The recently announced

                                      18
change  in  management  is  furthering    the    goal    of   having
Datascension International be the main focus of DSEN.

      DSEN has expensed all asset values and costs associated with these entities as a line item called Discontinued Operations on the income statement. DSEN does not see any material impact to operations moving forward as a result of the disposal of these assets, nor does DSEN intend to establish any trends related to the spin off of subsidiaries.

     The two primary goals DSEN continues to focus on and which management believes will allow DSEN to continue its growth are as follows:

      First, focusing on the year-over-year growth in net revenue of DSEN; and secondly, to continue to make steady progress on our initiatives to diversify our sources of revenue. To this end, DSEN recently began the implementation of an expanded in-house programming department to be able to offer clients the programming services for online market research. DSEN is also continuing to explore further outsourced research opportunities that could leverage the capacity of our current operations.

      DSEN has begun to offer the services of the in-house programming department in July and recently secured a relationship with Harris Interactive, a large research and consulting firm, to provide programming. This relationship is anticipated to be worth approximately $1.5 million annual revenue to DSEN.

     The revenue from the in-house programming is anticipated to reach approximately 15% of total current revenue but DSEN intends to raise that percentage in the future as we attract more clients. It will impact DSEN in that by offering this service we diversifying our product line which we hope when we receive programming only projects we can leverage those clients into utilizing our call center.

     More importantly however, the divesture and write downs on the non-operational and impaired assets will allow management the benefit of focusing on a single core operation and allow the investment community to better understand the core operations of DSEN and its single focus moving forward.

RESULTS OF OPERATIONS

      Analysis of the quarter ended September 30, 2005 compared to the quarter ended September 30, 2004.

For the three-months, ended September 30, 2005, DSEN has generated $2,365,454 in revenues compared to $2,101,033 in revenues for the three-months ended September 30, 2004, for an increase of $264,421. The increase in revenue is a result of an increase in new clients, and an increase in our hourly billing rates.

Cost of goods sold for the three-months ended September 30, 2005 was $2,127,257 compared to $1,663,996 for the three-months ended September 30, 2004 or an increase of $463,261. This increase is a result in an increased cost of payroll, along with an increase in work with clients.

Total general and administrative expenses increased to $560,697 for the three- months ended September 30, 2005 from $371,393 for the three months ended September 30, 2004, a net increase of $189,304. This increase is related to the increased insurance costs, travel expenses and administrative overhead costs.

Depreciation expense for the three-months ended September 30, 2005 was $44,888 compared to $85,646 for the three-months ended September 30, 2004, a decrease of $40,758. The decrease resulted from the disposal and write down of assets in the fourth quarter of 2004.

Interest expense for the three-months ended September 30, 2005 was $81,362 compared to $20,697 for the three-months ended September 30, 2004 an increase of $60,665. This increase is due to the amortization of the financing costs and additional interest cost related to the purchase of predictive dialers.

Datascension generated a net loss of $377,925 for the three months ended September 30, 2005, versus net income of $16,651 for the same period in 2004. The increase in losses of $394,576 is a result of the increased payroll costs, as well as the increased expenses related to the value of the derivative liabilities associated with the convertible financing the company received in November 2004, and March 2005. For the nine months ended September 30, 2005, DSEN has increased its working capital position by a net amount of $1,728,165 from negative $3,874,229 as of December 31, 2004 to ($2,146,064) as of September 30, 2005. This is due to a decrease in cash of $352,869, as well as a decrease in accounts receivable of $14,443 and a decrease in prepaid expenses of
$149,258, a decrease in accounts payable of $54,322, increase in convertible debt of $626,650, increase in short term notes payable of $143,359, a decrease in the derivative and warrant liabilities of $2,797,569, and a decrease in other current liabilities of $162,853.

Significant Subsequent Events occurring after September 30, 2005:

      None.

Capital Resources and Liquidity

Liquidity

Management believes that its current client contracts and receivables will meet its minimum general and administrative cost requirements and provide the basic liquidity Datascension needs to operate at current levels over the next twelve months. However, additional funding will be needed to cover the expenses over the next several months related to the expansion of our facilities and hiring and training of new employees.

For the nine months ended September 30, 2005, DSEN has increased its working capital position by a net amount of $1,728,165 from negative $3,874,229 as of December 31, 2004 to ($2,146,064) as of
September 30, 2005. This is due to a decrease in cash of $352,869, as well as a decrease in accounts receivable of $14,443 and a decrease in prepaid expenses of $149,258, a decrease in accounts payable of $54,322, increase in convertible debt of $626,650, increase in short term notes payable of $143,359, a decrease in the derivative and warrant liabilities of $2,797,569, and a decrease in other current liabilities of $162,853.

Capital Resources

   The Registrant's capital resources are comprised primarily of private investors, including members of management, who are either existing contacts of Datascension's management or who come to the attention of the Registrant through brokers, financial institutions and other intermediaries. Datascension's access to capital is always dependent upon general financial market conditions, especially those which pertain to venture capital situations such as oil and gas exploration companies.

    On  September  30,  2005  DSEN had total  assets  of  $4,581,861 compared to $7,678,870 on September 30, 2004, a decrease of $3,097,009. The reason for the decrease in assets is a result of the decrease in prepaid expenses of $200,128, an increase in accounts receivable of $233,055, an increase in cash of $69,423, as well as a decrease in deposits of $8,151, and a decrease in website assets of $25,070, along with the write down of assets at year end 2004. DSEN had a total stockholders' equity of $288,852 on September 30, 2005 compared to $6,262,797 on September 30, 2004, a decrease in equity of $5,973,945, which is due in part to the $1,015,014 conversion and distribution of the DSEN's loan to Nutek Oil, Inc., the write down of discontinued operations of $1,731,001, as well as the distribution of the Company's ownership in Century Innovations of $976,221.

   All assets are booked at historical purchase price and there is no variance between book value and the purchase price.

   On September 30, 2005 DSEN had Property and Equipment of $995,543 compared to $1,769,148 on September 30, 2004, or a decrease of $773,605 which is a result of the write off of property and equipment at the end of 2004, along with a offsetting purchase of predictive dialers during the 9 months ended September 30, 2005.

   As discussed  above  DSEN intends to meet its financial needs for
operations  through  the  collection   of  accounts  receivable  and
servicing of current contracts.

     DSEN's capital resources are comprised primarily of private investors, who are either existing contacts of the Registrant's management or who come to the attention of the Registrant through brokers, financial institutions and other intermediaries. The Registrant's access to capital is always dependent upon general financial market conditions. The Registrant's capital resources are not anticipated to change materially in 2005.

   DSEN has financed operations through the collections of accounts receivable, servicing of existing contracts and the sale of common stock and through financing from financial institutions. In order to sustain operations in the near term, it is anticipated that DSEN has sufficient working capital due to the fact that on November 17, 2004 we issued $1,875,000 in convertible notes, receiving net proceeds of $1,657,500.



                              20

    DSEN's future capital requirements will depend on numerous factors, including the profitability of our research projects and our ability to control costs. We believe that our current assets will be sufficient to meet our operating expenses and capital expenditures. However, we cannot predict when and if any additional capital contributions may be needed and we may need to seek one or more substantial new investors. New investors could cause substantial dilution to existing stockholders.

    There can be no assurances that DSEN will be successful in raising additional capital via debt or equity funding, or that any such transactions, if consummated, will be on terms favorable to DSEN. In the event that additional capital is not obtained from other sources, it may become necessary to alter development plans or otherwise abandon certain ventures.

    If DSEN needs to raise additional funds in order to fund expansion, develop new or enhanced services or products, respond to competitive pressures or acquire complementary products, businesses or technologies, any additional funds raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of DSEN will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of DSEN's Common Stock. DSEN does not currently have any contractual restrictions on its ability to incur debt and, accordingly, DSEN could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict DSEN's operations.

Off-Balance Sheet Arrangements.

        DSEN  currently  does  not  have   any   off-balance   sheet
arrangements.

YEAR ENDED  DECEMBER  31,  2004  COMPARED TO YEAR ENDED DECEMBER 31,
2003

       Analysis of the calendar year ended December 31, 2004 compared to the calendar year ended December 31, 2003. The company has restated its year ended December 31, 2004 and 2003 financial statements.

      For the calendar year, ended December 31, 2004, DSEN has generated $8,471,440 in revenues compared to $7,057,087 in revenues for the period ended December 31, 2003, for an increase of $1,414,353. The increase in revenue is a result of an increase in new clients, along with an increase in our hourly billing rates.

      Cost of goods sold for the year ended December 31, 2004 was $7,071,784 compared to $4,039,344 for the period ended December 31, 2003 or an increase of $3,032,440. This increase consists of the following: approximately $2,878,000 increase related to direct payroll costs due to an increase in the cost per hour of employees and increase in revenue / hourly billings, there was a corresponding increase in the cost of goods sold, with an additional increase in direct licensing fees of $128,795 and increases in discounts to clients of $25,526.

Total operating expenses decreased to $3,030,051 for the calendar year ended December 31, 2004 from $3,311,665 for the calendar year ended December 31, 2003, a net decrease of $281,614. The decrease in expenses was a result of the productivity increases in personnel as well as reduction in overhead for the company.

      Depreciation and amortization expense for the calendar year ended December 31, 2004 was $270,893 compared to $340,231 for the calendar year ended December 31, 2003, a decrease of $69,338. The decrease resulted from the disposal and write down of assets in the fourth quarter of 2004.

       Interest expense for the calendar year ended December 31, 2004 was $216,507 compared to $97,728 for the calendar year ended December 31, 2003 an increase of $118,779 which was a result of additional interest cost related to the purchase of predictive dialers and the interest associated with the convertible debt.

Forgiveness of debt for the year ended December 31, 2004 was $55,000 compared to $99,274 for the same period prior year or a decrease of $44,274. The decrease was a result of most of the debts with negotiated settlements occurred in 2003 with the remaining amount management feels was available for settlement at less than the face amount in 2004.


    Other expenses related to the convertible debt was $2,489,116, as well as the interest expenses related to the convertible debt for the year ended December 31, 2004 was $52,300.

     The  loss  from  discontinued  operations  for the  year  ended
December 31, 2004 was $1,731,001. This loss is made up of the following: the disposal and write down of Kristi and Co, Inc. of $295,735; SRC International, Inc, of $322,010; the write off of prepaid items of $129,980; asset impairment of $206,432; write-offs of plant and equipment of $192,792 and inventory of $64,070 not assumed by Century Innovations in the spin-off; the reduction in subscribed stock of $374,941 and additional administrative costs of $145,041 related to the discontinued operations.

   The Company generated a net loss after discontinued operations of $6,052,366 for the same period. This compares to $7,057,087 in revenues and a net loss of $246,533 for the calendar year ended December 31, 2003. The increase in losses of $5,805,833 is a result of the discontinued operations of $1,731,001; increased payroll costs of approximately $1,390,000; the other expenses related to the convertible debt of $2,489,116; the interest expenses related to the convertible debt in the amount of $52,300; increased interest expense in the amount of $118,779 from the prior year and increase in miscellaneous costs of $24,637.

Liquidity and Capital Resources

       For the calendar year ended December 31, 2004, DSEN has decreased its working capital position by a net amount of $3,840,801 from negative $33,428 as of December 31, 2003 to negative $3,874,229 as of December 31, 2004 as a result of the increase in liabilities related to the convertible debt. This decrease is due to a $433,702 increase in cash, a $446,275 increase in accounts receivable, offset by an increase in accrued liabilities of $1,208,503, an increase in the derivative liability of $2,408,178, an increase in the warrant liability of $1,785,877, offset in part by a decrease in accrued contingent liabilities of $338,461, a decrease in the line of credit of $449,650, and a decrease in the notes payable to related parties of $268,502, as well as a net decrease of $140,295 of other assets and a net increase of $234,538 of other liabilities.

      Management believes that its revenues from operations and collections on accounts receivable will meet its minimum general and administrative cost requirements and provide the basic liquidity DSEN needs to operate at current levels over the next twelve months. Currently, DSEN has a monthly cost requirement of approximately $202,369 for operations (see schedule on page 24) and is expecting monthly cash flow in 2005 of $213,303. The short term source of liquidity is from operations. Any long term needs that are above and beyond what is derived from operations would come from outside sources. The long term needs and possible sources of funds are not identified at this time. If required, DSEN could stop growing and hold operations at the current level without any need for additional funding. However, additional funding will be required to execute its business plan of expanding the Costa Rica operations in order to expand the inbound call center initiative. The balance of the funding required to execute DSEN's planning will need to be obtained from other sources such as debt or the sale of additional equity.

       The expected monthly cash flow is based on existing business and collections. The expected $213,303 is based on average collections for the company of approximately $956,127 per month, minus the $202,369 of monthly cost requirement, and the $513,186 of variable costs related our contract labor which is paid every month. The latter estimates are based on a review of the average collections over 90 and 120 day periods. The company reviewed the trailing three, four, and five month collection and cash receipts cycles between January 2004 through May 2005. Additionally, the same formulas and time periods were reviewed in calculating the variable costs required for the company's contract labor every month.

      The call center initiative is as follows: we currently utilize the majority of our interviewing stations for no more than six hours per day. The majority of those six hour shifts are during the early afternoon/evening. We are pursuing customer service related business activities that would enable us to utilize our stations during the daytime hours when the majority of stations currently sit idle.

      On December 31, 2004 DSEN had total assets of $5,804,398 compared to $7,538,220 on December 31, 2003, a decrease of $1,733,822. The reason for the decrease in assets is a result of the increase in cash related to the convertible funding at the end of the year of $433,702, along with a corresponding a decrease in the asset values of the discontinued operations and investment in Century Innovations of $2,378,673 and a net increase of $147,511 related to account receivable increase, inventory decrease and payments on notes receivable as well as the reduction in asset value due to depreciation. DSEN had a total stockholders' equity of $(558,716) on December 31, 2004 compared to $5,531,435 on December 31, 2003, a decrease in equity of $6,090,151.

       All assets are booked at historical purchase price and there is no variance between book value and the purchase price.

      On December  31,  2004  DSEN  had  Property  and  Equipment of
$681,346  compared  to  $3,374,421  on December  31,  2003,   or   a
decrease of $2,693,075 which is a result of the spin off of Nutek Oil, Century Innovations and the write down of assets for non-operational entities, SRC International and Kristi and Co, Inc., along with an impairment of assets in Dominican Republic.

The fixed and ongoing expenses of Datascension are as follows:

Accounts Payable and Accrued Liabilities

DSEN has $135,533 in accounts payable and approximately $1,390,880 in accrued payroll costs for the operations of the California, Nevada, Costa Rica, and Dominican Republic location as of December 31, 2004.

Long-term notes payable consists of the following at December 31, 2004:

Note payable to a vendor, no specific repayments terms
and no stated interest rate.  Secured by assets.       		$    40,000

Note payable to a vendor, monthly payments of 			$	348
inclusive of 7% annual interest through September 2006,
secured by equipment.                                                 6,245

Note payable to a vendor, monthly payments
of $7,375 inclusive of 10.83% annual interest through
December 2006, secured by equipment.				    158,510

Note payable to a vendor, monthly payments of $906,
inclusive of 12% annual interest through February 2006,
secured by equipment
                                                                     15,000
								    219,755
Less current portion						   (116,207)
                                                                 ----------

Total                                                      	 $  103,548

Principal maturities are as follows:

      Twelve months ended December 31,
                        2005    $       4,125
                        2006           33,893
                        2007           65,530

				-------------
                                $     103,548


Additionally, DSEN has the following short term notes payable as of
December
31, 2004.
      Dell Financial Services       $   3,467
      Public Relations Contract        60,000
      Wells Fargo Credit Card          48,577
      Advanta Credit Card               9,698
                                    ---------
            Total                     121,742

At December 31, 2004, aggregate future minimum payments under these leases, are as follows:
                  Twelve months ended December 31,
            2005                           $     152,141
            2006                                 133,259
            2007                                 105,773
            2008                                 105,773
            Thereafter                                 -

					   -------------
            Total minimum lease payments   $     496,946


                                      23

Convertible debentures consist  of  the  following  at  December
31, 2004, and December 31, 2003:

                                                2004		  2003
8%  convertible subordinated debentures,
due in November 2007, convertible
into shares of common  stock  at                1,875,000	     -
any time prior to maturity.
Interest is payable quarterly,
and principal is due at maturity.
                                                ---------	  ----
						1,875,000     	     -
Less:  Discount being accreted		       (1,652,639)	    (-)
Plus:  Accrued interest                            18,750           (-)
                                                ---------	  ----
Total debt					  241,111	     -
Less: current portion				       (0)	    (-)
                                                ---------	  ----
Convertible debentures, less current portion    $ 241,111  	  $  -
                                                ---------	  ----


Included in the above values is $18,750 of accrued interest related to the convertible notes as of December 31, 2004.

Fixed recurring Selling, General and Administrative expenses would be as follows:

                                       Estimated monthly average
						2005

        Salaries and Benefits                 $121,912
        Rent                                  $ 38,814
        Equipment Lease/Rental                $ 17,227
        Telephone and Communications          $  5,931
        Licensing Fees                        $ 15,882
        Other                                 $  2,603
                                              --------
        Total Monthly Fixed SG&A costs        $202,369

Estimated future cash requirements

      As  discussed  above   DSEN  intends  to  meet  its  financial
needs  for  operations   through    the   collection   of   accounts
receivable and servicing of current contracts.

        The Registrant's capital resources are comprised primarily of private investors, who are either existing contacts of the
Registrant's management or who come to the attention of the Registrant through brokers, financial institutions and other intermediaries. The Registrant's access to capital is always dependent upon general financial market conditions. The Registrant's capital resources are not anticipated to change materially in 2005.

       DSEN has financed operations through the collections of accounts receivable, servicing of existing contracts and the sale of common stock and through financing from financial institutions. In order to sustain operations in the near term, it is anticipated that DSEN has sufficient working capital due to the fact that on November 17, 2004, we issued $1,875,000 in convertible notes, receiving net proceeds of $1,657,500.

       DSEN's future capital requirements will depend on numerous factors, including the profitability of our research projects and our ability to control costs. We believe that our current assets will be sufficient to meet our operating expenses and capital expenditures. However, we cannot predict when and if any additional capital contributions may be needed and we may need to seek one or more substantial new investors. New investors could cause substantial dilution to existing stockholders.

      There can be no assurances that DSEN will be successful in raising additional capital via debt or equity funding, or that any such transactions, if consummated, will be on terms favorable to DSEN. In the event that additional capital is not obtained from other sources, it may become necessary to alter development plans or otherwise abandon certain ventures.

      If DSEN needs to raise additional funds in order to fund expansion, develop new or enhanced services or products, respond to competitive pressures or acquire complementary products, businesses or technologies, any additional funds raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of DSEN will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of DSEN's Common Stock.

      DSEN has a contractual restriction on its ability to incur debt. Pursuant to subscription agreement for this funding, DSEN cannot file any registration statements or amend any already filed registration statement, including but not limited to Form S-8, with the Commission or with state regulatory authorities without the consent of the note holders until the sooner of (i) this registration statement shall have been current and available for use in connection with the public resale of the underlying shares and warrant shares for 365 days, (ii) until all the shares being registered have been resold or transferred by the note holders pursuant to this registration statement or Rule 144, without regard to volume limitations (i.e. Rule 144k), or (iii) the date the note has been fully paid.

       A  result of this restriction is that any  additional   funds
needed with most likely have to be provided by the current note holders.

In the event that we are required to repay the balance of these notes in cash on demand, we would be forced to seek additional funding which would probably be at a large discount. If we were unable to obtain the additional funding, we may be forced to close down operations (see risk factors for addition discussion).


Expected Significant Changes in the Number of Contract Workers

      DSEN does not expect any significant change in the number of Contract workers over the next 12 months of operations. As noted previously, DSEN currently coordinates most operations using part time employees, consultants and contract labor.

Consulting Contracts over the last twelve months

500,000 pre split shares of restricted stock were issued to Stock Enterprises for services valued at $25,000 based on a fair market value of the stock of $0.05 per share. Shares issued on April 20, 2004.

350,000 pre split shares of common stock were issued to the Law Offices of Michael Morrison (250,000) and the Law Offices of Neil Beller (100,000) for legal services valued at $31,500 based on a fair market value of the stock of $0.09 per share. Shares issued on May 21, 2004.

Material Commitments for Capital Expenditures.

DSEN has made no material commitments for future expansion. When potential expansion or the need for expansion arises, management reviews the potential of each property as its leases come up for renewal and makes a decision whether or not to renew each lease or expand the current facilities, in light of DSEN's business planning at that time.

       The Registrant has no agreements with management, investors, shareholders or anyone else respecting additional financing at this time. Because of the nature of the Registrant's business, there are no trends in the nature of its capital resources which could be considered predictable.


Inflation

      DSEN's  results   of   operations   have  not been affected by
inflation and management does not expect inflation to have a material impact on its operations in the future.

Off-Balance Sheet Arrangements.

        DSEN   currently   does   not  have  any  off-balance  sheet
arrangements.

Other Events,

The proposed spin off of Datascension International has been postponed indefinitely as a result of the current funding.

Nutek Oil issued an initial dividend to shareholders of the parent in 2001 with the remaining dividend issued in December 2003 completing the spin-off. Nutek Oil currently trades on the pinksheets. Nutek Oil filed a Form 10SB registration statement with the Securities and Exchange Commission on April 30, 2004.

Century  was  spun  off  on  12/31/04.   They   will   be  filing  a
registration statement in the near future.

SRC  International  Inc.  has  not  been sold and the  assets   were
written  off on 12/31/2004.

OUR BUSINESS

ITEM 1.  DESCRIPTION OF BUSINESS.

Business Development

DSEN was incorporated under the laws of the State of Nevada, on August 23,1991, under the name Swiss Technique, Inc. The original articles of DSEN authorized the issuance of fifty million (50,000,000) shares of common stock with a par value of $0.001. On August 23, 1991, pursuant to Section 78.486, Nevada
Revised Statutes as amended, DSEN filed with the Nevada Secretary of State articles of merger, whereby DSEN merged with Sun Investments, Inc., a Utah corporation. On April 10, 1992, DSEN, filed an amendment to the articles of incorporation authorizing five million (5,000,000) shares of Preferred Stock, par value of $0.001, with such rights, preferences and designations, to be issued in such series as determined by the board of directors of DSEN. DSEN on March 3, 1995, changed its name from Swiss Technique, Inc., to Nutek, Inc. On September 20, 1997, DSEN filed with the Nevada Secretary of State a plan of reorganization and agreement between itself and International Licensing Group, Inc., a Delaware Corporation.

On December 31, 2000,  there were 45,188,132 outstanding  shares  of
Common Stock issued and outstanding and 793,500 shares of Preferred Stock issued or outstanding. The approval of the Articles of Amendment requires the written consent of the holders of a majority of the outstanding shares of the Common Stock, and each share of the Common Stock was entitled to one vote with respect of the approval of the Certificate of Amendment of the Articles of Incorporation. By written consent in lieu of a meeting, stockholders of 22,842,754 shares of the Common Stock approved the corporate actions.

The Certificate of Amendment of the Articles of Incorporation was approved by written consent on January 9, 2001, at a special Company board of directors meeting, and the Certificate of Amendment of the Articles of Incorporation was filed and accepted by the Nevada Secretary of State not to become effective until February 19, 2001.

On February 19, 2001, deleting the existing ARTICLE IV and replacing it in its entirety with the following amendments amended the Articles of Incorporation:

                     "ARTICLE   4:   Authorized  Shares:  The
               aggregate number of shares which the corporation shall have authority to issue shall consist of two hundred million (200,000,000) shares of Common Stock having a $.001 par value, and twenty million
               (20,000,000) shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the board of directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions."

This amendment to the Articles  of  incorporation   has   been  duly
adopted, filed and accepted by the Nevada Secretary of State in accordance with General Corporation Law of the State of Nevada.

On December 24, 2003, DSEN changed its name from Nutek Inc. to Datascension Inc. ("DSEN").

DSEN currently has a single operational subsidiary, Datascension International, Inc. DSEN had four subsidiaries which were disposed of as follows: the non operating entities, Kristi & Co, Inc. and SRC International were discontinued and written down as of December 31, 2004. Century Innovations, Inc and Nutek Oil, Inc have been spun off as separate operating entities which are managed and operated by independent management.

Nutek Oil was disposed of by issuing a dividend of the shares held by the parent company to the shareholders of the parent company. The stock dividend was distributed to owners of DSEN's common stock as of the record date in a

                                      27

ratio of one share of dividend stock in  the  subsidiary   for every
500 shares of common stock owned in Datascension, Inc.

Century Innovations was disposed of by issuing a dividend of the shares held by the parent company to the shareholders of the parent company. The stock dividend was distributed to owners of DSEN's common stock as of the record date in a ratio of one share of dividend stock in the subsidiary for every 300 shares of common stock owned in Datascension, Inc. DSEN has distributed all but 10% of its ownership in Century to Century as Treasury Stock on the books of Century. It will remain as Treasury Stock on the books of Century until the effectiveness of a Form 10 registration to be filed by Century. Within sixty (60) days of the Form 10's effectiveness, Century will work with DSEN to distribute the shares to the then current Datascension shareholders.

DSEN's mailing address is: 145 S. State College Blvd, Suite 350, Brea CA 92821. The company phone number is 714-482-9750 and 714-482-9751 (fax). DSEN's website can be found at www.datascension.com.

Present Business

Datascension    International    Inc.,   the   remaining   operating
subsidiary and focus of DSEN, conducts telephone market research and provides data entry services for third parties.

On  July  2,  2001,  the DSEN  acquired  100%  of  the  issued   and
outstanding stock of Datascension International.

Datascension International is a data gathering and research company specializing in the collection, storage, and processing of data. Datascension International services a variety of industries and customers (including the hospitality, entertainment, and automotive sectors) with emphasis and commitment to customer service, quality assurance and on-time project management.

Principal Products, Services and Principal Markets.

Services

Telephone Interviewing (CATI or Paper):
Currently, DSEN's CATI telephone facility with locations in Brea, California; Costa Rica and the Dominican Republic, contracts approximately 551 part- and full-time telephone interviewers, many of whom are bilingual in Spanish and English. Datascension uses integrated CATI and automatic dialing systems which results in quick turnaround and increased field capacity for phone research projects.

Internet Data Collection:
Datascension   contracts   part-  and  full-time  programming  staff
located in Costa Rica, experienced in designing all types of web surveys, web panels, and data collection sites.

Database Software:
Datascension database  software  allows   the end-user to connect to
DSEN's system via the Internet to run reports and pull data.

Data Storage:
Datascension provides large disk storage hardware for short and long-term document and file archive and retrieval.

Document Processing:
Datascension has developed an expertise in data value ensuring the greatest care in document processing services including clerical handling of documents, coding, data entry, scanning and storage.

Data Reporting and Mining:
Datascension staff can program banners using the latest version of Quantum (SPSS) tabulation software. Datascension staff has experience handling most types of data including ASCII, flat file, CSV, XML and many other formats.

In-bound Customer Service:
Datascension handles customer service calls which cover a wide spectrum of industries. Activities include on-line order booking to technical support for client products and services.

As   of   September  30,    2005,    inbound    customer     service
revenue  contributed approximately 1% of of total revenue.

Bilingual Interviewing:
Datascension contracts a number of bilingual interviewers  who   are
trained in conducting research in both Spanish and English, which allows us to interview our growing Hispanic and Latino audiences.

Major Clients

DSEN has three major clients, The National Research Group and Roper ASW each account for about 10% of sales each year and Sandelman & Associates, which accounts for about 25% of sales each year.

All   of   DSEN`s   revenue  generated  is  from  our   Datascension
International subsidiary, with about 85% of the revenue generated from our telephone interviewing business line in the calendar year of 2003. In 2004 about 92% of the revenue is from the telephone interviewing business with approximately 6% coming from the data services and programming division.

Customers are located through referrals from existing customers and from leads generated by our sales staff.

Not "telemarketing"

Our business does not involve "telemarketing". Telemarketing, in the call center industry, refers to the marketing of goods and services by telephone. We do not market goods or services for clients, but instead conduct interviews and gather
information   from
interviewees. As a result the government regulation of the "do not call list" that has been implemented to stop unsolicited telemarketing does not affect our industry and we are not bound to comply by the Amended Telemarketing Sale Rule
(TSR).

Who Must Comply with the Amended Telemarketing Sale Rule (TSR)?

The amended TSR regulates "telemarketing"- defined in the Rule as "a plan, program, or campaign . . . to induce the purchase of goods or services or a charitable contribution" involving more than one interstate telephone call. (The FCC regulates both intrastate and interstate calling. More information is available from www.fcc.gov.) With some important exceptions, any businesses or individuals that take part in "telemarketing" must comply with the Rule. This is true whether, as "telemarketers," they initiate or receive telephone calls to or from consumers, or as "sellers," they provide, offer to provide, or arrange to provide goods or services to consumers in exchange for payment. It makes no difference whether a company makes or receives calls using low-tech equipment or the newest technology-such as voice response units (VRUs) and other automated systems. Similarly, it makes no difference whether the calls are made from outside the United States; so long as they are made to consumers in the United States, those making the calls, unless otherwise exempt, must comply with the TSR's provisions. If the calls are made to induce the purchase of goods, services, or a charitable contribution, the company is engaging in "telemarketing."

Certain sections of the Rule apply to individuals or companies other than "sellers" or "telemarketers" if these individuals or companies provide substantial assistance or support to sellers or telemarketers. The Rule also applies to individuals or companies that provide telemarketers with unauthorized access to the credit card system.

Competition

The major competitors are as follows:

Datascension   International's    two    largest   competitors   are
both private companies. The first is "Western Wats" and the second is "OAC" (Opinion Access Research).

Western Wats:
Western Wats was founded in 1987. Western Wats states that their goal is to keep their facility small in order to maintain their desired quality and flexibility. Western Wats has 850 Web-enabled CATI stations in 11 interviewing facilities throughout the Intermountain West. Western Wats is the largest privately owned data collection outfit in the United States. The company's website is `www.westernwats.com'.

OAC (Opinion Access Research):
Opinion Access Research is located in Long Island City, New York. The company provides telephone interviewing, tabulating, coding, data entry and printing services to companies performing market research activities. OAC states their strongest asset is their use of Computer Assisted Telephone Interviewing (CATI), predictive dialing, and their ability for remote monitoring. On an annual basis OAC completes over 500,000 telephone interviews. The company's website is `http://www.opinionaccess.com'.

Patents and Trademarks

DSEN has developed DataScan, a suite of proprietary reports for market research survey project accountability. DataScan consists of more than a dozen different reports that provide the ability to monitor in real time the effective incidence, job completes,
production   and   other  data  by call center supervisor group  and
employee.

Datascension has implemented several of the preliminary versions of DataScan reports with its customers and has received tremendous feedback. Datascension provides clients with numerous reports, while additional proprietary DataScan reports are only used by Datascension management to enable proactive adjustments as needed.

Datascension's technology enables real-time monitoring of employees conducting the interviews by Datascension management or clients via an Internet connection. Datascension's DataScan reports capture the data from this real- time monitoring and distill it into multiple reporting formats to enable clients to analyze specific aspects of the project.

DataScan reports allow management to monitor an employee in real time no matter from which location they are operating from. With such detailed and immediate reporting capabilities, DSEN is better able to ensure the accuracy of results on clients' research programs.

Need for any government approval of principal products or services.

Datascension International does not require governmental approval to operate in any of its locations.

Effect of existing or probable governmental regulations on the business

There are no existing or probable government regulations that have or may have an affect on our business.

Research and Development Plan

None

Employees/Contract workers

DSEN currently has both employees and contracted help. The employees are located domestically and the contract workers are located internationally. In total we have five hundred and fifty one (551) individuals working for DSEN, of which as of December 31, 2004 four (4) were Officers and 60 are full-time. As DSEN continues to grow and offer additional services and retain additional clients, it will need to add both full-time and part-time employees/contract workers.

Description of Property:

      The address of the principal office is: 145 S. State College Blvd, Suite 350 Brea California 92821.

      DSEN leases 5,102 square feet of office space at 145 S. State College Blvd, Suite 350 Brea California 92821 with aggregate monthly rent of approximately $8,724. Combined rent recorded during 2004 and 2003 respectfully was $165,894 and $165,894.

      The address of the Costa Rica facility is: Datascension, SA Mall San Pedro Ofimall, San Jose, Costa Rica. This office is approximately 30,000 square with an aggregate monthly rental of $30,000. The facility is leased on a month to month basis.

        The  address  of   the  Dominican  Republic   facility   is:
Datascension,  SA  Zona  Franca  de San Isidro Carretera Base  Aerea
San Isidro km  17  apartado  916   Santo   Domingo  Este,  Dominican
Republic. This office is approximately 5,000 square feet with an aggregate monthly rental of $5,000. The facility is leased on a month to month basis.

       We feel the current locations we use are suitable, adequate, and in good condition for our current as well as for our future operations and business.

       DSEN's headquarters and Datascension International's main facility located in Brea, California, is the centralized location for the majority of its services. This location is the prior offices of Merrill Lynch and iin great condition. The Brea facility covers over 8,000 square feet and is the centralized location for the majority of its services.

      The Costa Rica and Dominican Republic telephone facilities accommodate over 600 interviewing stations and have the ability to expand if needed. In the Costa Rica facility, there are other businesses, banks, a shopping mall and a hotel in the facility, both the security and upkeep are top notch. Across the street from the Costa Rica facility is the local university as well.

Management

Directors and Executive Officers

      The following table sets forth information regarding our executive officers, certain other officers and directors as of March 31, 2005:

      Name                Age    Position/Office       Served Since

 Robert Sandelman         47    Director              May 2005
 David  Scott Kincer      39    COO/Director          September 2001
 Joseph Harmon            28    VP/Director           September 2001


The   following    is    a   brief   description  of  the   business
background  of  the directors and executive officers of DSEN:

David Scott Kincer - CEO/Director

        Mr. Kincer joined Datascension as COO and Director in September 2001, Mr. Kincer has over twenty years experience in collecting, storing an analyzing consumer data. He also has fifteen years of experience managing data collection centers, including seven years of experience in Costa Rica. He co- founded Datascension International in 1999 and became COO of Datascension with the successful acquisition of Datascension International in
2001.     Mr.  Kincer  is   also   the  President  and  Chairman  of
Datascension International and oversees the operations of Datascension International from its main facility in Brea, California. On April 1, 2005 Mr. Kincer began CEO and Chairman of the Board.

Joseph Harmon - VP/Director

        After attending California State University, Mr. Harmon started his career in 1992 at The Verity Group, a full service market research company in Fullerton, CA. At the Verity Group, Mr. Harmon worked his way up to Director of Operations and managed a 300-employee operation. He helped grow the company to a 12 million dollar business and was a key player in the acquisition to The Polk Company in 1997. He then went to Diagnostic Research where he managed Telephone Research. In 1998 The Polk Company brought Mr. Harmon back in as a Sales Manager to help increase sales in the Market Research division. After Polk, Mr. Harmon helped start Datascension and became Vice President. Mr. Harman is also Vice President and a Director of Datascension International.

Robert Sandelman - Director (Datascension International, Inc)

        Mr. Sandelman is president of Sandelman and associates for the past five years and has more than 30 years of marketing and advertising management experience in a variety of consumer product and service industries. Mr. Sandelman earned both his Bachelor's degree and his Master's degree in Business Administration from the

University  of Michigan. He  is a member of the National  Restaurant
Association,   and   the   International  Foodservice  Manufacturers
Association.

        Mr. Conradie resigned as President/CSO and Chairman of the Board on April 1, 2005 in order to concentrate on Nutek Oil. Concurrently, Mr. Conradie transferred control of Datascension to Scott Kincer.

        Mr. Griffith resigned as  CFO  and  Director of Datascension
on   April 1, 2005  in  order  to focus on his  accounting  practice and his duties as CFO  for Nutek Oil.

Significant Employees

         DSEN  has  not   identified   any   employee  who is not an
executive who is expected to make a significant contribution to the business.

Family Relationships

       There  are  no  family  relationships  among  the  directors,
executive officers or  persons  nominated  or  chosen   by   DSEN to
become directors  or  executive officers

Legal Proceedings

      None of DSEN's directors, executive officers or nominees for such office have been involved in any legal proceedings related to bankruptcy of an entity where they held such positions; nor charged or convicted in any criminal proceedings; nor subject to any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or other wise limiting their involvement in any type of business, securities or banking activities; nor found in any manner whatsoever to have violated a federal or state securities or commodities law.

      None of DSEN's officers or directors, nor to the knowledge of DSEN, any of DSEN's control persons, has:

      -     had any bankruptcy petition   filed  by  or  against any
business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

      -      been   convicted in a criminal proceeding or is subject
to a pending criminal proceeding (excluding traffic violations and other minor offenses);


      - been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

       - been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended or vacated.

Committees

       DSEN  does not have any audit,  compensation,  and  executive
committees  of  its   board   of   directors.   The  entire board of
directors is serving as DSEN's audit committee.

Conflicts of Interest

The officers and directors of DSEN are now and may in the future become shareholders, officers or directors of other companies which may be engaged in business activities similar to those conducted by DSEN. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of DSEN or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.

DSEN does not currently


                                      32

have  a  right   of   first  refusal  pertaining  to   opportunities
that   come   to  management's    attention    insofar    as    such
opportunities  may relate to DSEN's proposed business operations.

       The officers and directors are, so long as they are officers or directors of DSEN, subject to the restriction that all opportunities contemplated by DSEN's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to DSEN and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If DSEN or the companies in which the officers and directors are affiliated with both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if DSEN should decline to do so. Except as set forth above, DSEN has not adopted any other conflict of interest policy with respect to such transactions.

Compliance with Section 16(a) of the Exchange Act

       Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities (referred to as "reporting persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Reporting persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely upon a review of Forms 3, 4 and 5 furnished to us, we are not aware of any person who at any time during the fiscal year ended December 31, 2004, was a director, officer, or beneficial owner of more than ten percent of our common stock, who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 during such fiscal year.

Code of Ethics

      We have adopted a code of ethics that applies to our executive officers, including our Chief Executive Officer and Chief Financial Officer.

Compensation of Directors

There were no arrangements pursuant to which any director of DSEN was compensated through December 31, 2003 for any service provided as a director. In addition, no such arrangement is contemplated for the foreseeable future, as DSEN's only directors are its current executive officers. Should independent directors be added to DSEN's board of directors, it may be necessary to purchase Director's and Officer's liability insurance, along with compensate the director accordingly.

Each director holds office for a 3 year term or until his successor has been elected and qualified at the annual meeting of DSEN's shareholders. The members of the Board of Directors serve without remuneration for service on the board. Corporate officers are appointed by the Board of Directors and serve at the discretion of the Board.

During the period from January 1, 2003 to December 31, 2003, DSEN held approximately 12 Board meetings. From January 1, 2004 through December 31, 2004 there have been approximately 16 Board meetings.



EXECUTIVE COMPENSATION

The following table sets forth certain summary information regarding compensation paid by DSEN for services rendered during the fiscal years ended December 31, 2004, 2003 and 2002, respectively, to DSEN's officers.

                    SUMMARY COMPENSATION TABLE

                               LONG TERM  COMPENSATION

ANNUAL  COMPENSATION                AWARDS           PAYOUTS

NAME AND PRINCIPAL POSITIONYEAR SALARY  BONUS	 Restricted Stock SECURITIES UNDERLYING		ALL OTHER
						 Award(s)	  OPTIONS(#)			COMPENSATION
Murray Conradie            2004 $150.000  0	 100,000 (1)        540,000 (2)                    0
 President, CEO            2003 $150,000  0 	 0                  0                              0
                           2002 $75,000   0 	 0                  0                              0

David Scott Kincer         2004 $150,000  0 	 100,000 (1)        540,000 (2)                    968(5)
          COO              2003 $150,000  0 	 0                  0                              0
                           2002 $75,000   0 	 0                  0                              0

Jason F. Griffith          2004 $75,000   0 	 50,000 (1)         270,000 (2)                    0
          CFO              2003 $61,250   0	 0                  0                              0
                           2002 $35,000   0	 12,292 (3)         50,000 (4)                     0

Joseph Harman *            2004  76,500 6,048	 50,000             135,000                        178,708 (5)
           V.P.            2003  76,500   0  	 0                  0                              180,104 (5)
                           2002  68,750 2,500 	 0                  0                              141,360 (5)


* Mr. Harmon was paid by Datascension International

   (1)DSEN granted an initial signing award to the Executive as of the Effective Date of his renewed Employment Agreement of restricted shares of the Company's common stock under and subject to the terms and conditions of the Stock Compensation Plan (the "Stock Plan"). The Executive shall vest in 50% of such shares on the 90th day following the Effective Date and 50% on the
six month anniversary  of   the Effective Date.
   (2)DSEN granted an option award to the Executive under the Stock Plan within 90 days of the Effective Date of his renewed Employment Agreement of a nonqualified option to purchase shares of DSEN's common stock at a per share price equal to the fair market value of the common stock on the grant date (which will be the Effective Date) and an exercise periodequal to five (5) years (the "Initial Option").
   (3)Executive received 12,292 shares for unpaid salary which was converted to common stock restricted stock.
   (4)Executive granted an option award of 50,000 shares per paragraph 3.b of Employment Agreement date June 2002.
   (5)Commissions for client contracts.

Common Stock

On December 31, 2004, 300,000 post split shares of common stock valued at $.20 per share were issued to four officers in consideration of terms under their employment agreements, which granted stock awards of common shares to certain employees. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to
Section 4(2) thereof.

Employment Agreements


                                         34

      Effective January 1, 2004, we entered into separate employment agreements with our Chief Executive Officer and President of
Datascension International, Inc (subsidiary) David Scott Kincer and our Vice President of both DSEN and Datascension International, Inc (subsidiary) Joseph Harmon. The employment agreements are substantially similar and provides for the following:

      - employment as one of our executives;

      - an annual   base   salary   of  $150,000 with eligibility to
receive annual increases  as  determined   in  the  sole  discretion
of the  Board of Directors for Mr. Kincer;

       -  an  annual base salary of $76,500  with   eligibility   to
receive annual  increases   as   determined  in the sole  discretion
of the Board of  Directors for Mr. Harmon;

      - an annual   cash   bonus,    which  will be awarded upon the
achievement of specified  pre-tax  operating  income;

      - participation in all welfare, benefit and incentive plans (including equity based compensation plans) offered to senior management;

       - a term of employment which commenced on January 1, 2004 and continues through the fifth anniversary thereof. The agreement provides that, in the event of termination by us
"without cause" or by the executive for "good reason" (which includes a "Change of Control"), the executive will be entitled to receive from us:

(i) The Executive shall be entitled to a lump sum payment, within 60 days following termination of his employment, of (A) two times his then current Base Salary, plus (B) two times the average annual Incentive Bonus paid to or earned by the Executive (whichever is larger) during the three previous fiscal years during the Agreement Term or, if there have not been three previous fiscal years during the Agreement Term, such fewer number of fiscal years as shall have occurred during the Agreement Term;

Employed 5 years or more, then 100% of (i)
Employed 4 years or more, but less than 5 years; then 75% of (i) Employed 3 years or more, but less than 4 years; then 50% of (i) Employed 2 years or more, but less than 3 years; then 25% of (i) Employed 1 year or more, but less than 2 years; then 10% of (i) Employed less than 1 year, only what is currently due

The terms of Sections (ii), (iii) and (iv) will not be affected by length of employment of Executive. Employment with DSEN will be defined as the period Executive has been employed by DSEN or its subsidiaries.

(ii) The Executive and his eligible dependents shall be entitled to continued participation, at no cost to the Executive or his eligible dependents, in all medical, dental, vision and hospitalization insurance coverage, until the earlier of 18 months following termination of employment or the date on which he receives equivalent coverage and benefits from a subsequent employer. The time period described in this Section shall run concurrently with the COBRA rights of the Executive and his eligible dependents.

(iii)   All  outstanding  unvested  stock  options  granted  to  the
Executive prior to his termination of employment shall vest, become immediately exercisable and shall expire, if not exercised, at the earlier of the third anniversary of such termination of employment or the "expiration date" set forth in the applicable stock option agreement.

(iv) All outstanding unvested restricted shares of the DSEN's stock awarded to the Executive prior to his termination of employment shall vest immediately upon the Executive's termination of employment.

The Executives   have   also   been  granted  the  following initial
restricted stock and initial option awards as part of their Employment Agreements.

(a) Initial Restricted Stock Award. DSEN shall make an initial signing award to the Executive as of the effective date of restricted shares of DSEN's common stock under and subject to the terms and conditions of the Stock Compensation Plan (the "Stock Plan"). The Executive shall vest in 50% of such shares on the 90th day following

                                      35
the effective date and 50% on the six month anniversary of the effective date.
The amounts granted under this initial restricted award are as follows:

            Murray N. Conradie *100,000 shares
            David S. Kincer     100,000 shares
            Joseph Harmon        50,000 shares
            Jason F. Griffith*   50,000 shares

            * Resigned April 1, 2005

(b) Initial Option Award. DSEN shall make an award to the Executive under the Stock Plan within 90 days of the Effective Date of a nonqualified option to purchase shares of DSEN's common stock at a per share price equal to the fair market value of the common stock on the grant date (which will be the Effective Date) and an exercise period equal to five (5) years (the "Initial Option").

The amounts granted under this initial option award are as follows:

            Murray N. Conradie*540,000 shares
            David S. Kincer    540,000 shares
            Jason F. Griffith* 270,000 shares
            Joseph Harmon      135,000 shares

            * Resigned April 1, 2005

Aggregated  Option/SAR  Exercises  and  Fiscal  Year-End  Option/SAR
Values

The following table sets forth the options granted in 2004 to each of the directors and executive officers:

     Option/SAR Grants in Last Fiscal Year (Individual Grants):

                   Number of      Percent of total
                   Securities     Options/SARs
                   Underlying     granted to         Exercise or
                   Options/SARS   employees in       base price   Expiration
        Name       Granted        fiscal year        ($/Share)    date
-------------     ------------    ----------------   ----------   ---------
Scott Kincer          540,000          36.4            $0.30       1/1/10

Joseph Harmon         135,000           9.1            $0.30       1/1/10



There were no other options granted or exercised by the directors and executive officers during the year ended December 31, 2004.

Compensation cost for options granted has not been recognized in the accompanying financial statements. These options do not vest until January 2005 and at such time, DSEN will recognize a compensation expense for the fair market value of those options, which is anticipated to be the fair market value of the common stock minus the exercise price of the respective options.

ITEM  11.   SECURITY  OWNERSHIP  OF  CERTAIN BENEFICIAL  OWNERS  AND
MANAGEMENT

Security Ownership of Management and Certain Beneficial Owners

      The following table sets forth information as of the date of this Registration Statement certain information with respect to the beneficial ownership of the Common Stock of DSEN concerning stock ownership by (i) each director, (ii) each executive officer, (iii) the directors and officers of DSEN as a group, (iv) and each person known by DSEN to own beneficially more than five (5%) of the Common Stock. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares. The mailing address for each of the
persons   indicated   is  our  corporate headquarters.

      Beneficial ownership is determined under the rules of the Securities and Exchange Commission. In general,

                                         36

these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.



Class Name and Address  of Beneficial Owner (1)Number of Shares
Percent Owned (2)

Common     David Scott Kincer       2,242,167* (1)       13.0%
Common     Joseph Harmon              250,556* (2)       1.45%
                                    ----------
Common     Directors as a group     2,492,723*          14.46%

Common     Murray N. Conradie       3,084,833* (3)      17.90%
Common     Edward Dale Tschiggfrie  1,004,962*           5.83%

* Post 10 for 1 split

(1)  Includes 540,000 shares underlying options.
(2)  Includes 135,000 shares underlying options.
(3)  Includes 540,000 shares underlying options.

      The  percentage  ownership  calculations   listed   above  are
based   upon 17,232,290  shares  of  common stock being outstanding, and no options  granted being exercised as of September 30, 2005.

Persons Sharing Ownership of Control of Shares

      Management  has  no  knowledge   of   the   existence  of  any
arrangements or pledges of DSEN's securities which may result in a change in control of DSEN.

       No person, other than those individuals or persons listed above, owns or shares the power to vote ten percent (10%) or more of DSEN's securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2004, DSEN has an outstanding note payable to Murray Conradie, DSEN's former CEO (resigned April 1,
2005), in the amount of $30,688. This payable accrues interest at 1% monthly due on the first day of each month.

As of December 31, 2004, DSEN has an outstanding note payable to Scott Kincer, DSEN's CEO, in the amount of $29,000. This payable accrues interest at 1% monthly due on the first day of each month.

As of December 31, 2004, DSEN has an outstanding note payable to Jason Griffith, DSEN's former CFO (resigned April 1,
2005), in the amount of $350. This payable accrues interest at 1% monthly due on the first day of each month.

Other Material Transactions.

      With the exception of the above mentioned transactions, there have been no material transactions, series of similar transactions or currently proposed transactions to which DSEN or any officer, director, their immediate families or other beneficial owner is a party or has a material interest in which the amount exceeds $50,000.

DESCRIPTION OF SECURITIES

A. Common Stock

Shareholders of Record and Outstanding Shares


                                         37


       The   authorized    capital    stock   of  DSEN  consists  of
200,000,000 shares of common stock with a par value of $.001 and 20,000,000 shares of preferred stock at a par value of $.001.

      As of August 30, 2005, DSEN had seventeen million two hundred thirty two thousand two hundred ninety (17,232,290) shares of its $.001 par value common voting stock issued and outstanding which are held by seven hundred and nineteen (719) shareholders of record. There are 506,400 preferred shares issued and outstanding as of December 31, 2004.

Dividends

      DSEN has not paid any dividends to date. In addition, it does not anticipate paying dividends in the immediate foreseeable future. The Board of Directors of DSEN will review its dividend policy from time to time to determine the desirability and feasibility of paying dividends after giving consideration to DSEN's earnings, financial condition, capital requirements and such other factors as the board may deem relevant.

Reverse Split

      On November 4, 2004, Datascension Inc., announced   its  board
of directors has authorized a reverse split of DSEN's common stock at a ratio of one-for-ten.

      The reverse split, which was approved by written consent and affirmed by DSEN's stockholders at the last shareholder meeting, took effect on November 5, 2004. Each ten shares of DSEN's issued and outstanding common stock were automatically converted into one share of common stock. No fractional shares were issued. Holders of fractional shares received shares rounded to the nearest whole share.

       The Reverse Stock Split affected all of stockholders uniformly and did not affect any stockholder's percentage ownership interests in DSEN or proportionate voting power, except to the extent that the Reverse Stock Split resulted in any of the stockholders becoming entitled to a fractional share.

(1) Description of Rights and Liabilities of Common Stockholders

i. Dividend Rights - The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors of DSEN may from time to time determine.

ii. Voting Rights - Each holder of DSEN's common stock are entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but un-issued common stock without future stockholder action.

iii. Liquidation Rights - Upon liquidation, the holders of the common stock are entitled to receive pro rata all of the assets of available for distribution to such holders.

iv. Preemptive Rights - Holders of common stock are not entitled to preemptive rights.

v. Conversion Rights - No shares of common stock are currently subject to outstanding options, warrants, or other convertible securities.

vi. Redemption rights - no redemption rights exist for shares of common stock.

vii. Sinking Fund Provisions - No sinking fund provisions exist.

viii. Further Liability For Calls - No shares of common stock are subject to further call or assessment by the issuer. DSEN has not issued stock options as of the date of this Registration Statement.

(2) Potential Liabilities of Common Stockholders  to State and Local
Authorities


                                      38
No material potential liabilities are anticipated to be imposed on stockholders under state statues. Certain Nevada regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations are established.

B.  Preferred Stock Series B

      The Series B preferred shares pursuant to the certificate of designation were to be converted two years after issuance. Since this time period has lapsed, the Datascension Board of Directions decided to convert the preferred shares into the appropriate number of common shares including unpaid dividends.

The number of common shares to be issued is approximately 1,307,353 shares which is inclusive of the payment of the unpaid and unaccrued dividends of $381,000. The issuance was anticipated to occur in the second quarter of 2005 but has been delayed until we either receive or account for all the preferred series B certificates held by our shareholders.

(1) Description of Rights and Liabilities of Preferred Stockholders

i. Dividend Rights - The holders of outstanding shares of Preferred stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors of DSEN may from time to time determine. Series B shares have annual dividends of $.15 a share payable quarterly. All of the shares outstanding were to be redeemed at $1.00 a share(pre reverse) plus all accrued dividends prior to December 31, 1993. This has been extended by mutual agreement. Series B shares have annual dividends of $.15 a share payable quarterly. They are convertible to common shares on a one for one basis at the holders' option.

ii. Voting Rights - The holders of record of said shares of Series B Preferred Stock shall be entitled to one vote per share at all meetings of, shareholders of the Corporation. The holders of record shares of the Series B Preferred Stock shall vote such shares together with the holders of the Corporation's Common
Stock, and not as a separate class. The board of directors may issue shares for consideration of previously authorized but un-issued preferred stock without future stockholder action.

iii. Liquidation Rights - In case of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary or in any instance, the holders of record of shares of the Series B Preferred Stock then outstanding shall be entitled to participate in the distributions, either in cash or in kind, of the assets of the corporation on a priority basis but only to, the extent of outstanding shares of Preferred Stock multiplied by its par value per share. Series B shares have priority over the common shares in the event of a DSEN liquidation.

iv.  Preemptive  Rights - The holders  of  the  shares  of  Series B
Preferred  Stock  will  have  no  preemptive,   redemption  or other
rights other that as established by applicable corporate law.

v. Conversion Rights - The Preferred shares can be converted after a holding period of one year at the rate of 10 shares of Common Stock for each share of Preferred Stock converted. They are convertible to common shares on a one for one basis at the holders' option.

vi. Sinking Fund Provisions - No sinking fund provisions exist.

vii. Further Liability For Calls - No shares of Preferred stock are subject to further call or assessment by the issuer. DSEN has not issued stock options as of the date of this Registration Statement with the exception of those disclosed on page 31 of this document.

Treasury stock

There  are  958,333  post split shares of treasury stock at December
31, 2004.


WARRANTS AND OPTIONS:

None at December 31, 2004 other than those listed below and those disclosed in the Employment Agreement section.

Warrants issued November 17, 2004: Five year warrants with an exercise price of $.30.

                                      39
1. Longview Equity Fund, LP                      -   875,000 shares
2. Longview Fund LP                              - 1,250,000 shares
3. Longview International Equity Fund, LP        -   375,000 shares
4. Alpha Capital Aktiengesellschaft              -   625,000 shares

Warrants issued March  31,  2005:   Five year warrant with an
exercise price of $.50.

Longview Fund LP                                 -   300,000 shares

PENNY STOCK DISCLOSURE REQUIREMENTS:

See discussion in risk factor section, page 16, with the heading "DSEN's common stock is subject to the "Penny Stock" rules of the SEC and the trading market in DSEN's securities is limited, which makes transactions in DSEN's stock cumbersome and may reduce the value of an investment in DSEN's stock."

SELLING SHAREHOLDERS

SHARES ELIGIBLE FOR FUTURE SALE

On the date of this offering, DSEN has issued 17,232,290 shares of Common Stock. Sales of a substantial number of shares of DSEN's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. DSEN is registering with this document 13,580,000 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. 10,155,000 of the underlying common shares that are being registered through this document pertain to a $350,000 Convertible Debenture issued to Alpha Capital Aktiengesellschaft, a $775,000 Convertible Debenture and a $125,000 debenture issued to the Longview Fund LP, a $525,000 Convertible Debenture issued to the Longview Equity Fund, LP, and a $225,000 Convertible Debenture issued to the Longview International Equity Fund LP.

This statement also includes the registration of 3,125,000 warrants with an exercise price of $0.30 per share and 300,000 warrants with an exercise price of $0.50 per share. These shares are related to the convertible debentures issued above.

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with {section} 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

RECENT FINANCING

On   November   17,   2004,  DSEN  entered   into   a   subscription
agreement   for  $1,875,000,     whereby   we   issued   Convertible
Debentures  to  the  following:

1)$350,000 to Alpha Capital Aktiengesellschaft, 2) $525,000 to the Longview Equity Fund LP, 3) $775,000 to the Longview Fund LP., and 4) $225,000 to the Longview International Equity Fund, LP. Interest on these notes shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus three percent (3%). The prime rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. The interest rate shall not be less than eight percent (8%). Interest shall be calculated on the basis of a 360 day year

DSEN shall reduce the principal amount of the note by 1/32nd per month starting 120 days after the closing, payable in cash or registered stock as described below. If such amortization is in cash, the payment will be at 104% of the monthly principal amortization amount. The note holders and DSEN must convert the principal amortization and interest payments through common stock if the market price for the stock at the time of payment is 15% above the fixed conversion price of $.30 per share.

If the market price of the stock is 1) at or below 15% above the fixed Conversion Price or 2) below the fixed $.30 fixed conversion price at the time of payment, then DSEN may elect to pay the principal amortization in stock at a price equal to 85% of the average of the five (5) lowest closing bid prices of the stock over the previous twenty (20) trading days.

On  March  31,  2005 DSEN entered  into  a  subscription   agreement
for $125,000, whereby we issued an additional

                                      40
two-year  Convertible  Debenture  to  the  Longview  Fund  LP  at an
interest   ate   of 12% per annum.  This note has a fixed conversion
rate of $.50 per share.

Each convertible note holder shall not be entitled to convert that amount of their note that would result in a number of shares of common stock held which would be in excess of the sum of the number of shares of common stock beneficially owned by the note holder and its affiliates on that date of more than 4.99% of the outstanding shares of common stock of DSEN on that date. For the purposes of this provision, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3. This limitation shall be calculated as of each conversion. Aggregate conversions over time shall not be limited to 4.99%. The note holder may void this conversion share limitation upon 61 days prior notice to DSEN. The note holder may allocate which of the equity of DSEN is deemed beneficially owned (see page 31 footnote one for more detailed explanation) by the note holder that shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. For example, if the investor beneficially owns equity in the issuer of 6% in convertible debt and 6% in warrants, and submits a request to convert a portion of the debt into common shares, the issuer may refuse the conversion saying the investor has already surpassed the 4.99% threshold on the warrants. The above wording will allow the investor to allocate the beneficial ownership to the convertible debt, thus allowing the conversion.

DSEN has the option of prepaying the outstanding principal amount, in whole or in part, by paying to the note holder a sum of money equal to one hundred twenty percent (120%) of the principal amount to be redeemed, together with any accrued interest on that amount

The financing provides the note holders with the following registration rights. The common stock underlying the convertible notes and the common stock underlying the warrants will be registered for resale via an SB-2 or other appropriate registration statement. DSEN use its best efforts to file the registration  within  thirty  (30)  days  from  the  date  DSEN  was funded and the convertible notes were issued. DSEN will use its best efforts to cause the registration statement to become effective within ninety (90) days from the date the original registration statement was filed. If the registration statement has not been filed within the above thirty day period and/or the registration statement has not been declared effective within ninety (90) days from the date the original registration statement was filed, DSEN will be liable for liquidated damages enforceable by the note holders. The liquidated damages will be in the amount of two percent (2%) of the purchase price of the securities if paid in cash or an amount equal to two hundred percent of such cash liquidated damages if paid in stock. Such common stock shall be valued at a per share value equal to 85% of the average of the five (5) lowest closing bid prices of the DSEN common stock as reported by Bloomberg L.P. for the twenty (20) trading days preceding the first day of each thirty (30) day or shorter period for which Liquidated Damages are payable DSEN has three business days to deliver shares to the note holders upon notice received that the note holders sold common shares. For failure to deliver common shares within two days past the three day period, DSEN would be liable for liquidated damages. These damages would amount to $100 per business day after the three day period for each $10,000 of the note converted into the common shares subject to delivery. In any given year, if the days that DSEN fails to deliver amount in the aggregate to 30 days, the note holders can require DSEN to redeem the common shares subject to default at a 120% of the value of the amount of the note converted into these common shares.

In addition, if as a result of DSEN's failure to deliver shares, the note holder has to purchase common shares in the open market in satisfaction of the sale (i.e. a buy-in), the note holder is entitled to receive cash from DSEN in the amount of the difference between the buy-in amount plus 15% interest per annum on such amount and the amount of the note converted into common shares that were delivered.

  DSEN agrees not to file any registration statements except on behalf on the convertible note holders, until the sooner of (i) this registration statement has been effective and available for use for 365 days, in connection to the public resale of the underlying shares and any warrant shares exercised, (ii) until all the commons shares being registered have been resold by the note holders pursuant to this registration statement or Rule 144, without regard to volume limitations (i.e. 144k), or (iii) the date that the convertible note has been fully paid.

DSEN also agreed that until the first to occur of (i) the convertible notes have been fully paid, or (ii) until all the underlying common shares and exercisable shares underlying the warrants have been resold pursuant to a registration statement or Rule 144, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement or

                                      41

causing an already effective registration statement to no longer be effective or current for a period of fifteen (15) or more days (i.e. a blackout period).

In the case that DSEN is proposing a sale of its common stock or other securities or debt obligations, except in connection for consideration in a strategic merger, consolidation or purchase of substantially all the securities or assets of a corporation or other entity, the convertible note holders shall be given written notice of such sale not less than seven business days prior to the proposed sale. Upon receipt of notice, the convertible note holders have seven business days to purchase such offered common stock or other securities or debt obligations in accordance with the terns and conditions of the sale in the proportion that each note holder has in the purchase of the convertible notes in this funding (i.e. right of first refusal).

SELLING SHAREHOLDER TABLE

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders.

Assuming  the  Selling Stockholder sells  all  the shares registered
below,  the Selling Stockholder  will  no  longer   continue  to own
any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person
will  own after  the  offering,  assuming   he   sells  all  of  the
shares offered.

Selling Stockholder            Shares Beneficially Owned  Shares Offered  Shares Beneficially Owned After Offering If All
                               Prior to the Offering      For Sale (6)    Offered Shares Are Sold (7)
                               Number of    Percentage                    Number of Shares             Percentage
                               Shares       (5)
Alpha Capital                    2,426,666     12.3%      2,426,666                  0                        0%
Aktiengesellschaft (1)
Longview Fund LP (2)             5,953,334     25.7%      5,953,334                  0                        0%
Longview Equity Fund, LP (3)     3,640,000     17.4%      3,640,000                  0                        0%
Longview International Equity    1,560,000      8.3%      1,560,000                  0                        0%
Fund, LP (4)


* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

      The above investors do not hold any position or office, nor has had any material relationship with us or any of our affiliates within the past three years. The selling shareholders are not a broker-dealers or affiliates of a broker-dealer.

Notes to Selling Shareholder Table.

(1) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

                                      42
(2) Longview Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter
T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(3) Longview Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset
Management, LLC. As the control person of the shares owned by Longview Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(4) Longview International Equity Fund, L.P. is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund. The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund. Peter T. Benz is the managing member of Viking Asset Management, LLC. As the control person of the shares owned by Longview International Equity Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(5)   Percentages  are   based  on  17,232,290  shares of our common
stock issued as of April 13, 2005.

(6) This column represents the total number of shares of common stock that selling security holder intends to sell based on the current market price at the time the registration statement was first filed plus the common share that would be issued upon exercise of the related warrants.

(7) Each convertible note holder shall not be entitled to convert that amount of their note that would result in a number of shares of common stock held which would be in excess of the sum of the number of shares of common stock beneficially owned by the note holder and its affiliates on that date of more than 4.99% of the outstanding shares of common stock of DSEN on that date. (see discussion in the recent financing section above).

PLAN OF DISTRIBUTION

Each  selling   stockholders  will  most  likely  sell  their shares
on the open market.   Our  stock  is  quoted  on the OTCBB under the
symbol DSEN.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. This registration statement does not cover sales by any of the selling shareholders respective pledges, donees, transferees and other successors-in-interest. The selling stockholders may use any one or more of the following methods when selling shares:

         -Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         -Block trades in which  the  broker-dealer will attempt  to
sell the   shares  as  agent but may  position  and resell a portion
of the block as principal to facilitate the transaction;

         -Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

          -An exchange distribution following the rules of the applicable exchange;

         -Privately negotiated transactions;

         -Short   sales  that  are  not  violations   of   the  laws
and regulations of any state of the United States;

                                           43
         -Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         -A combination of any such methods of sale any other lawful method.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under his prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in

         -Short selling against the box, which is making a short sale when the seller already owns the shares.

         -Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

          -Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker- dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.
We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify DSEN and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the



                                      44

common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

      STANDSTILL AGREEMENT

The directors and officers will be permitted to sell shares of DSEN common stock during the period referenced below based on the following schedule:

After  the investors have converted or received  the  percentage  of
note principal  issued.  Each   director and officer  may  sell  the
corresponding percent of the amount of shares indicated below

            Investors Conversion             Director/Officer *
                  20%                            0.5%
                  30%                            0.5%
                  40%                              1%
                  50%                              1%
                  60%                              1%
                  70%                              2%
                  80%                              2%
                  90%                              2%

The period in which the directors and officers may sell DSEN common stock is as follows: (i) this registration statement has been effective and available for use for 365 days, in connection to the public resale of the underlying shares and any warrant shares exercised, (ii) until all the commons shares being registered have been resold by the note holders pursuant to this registration statement or Rule 144, without regard to volume limitations (i.e. 144k), or (iii) the date that the convertible note has been fully paid. The applicable number of shares is as follows: 1) Murray Conradie, 2,543,500 shares, 2) David S. Kincer 2,242,167, 3) Jason Griffith, 112,292 shares and 4) Joseph Harmon, 250,556 shares.

*  Represents the maximum number shares that each  director/officers
may  sell  is that applicable Percentage of the  number   of  shares
converted by the investors (see the investors conversion column) .

LEGAL PROCEEDINGS

      DSEN is from time to time involved in litigation incident to the conduct of its business. Certain litigation with third parties and present and former employees of DSEN is routine and incidental, such litigation can result in large monetary awards for compensatory or punitive damages.

      Prior Landlord Lawsuit - 2003: The previous facility leased by Registrant in Henderson Nevada was leased for the purpose of consolidating all the operations into one location. A prior tenant of the premises had vacated the premises leaving fixtures that occupied approximately 50% of the floor space in the warehouse. The landlord had agreed to have this equipment removed within 90 days. This did not occur and after 14 months, when the equipment had not been removed from the premises; a decision was made to find alternate premises and terminate the lease for cause. This court case went to trial during January of 2004 and the courts found in favor of the prior landlord for the amount owed to them through the time necessary to re-let the premises to a new tenant. The Registrant had recorded this as a contingency and expensed this in 2003. This judgment has subsequently been settled and released November 2004.

       DSEN   is  not  a  party  to  any  pending  material    legal
proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against DSEN. To the knowledge of management, no director, executive officer or affiliate of DSEN, any owner of record or beneficially of more than 5% of DSEN's common stock is a party adverse to DSEN or has a material interest adverse to DSEN in any proceeding.

      All litigation DSEN was involved with in 2004 has either been settled, withdrawn or dismissed.




                                      45

EXPERTS

The financial statements of DSEN at December 31, 2003, appearing in this Prospectus and Registration Statement have been audited by Gary V. Campbell, CPA, Ltd., Certified Public
Accountants,  our  independent auditors,  as  set  forth  in   their
report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of DSEN at December 31, 2004, appearing in this Prospectus and Registration Statement have been audited by Larry O'Donnell, CPA, P.C., our independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

OTHER AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: David Scott Kincer, Chairmen and Chief Executive Officer

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement; you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We   have   not  authorized  anyone  to   provide   you   with   any
information  that is different.

The  selling  security  holders  are  offering  to sell, and seeking
offers  to   buy,  shares   of  common  stock only in  jurisdictions
where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

FINANCIAL STATEMENTS

OUR FINANCIAL STATEMENTS BEGIN ON PAGE F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 11, 2002, Nutek, Inc. (the Company) determined to change the Company's independent accountants, and, accordingly, ended the engagement of Chavez & Koch, CPA's, in that role and retained Gary V. Campbell, CPA, Ltd. As its independent accountants for the fiscal year ending December 31, 2002. The Audit Committee of the Board of Directors (the "Audit Committee") and the Board of Directors of the Company approved the decision to change independent accountants based on the fact that the Company's current Chief Financial Officer previously


                                      46
served as a manager at Chavez & Koch, CPA's. Per the requirements under the recently announced Sarbanes-Oxley Act (the text of which appears below) the Company is required to switch auditors.

       H.R.3763, Sarbanes-Oxley Act of 2002 SEC.  206.  CONFLICTS OF
INTEREST.

  Section  10A  of  the  Securities   Exchange   Act  of  1934   (15
U.S.C.78j-1), as amended by this Act, is amended by adding at the end the following:

      (l) CONFLICTS OF INTEREST- It shall be unlawful for a registered public accounting firm to perform for an issuer any audit service required by this title, if a chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the issuer, was employed by that registered independent public accounting firm and participated in any capacity in the audit of that issuer during the 1-year period preceding the date of the initiation of the audit.

During the period of December 27, 2001, through December 11, 2002, there were no disagreements with Chavez & Koch, CPA's on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Chavez & Koch, CPA's satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their report; and there were no "reportable events" as defined in Item 304
(a)(1)(v) of the Securities and Exchange Commission's Regulation S-B. Neither of the reports of Chavez & Koch, CPA's for the period ending December 31, 2001, and the subsequent interim periods through December 11, 2002, contain an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles.

(b)  Information required by Item 304(a)(2) of Regulation S-B

Effective December 12, 2002, the Company has engaged Gary V. Campbell, CPA, Ltd. as its independent accountants for the fiscal year ended December 31, 2002. During the most recent two fiscal years and during the portion of 2002 preceding the Board's decision, neither the Company nor anyone engaged on its behalf has consulted with Gary V. Campbell, CPA, Ltd. regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-B).

On June 15, 2004, Gary V. Campbell, CPA, Ltd. notified the Company that they were declining to stand for re-election as the Company's independent auditor of record. The Board of Directors accepted this decision on June 15, 2004. The Registrant appointed Larry O'Donnell, CPA,, P.C., as the Registrant's independent accountants for the year ending December 31, 2004. The selection of accountants was approved by the Registrant's Board of Directors. Larry O'Donnell, CPA, P.C. was engaged by the Registrant on June 18, 2004. During the most recent two fiscal years and during the portion of 2004 preceding the Board's decision, neither the Company nor anyone engaged on its behalf has consulted with Larry O'Donnell, CPA, P.C. regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-B).

The audit reports issued by Gary V. Campbell, CPA, Ltd. with respect to the Registrant's financial statements for December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. From December 12, 2002 through June 15, 2004, there were no disagreements between the Registrant and Gary V. Campbell, CPA, Ltd. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gary V. Campbell, CPA, Ltd., would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

(c)  Information required by Item 310(b) of Regulation S-B

In the opinion of management, all adjustments considered necessary for a fair presentation have been included.





                                      47



                              DATASCENSION, INC.
                                BALANCE SHEETS
                                     AS OF
                    September 30, 2005 and December 31, 2004





                        ASSETS                          Restated	Restated
                                                 	Unaudited    	Audited
                                                         9/30/05     	12/31/04
							-----------	-----------

   CURRENT ASSETS:
Cash                                                    $   203,724	$   556,593
Accounts receivable                                       1,519,526	  1,533,969
Prepaid expenses                                             37,048	    186,306
Investment in Century Innovations                           108,469	    108,469
							-----------	-----------
   TOTAL CURRENT ASSETS                                 $ 1,868,767	$ 2,385,337

Property and Equipment, net of accumulated
   depreciation                                             995,543	    681,346

   OTHER ASSETS:

Asset held for sale (see notes)                                   -	  1,015,014
Website assets, net of amortization                           4,520	      4,520
Deposits                                                     20,249	     25,399
Goodwill                                                  1,692,782	  1,692,782
							-----------	-----------
   TOTAL OTHER ASSETS                                     1,717,551	  2,737,715

TOTAL ASSETS                                            $ 4,581,861	$ 5,804,398
                                                        ===========     ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

                                                         9/30/05     	12/31/04
   CURRENT LIABILITIES:
Accounts payable                                        $    81,211	$   135,533
Accrued expenses                                          1,383,272	  1,390,880
Notes payable, related party                                 21,000	     60,038
Short term notes payable                                    265,101	    121,742
Convertible debt, net of current portion                    867,761	    241,111
Derivative liability                                        888,509	  2,408,178
Warrant liability                                           507,977	  1,785,877
Current portion of long-term notes payable                        -	    116,207
							-----------	-----------
   TOTAL CURRENT LIABILITIES                            $ 4,014,831	$ 6,259,566

  LONG-TERM DEBT

Long-term notes payable, net of current portion             278,178	    103,548
							-----------	-----------
  TOTAL LONG-TERM DEBT                                      278,178	    103,548

  TOTAL LIABILITIES                                       4,293,009	  6,363,114

   STOCKHOLDERS' EQUITY:
  Common stock:
Common stock, $0.001 par value, 200,000,000
  shares authorized; 17,232,290 and 16,257,290
  shares issued, 17,111,457 and 16,161,457
  outstanding at September 30, 005 and December
  31, 2004, respectively				    160,825	    159,875
  Additional paid-in capital-common stock                11,503,345	 11,029,295
   Preferred stock Series B:
Preferred stock, $0.001 par value, 10,000,000
shares authorized; 508,500 Series B shares
issued and outstanding at December 31, 2004                     506		506
  Additional paid-in capital-preferred Series B             481,994	    481,994
  Subscriptions receivable                                 (475,000)	   (119,063)
  Treasury stock, at cost; 95,833 at December 31, 2004     (134,388)	   (134,388)
  Accumulated deficit                                   (11,248,431)	(11,976,936)
							-----------	-----------
TOTAL STOCKHOLDERS' EQUITY                                  288,852	   (558,716)
							-----------	-----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 4,581,861	$ 5,804,398
                                                        ===========     ===========


		The accompanying notes to the financial statements should be read in conjunction with the above financial statements.



				F-1





		             DATASCENSION, INC.
                            STATEMENT OF OPERATIONS
                                    FOR
	      Three and nine months ended September 30, 2005 and 2004




                              			  Unaudited   	  Unaudited    	  Unaudited	  Unaudited
                                   		   FOR THE	  FOR THE      	   FOR THE         FOR THE
                               			3 MONTHS ENDED  3 MONTHS ENDED  9 MONTHS ENDED	9 MONTHS ENDED
                                   		   9/30/05	   9/30/04	  9/30/05	   9/30/04
						  Restated			  Restated
						--------------	--------------	--------------	--------------


REVENUE                             		$    2,365,454  $    2,101,033	$  6,864,011	$    6,380,488

COST OF GOODS SOLD                   		     2,127,257       1,663,996	   5,718,341	     5,091,217
						--------------	--------------	------------	--------------
GROSS PROFIT                           		       238,197         437,037	   1,145,670	     1,289,271

EXPENSES:
Selling, general and administrative   		$      560,697  $      371,393	$  1,409,080	$    1,014,082
Depreciation                            		44,888          85,646	     131,885	       256,133
						--------------	--------------	------------	--------------
TOTAL EXPENSES                         		       605,585         457,039	   1,540,965	     1,270,215

OPERATING INCOME                    		      (367,388)        (20,002)	    (395,295)		19,056

OTHER INCOME (EXPENSE):
Interest income                            		   281              61	         610		   466
Forgiveness of debt                          		     -          54,039	       2,962	        54,039
Other income                             		 3,000           3,250	       6,382		 5,435
Interest expense                       		       (81,362)        (20,697)	    (263,125)	       (68,765)
Other Income(Expense) from convertible		       228,269               -	   2,863,902		     -
Interest (expense) from convertible   		      (160,725)              -	    (483,100)		     -
Other income                                 		     -               -	           -		 2,699
						--------------	--------------	------------	--------------
TOTAL OTHER INCOME                    		       (10,537)         36,653	   2,127,631		(6,126)

NET INCOME (LOSS)                   		$     (377,925) $	16,651	$  1,732,336	$	12,930

BASIC WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING        		    17,207,290      15,944,790	  17,099,415	    15,510,066

DILUTED WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING        		    28,617,290      15,944,790	  28,390,550	    15,510,066

BASIC NET INCOME PER SHARE            		$	 (0.02) $	 0.001  $       0.10	$	 0.001

DILUTED NET INCOME PER SHARE          		$	 (0.01) $	 0.001  $       0.06	$	 0.001



		The accompanying notes to the financial statements should be read in conjunction with the above financial statements.



				F-2


                               DATASCENSION Inc.
                            STATEMENT OF CASH FLOWS
                           FOR THE NINE MONTHS ENDED
                          SEPTEMBER 30, 2005 AND 2004



                                          		  Unaudited
                                    		   For the 9 months ended
                                       		     9/30/05	       9/30/04
						    Restated
						-----------------   ----------

Restated
Cash Flows From Operating Activities:
Net income                                      $	1,732,336   $   12,930
Adjustments to reconcile net income to net
cash provided by operating activities:
    Issued for services                                         -       44,000
Change in warrant liability                         (1,277,900)           -
Change in derivative liability                         (1,519,669)           -
Depreciation and amortization                             131,885      256,132
 (Decrease) in asset held for sale                      1,015,014            -
 Distribution of asset held for sale                   (1,003,831)           -
(Increase) Decrease in accounts receivable      	   14,443     (212,093)
Increase in inventory                                           -        1,946
Increase in prepaid expenses                              188,295      (46,326)
Increase in deposits                                        5,150       23,492
Decrease in accounts payable                              (54,322)     (49,595)
Decrease in accrued expenses                               (7,608)      60,629
						-----------------   ----------
Net cash used by operating activities           $	 (776,207)   $	91,115

Cash Flows From Investing Activities:
(Increase) Decrease in notes receivable                         -      167,294
Purchase of property and equipment                       (485,119)     (12,897)
						-----------------   ----------
Net cash used by investing activities                    (485,119)     154,397

Cash Flows From Financing Activities:
Increase in notes payable                                 201,782     (341,121)
Increase (Decrease) in related party payable  		  (39,038)           -
Increase (Decrease) in convertible debt                   626,650            -
Increase (Decrease) in stock subscriptions   		  119,063            -
Cash in distributed subsidiary                                  -       10,661
Issuance of common stock                                        -      100,306

(Decrease) Increase in line of credit                           -   	(3,948)
						-----------------   ----------
Net cash provided by financing activities                 908,457 (234,102)
						-----------------   -----------
Net Increase in Cash                                     (352,869)      11,410

Balance, Beginning                                        556,593      122,891
						-----------------   ----------
Balance, Ending                                 $	  203,724   $  134,301
                                                =================   ==========

Interest Paid                                   $	  263,125   $	68,765
Taxes Paid                                      $		-   $	     -





		The accompanying notes to the financial statements should be read in conjunction with the above financial statements.



					F-3







                         DATASCENSION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - HISTORY AND ORGANIZATION OF THE COMPANY

Datascension, Inc. (formerly known as Nutek, Inc.) was incorporated in August 1991 under the laws of the State of Nevada as Nutek, Inc. (the "Company") and is engaged in the market research industry.

Datascension International, Inc. and related assets were purchased on September 27, 2001 for $2,200,000 using company shares at fair market value. Datascension International, Inc. is a data solutions company representing a unique expertise in the collecting, storage, processing, and interpretation of data. During 2002, Datascension International, Inc. expanded operations into Costa Rica.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
The Company's policy is to prepare the financial statements on the accrual basis of accounting. The fiscal year end is December 31.

Cash and Cash Equivalents
Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

Net Income Per Share

Basic net income per share is computed using the weighted average number of shares of common stock outstanding for the period end. The net income (loss) for the period end is divided by the weighted average number of shares outstanding for that period to arrive at net income per share.

Diluted net income per share reflects the potential dilution that could occur if the securities or other contracts to issue common stock were exercised or converted into common stock.

In the opinion of management, all adjustments necessary in order to make the financial position, results of operations and changes in financial position at September 30, 2005, and for all periods resented not misleading have been made. The results of operations for the period ended September 30, 2005 are not necessarily an indication of operating results to be expected for the full year ending December 31, 2005.

Convertible Debt Financing and Derivative Liabilities

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the holder's conversion right provision, interest rate adjustment provision, liquidated damages clause, cash premium option, and the redemption option (collectively, the debt features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

During the year ended December 31, 2004, we recorded an other expense item of $2,489,116, of which, $1,639,953 (expense) and $849,163 (expense) related to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability. During the year ended December 31, 2003, there was no income or expense items related to convertible debt as there was none outstanding.

During the nine months ended September 30, 2005, we recorded an other income item of $2,863,902, of which, $1,529,217 (income) and $1,334,685 (income) related to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability. During the nine months ended September 30, 2004, there was no income or expense items related to convertible debt as there was none outstanding.

At each balance sheet date, we adjust the derivative financial instruments to their estimated fair value and analyze the instruments to determine their classification as a liability or equity. As of December 31, 2004, the estimated fair value of our derivative liability was $2.41 million, as well as a warrant liability of $1.79 million. As of December 31, 2003, there was no asset or liability related to convertible debt. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative asset. In valuing the debt features at December 31, 2004, the company used the closing price of $0.65 and the exercise price of $0.30. For the year ended December 31, 2004, due in part to an increase in the market value of the Company's common stock to $0.65 from $0.40 at issuance, the Company recorded an "other expense" item on the consolidated statement of operations for the change in fair value of $1,639,953. At December 31, 2004, the estimated fair value of the debt features was approximately $2,408,178. For the nine months ended September 30, 2005, the estimated value of the company's debt features decreased to $888,509, thus the company recorded an "other income" item on the consolidated statement of operations for the change in fair value of the debt features of $1,529,217 for the nine months ended September 30, 2005.



NOTE 3 - PROPERTY AND EQUIPMENT

 Property and equipment are made up of the following as of September
30, 2005:

 Equipment and machinery              $  472,500
 Office equipment                      1,068,138
 Leasehold improvements                    9,959
 Accumulated depreciation               (555,053)
                                      ----------
                                      $  995,543

The company purchased predictive dialers for a total cost of $125,000 during the three months ended June 30, 2005.

NOTE 4 - NOTES PAYABLE


NOTES PAYABLE - $1,875,000, NOVEMBER 2004

In November 2004, the Company issued $1,875,000 in principal amount of Notes to third parties. As part of the financing transaction, the Company issued warrants to purchase 3,125,000 shares of common stock at a per share purchase price of $0.30 per share.

The Notes accrue interest at a rate of prime + 3% per annum. The Notes are due and payable in November 2007. After a thorough review of the terms of the note and respective covenants, the company has determined the more conservative method of including the entire debt as a current liability on the balance sheet. The convertible note and warrant documents were filed in an 8-K by the Company on November 23, 2004. The Note was entered into pursuant to the terms of a subscription agreement between the Company and the Holder, which was also included in the 8-K filed on November 23, 2004.

Interest payable on this Note shall accrue at the "prime rate" published in The Wall Street Journal from time to time, plus three percent (3%). The Interest Rate shall not be less than eight percent (8%). Interest shall be calculated on a 360 day year. Interest on the Principal Amount shall be payable monthly, commencing 120 days from the closing and on the first day of each consecutive calendar month thereafter (each, a "Repayment Date") and on the Maturity Date.

Amortizing payments of the outstanding Principal Amount of this Note shall commence on the first (1st) Repayment Date and shall recur on each succeeding Repayment Date thereafter until the Principal Amount has been repaid in full. On each Repayment Date, the Company should make payments to the Holder in the amount of one- thirty-second (1/32nd) of the initial Principal Amount (the "Monthly Principal Amount"), together with any accrued and unpaid interest plus any and all other amounts which are then owing under this Note that have not been paid (the Monthly Principal Amount, together with such accrued and unpaid interest and such other amounts, collectively, the "Monthly Amount"). Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable upon maturity.

Following the occurrence and during the continuance of an Event of Default (as discussed in the Note), the annual interest rate on the Note shall automatically be increased by two percent (2%) per month until such Event of Default is cured.

The Holder shall convert into shares of Common Stock all at the Fixed Conversion Price or the maximum portion of the Monthly Amount due on each Repayment Date provided that the average closing price of the Common Stock for the twenty (20) consecutive trading days immediately preceding such Repayment Date shall be greater than or equal to 15% above the Fixed Conversion Price ("Conversion Criterion"). The Monthly Amount due on a Repayment Date that is not converted shall be paid by the Company (i) in cash at the rate of 104% of such Monthly Amount otherwise due, or (ii) in registered, unlegended, free- trading Common Stock at an applied conversion rate equal to eighty-five percent (85%) of the average of the five (5) lowest closing bid prices for the preceding twenty (20) trading days.

The Notes also provide for liquidated damages on the occurrence of several events.

As compensation to the Subscriber, the Company agrees to pay (as liquidated damages and not as a penalty) $100 per business day after the Delivery Date for each $10,000 of Note principal amount being converted of the corresponding Shares which are not timely delivered.

An additional liquidating damages provision states that if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if seven (7) business days after the Delivery Date the Subscriber purchases shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "BUY-IN"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

Additionally, if the Company is unable to deliver to the holder of Registrable Securities, then as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days or part thereof, thereafter of the Purchase Price of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes. The Company must pay the Liquidated Damages in cash or an amount equal to two hundred percent of such cash Liquidated Damages if paid in additional shares of registered unlegended free-trading shares of Common Stock. Such Common Stock shall be valued at a per share value equal to 85% of the average of the five (5) lowest closing bid prices of the Common Stock for the twenty (20) trading days preceding the first day of each thirty (30) day or shorter period for which Liquidated Damages are payable. As of September 30, 2005, no liquidating damages have been incurred by the company.

Redemption Option - The Company will have the option of prepaying the outstanding Principal Amount ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon

Debt features. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock.

The $1,875,000 in proceeds from the financing transaction were allocated to the debt features and to the warrants based upon their fair values. After the latter allocations, there was $170,061 of remaining value to be allocated to the Note on the financial statements.

The debt discount is being accreted using the effective interest method over the term of the note.

The value of the discount on the converted notes on the books is being accreted over the term of the note (three years). For the years ended December 31, 2004 and 2003, the Company accreted $52,300 and $0, respectively, of debt discount related to the Notes. For the nine months ended September 30, 2005, the Company accreted $457,360 of the debt discount related to these Notes.

WARRANTS ISSUED

The estimated fair value of the 3,125,000 warrants at issuance (11/11/2004) was $936,714 and has been classified as a derivative instrument and recorded as a liability on the Company's balance sheet in accordance with current authoritative guidance. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model with a closing price of $0.40, an exercise price of $0.30, a 5.0 year term, and a volatility factor of 89%. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the warrants at December 31, 2004, the company used the closing price of $0.65, the exercise price of $0.30, a 4.88 year remaining term, and a volatility of 116% In accordance with the provisions of SFAS No. 133, Accounting for
Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). The warrant derivative liability at December 31, 2004, had increased to a fair value of $1,785,877, due in part to an increase in the market value of the Company's common stock to $0.65 from $0.40 at issuance, which resulted in an "other expense" item of $849,163 on the Company's books. For the nine months ended September 30, 2005, the warrant derivative liability had decreased to a value of $474,525, due in part to a decrease in the market value of the Company's common stock to $0.40 from $0.65 at December 31, 2004, which resulted in an "other income" item of $1,311,352 for the nine months ended September 30, 2005. The company used a closing price of $0.32, an exercise price of $0.30, a 4.13 years remaining term, and a 54% volatility factor.

The recorded value of such warrants can fluctuate significantly based on fluctuations in the market value of the underlying securities of the issuer of the warrants, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the debt features provision (collectively, the features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

DEBT FEATURES

Pursuant to the terms of the Notes, these notes are convertible at the option of the holder, at anytime on or prior to maturity. There is an additional interest rate adjustment feature, a liquidated damages clause, a cash premium option, as well as the redemption option. The debt features represents an embedded derivative that is required to be accounted for apart from the underlying Notes. At issuance of the Notes (11/11/2004), the debt features had an estimated initial fair value of $768,225, which was recorded as a discount to the Notes and a derivative liability on the consolidated balance sheet. In subsequent periods, if the price of the security changes, the embedded derivative financial instrument related to the debt features will be adjusted to the fair value with the corresponding charge or credit to other expense or income. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model with a closing price of $0.40, an exercise price of $0.30, a 3.0 year term, and a volatility factor of 89%. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the debt features at December 31, 2004, the company used the closing price of $0.65 and the exercise price of $0.30, 2.88 year remaining term, and a volatility of 116%. For the year ended December 31, 2004, due in part to an increase in the market value of the Company's common stock to $0.65 from $0.40 at issuance, the Company recorded an "other expense" on the consolidated statement of operations for the change in fair value of the debt features of approximately $1,639,953. At December 31, 2004, the estimated fair value of the debt features was approximately $2,408,178. For the nine months ended September 30, 2005, the estimated value of the debt features decreased to $868,156, thus the company recorded an "other income" item on the consolidated statement of operations for the change in fair value of the debt features related to these notes of $1,540,022 for the nine months ended September 30, 2005. The company used a closing price of $0.32, an exercise price of $0.272, a 2.13 years remaining term, and a 54% volatility factor.

The recorded value of the debt features related to the Notes can fluctuate significantly based on fluctuations in the fair value of the Company's common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

Pursuant to the terms of the Notes, the Company has the option of prepaying the outstanding Principal Amount in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due.

Because the terms of the 2004 convertible note require such classification, the accounting rules required additional convertible notes and non-employee warrants to also be classified as liabilities, regardless of the terms of the new notes and / or warrants. This presumption has been made due to the company no longer having the control to physical or net share settle subsequent convertible instruments because it is tainted by the terms of the 2004 convertible notes. Were the 2004 convertible notes to not have contained those terms or even if the 2004 transaction were not entered into, it could have altered the treatment of the March 31, 2005 notes and the conversion features of the latter agreement may have resulted in a different accounting treatment from the liability classification. The March 31, 2005 note, as well as any subsequent convertible notes or warrants, will be treated as derivative liabilities until all such provisions are settled.

NOTES PAYABLE - $125,000, MARCH 2005

In March 2005, the Company issued $125,000 in principal amount of Notes to third parties. As part of the financing transaction, the Company issued warrants to purchase 300,000 shares of common stock at a per share purchase price of $0.50 per share. The Warrants shall be exercisable until five (5) years after the Issue Date of the Warrants.

The Notes accrue interest at a rate 12% per annum. The Notes are due and payable in March 2007. After a thorough review of the terms of the note and respective covenants, the company has determined the more conservative method of including the entire debt as a current liability on the balance sheet.

Interest shall be calculated on the basis of a 360 day year. Interest on the Principal Amount shall be payable monthly, in arrears, commencing the first day of the month after 120 days from the closing and on the first day of each consecutive calendar month thereafter (each, a "Repayment Date") and on the Maturity Date, whether by acceleration or otherwise.

Redemption Option - The Company will have the option of prepaying the outstanding Principal Amount ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon

Holder's Conversion Rights. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock.

The $125,000 in proceeds from the financing transaction were allocated to the conversion option, call option and to the warrants based upon their fair values. After the latter allocations, the company allocated $58,667 to the carrying value of the debt. That debt discount is being accreted using the effective interest method over the term of the note.

The value of the discount on the converted notes on the books is being accreted over the term of the note (three years). For the nine months ended September 30, 2005, the Company accreted $25,740 of the debt discount related to these Notes.

WARRANTS ISSUED

The estimated fair value of the 300,000 warrants at issuance (3/31/2005) was $56,785 and has been classified as a derivative instrument and recorded as a liability on the Company's balance sheet in accordance with current authoritative guidance. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the warrants at March 31, 2005, the company used the closing price of $0.50, the exercise price of $0.50, a 5 year term, and a 37% volatility factor. In accordance with the provisions of SFAS No. 133, Accounting for Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). For the nine months ended September 30, 2005, the warrant liability had decreased to a value of $33,452, due in part to a decrease in the market value of the Company's common stock to $0.32 from $0.50 at March 31, 2005, which resulted in an "other income" item of $23,333. The company used a closing price of $0.32, an exercise price of $0.50, a 4.50 year remaining term, and a 54% volatility factor.

The recorded value of such warrants can fluctuate significantly based on fluctuations in the market value of the underlying securities of the issuer of the warrants, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the holder's conversion right provision, interest rate adjustment provision, liquidated damages clause, cash premium option, and the redemption option (collectively, the debt features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the debt features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

DEBT FEATURES

Pursuant to the terms of the Notes, these notes are convertible at the option of the holder, at anytime on or prior to maturity. There is an additional interest rate adjustment feature, a liquidated damages clause, a cash premium option, and the redemption option. The debt features represents an embedded derivative that is required to be accounted for apart from the underlying Notes. At issuance of the Notes (3/31/05), the debt features had an estimated initial fair value of $9,548, which was recorded as a discount to the Notes and a derivative liability on the consolidated balance sheet. In subsequent periods, if the price of the security changes, the embedded derivative financial instrument related to the debt features will be adjusted to fair value with the corresponding charge or credit to other expense or income. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the debt features at March 31, 2005, the company used the closing price of $0.50, the exercise price of $0.50, a 2.0 year term, and a 37% volatility factor. For the nine months ended September 30, 2005, the estimated value of the debt features increased to $20,353, thus the company recorded an "other expense" item on the consolidated statement of operations for the change in fair value of the debt features of $10,805. The company used a closing price of $0.32, an exercise price of $0.50, a
1.50 year remaining term, and a 54% volatility factor.

The recorded value of the debt features related to the Notes can fluctuate significantly based on fluctuations in the fair value of the Company's common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

The significant fluctuations can create significant income and expense items on the financial statements of the company.

For the nine months ended September 30, 2005, we recorded an other income item of $2,863,902, of which $1,540,022 of other income related to the decrease in value of the debt features on the $1.875 million convertible note, $1,311,352 of other income related to the decrease in warrant liability related to the warrants granted in November 2004 to the holder's of the $1.875 million convertible note, $23,333 of other income item related to the decrease in warrant liability on the warrants granted to the holders of the March 2005 $125,000 convertible note, and finally $10,805 of other expense related to an increase in value of the derivative liability related to the debt features of the March 2005 $125,000 convertible note. A tabular reconciliation of this adjustment follows:

For the nine months ended September 30, 2005:

  $1,540,022 income, decrease in value of 2004 derivative liability
   1,311,352 income, decrease in value of 2004 warrant liability
     (10,805) expense, increase in 2005 derivative liability
      23,333 income, decrease in value of 2005 warrant liability
   ----------
  $2,863,902 other income related to convertible debt


For the nine months ended September 30, 2005, the company recorded $483,100 of interest expense related to the accretion of debt related to the convertible financing.

For the nine months ended September 30, 2005:
     $457,360  of  interest  expense  related  to  accretion of 2004
	       convertible debt
       25,740  of interest expense related  to accretion of 2005
	       convertible debt
     --------
     $483,100  of interest expense related to convertible debt


NOTES PAYABLE - $200,000, MAY 2005

On May 18, 2005, the company received $200,000 in the form of a promissory note at 12% per year. The note does not specify a term for when it is due.

The balance of the carrying value of the convertible debt as of September 30, 2005 is:


$  241,111  December 31, 2004 value
   457,360  accretion of 2004 convertible debt
    58,667  original carrying value on 2005 convertible debt
    25,740  accretion of 2005 convertible debt
    84,883  interest accrual on loan minus payments of interest
  --------
$  867,761  September 30, 2005 carrying value of debt


The balance of the carrying value of the derivative liability as of September 30, 2005 is:


$2,408,178  December 31, 2004 value of derivative liability
(1,540,022) income, decrease in value of 2004 derivative liability
     9,548  original carrying value on 2005 derivative liability
     10,805 expense, increase in 2005 derivative liability
-----------
$   888,509 September 30, 2005 value of derivative liability


The balance of the carrying value of the warrant liability as of September 30, 2005 is:


$ 1,785,877  December 31, 2004 value of warrant liability
 (1,311,352) income, decrease in value of 2004 warrant liability
     56,785  original carrying value on 2005 warrant liability
     23,333  income, decrease in 2005 warrant liability
-----------
$   507,977  September 30, 2005 value of warrant liability


NOTE 5 - RECEIVABLE FROM NUTEK OIL - ASSET HELD FOR SALE

On April 14, 2005, DSEN filed a Current Report on Form 8-K, relating to the conversion of the South Texas Oil Company asset held for sale into shares in South Texas Oil Company (formerly known as Nutek Oil) and will be distributing its ownership interest in South Texas Oil Company to shareholders of DSEN.

The dividend will take the form of a dividend certificate representing restricted common stock, which will be distributed to DSEN's beneficial stockholders of record as of the record date of April 27, 2005.

The stock dividend will be distributed to owners of DSEN's common stock as of the record date in a ratio of one share of South Texas Oil Company, for approximately every 18 shares of common stock held in DSEN.

On December 31, 2004 the company reviewed any need for impairment of assets per SFAS 144. A loan is considered impaired if it is probable that the creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. In evaluating the impairment of the assets of the company at year end, the company considered, among other items, (1) materiality of the asset, (2) previous loss experience, and (3) assets that are not readily marketable or susceptible to decline in value.

After discussions with the Board and with the management of both Datascension, and Nutek Oil, it was determined to be in the best interest of the Company and shareholders for the note to be converted to stock and distributed to the shareholders.

Pursuant to the previous dividends on August 1, 2001 and January 8, 2004, the company determined it was in the best interest of it's shareholders to convert the balance of the note into the common stock of Nutek Oil and distribute the pro rata shares to our shareholders. This coincides with managements plan to write off any assets which are attributable to the history of the company which are non-operational in nature, etc.

As of the December 31, 2004, the value of the loan to be converted is $1,015,014 and is classified on the balance sheet of the Company as an Asset Held For Sale.

The stock of Nutek Oil traded over $1.00 during the week of the conversion to settle the debt owed to Datascension. The stock has since traded as high as $1.25. Management felt strongly that the shareholders and company were never at risk of losing the value of the receivable. When Datascension made the agreement to convert the receivable into the stock of Nutek Oil, it was agreed to be converted at the $1,015,014 value of stock. The number of shares (957,349) was only later determined based on the then average price of $1.06. Management did not feel there was a risk of shareholders receiving less than full credit for the value of the note.

NOTE 6 - STOCKHOLDERS' EQUITY

During the nine months ended September 30, 2005, DSEN issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933 as follows:

On March 31, 2005, 500,000 shares of restricted common stock valued at $.50 per share were issued pursuant to a consulting agreement in connection with which we are to receive certain investor relations services. The shares have been issued for a two year contract which can be cancelled after the first year and 50% of the shares returned. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 31, 2005, 300,000 shares of restricted common stock valued at $.50 per share were issued pursuant to a consulting agreement in connection with which we are to receive certain investor relations services. The shares have been issued for a two year contract which can be cancelled after the first year and 50% of the shares returned. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 31, 2005, DSEN issued a $125,000 Convertible Debenture, pursuant to a Securities Purchase Agreement (the "Agreement") to the Longview Fund LP. In addition, DSEN issued a common stock purchase warrant to purchase 300,000 post reverse shares of DSEN common stock at an exercise price of $.50 per share. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the investors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment as well as accredited investors. (See Note 4)

On March 31, 2005, 50,000 shares of restricted common stock valued at $.50 per share were issued pursuant to a consulting agreement in connection with which we are to receive certain investor relations services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 31, 2005, 100,000 shares of restricted common stock valued at $.50 per share were issued pursuant to an employee in connection with his employment agreement which offered the executive a 100,000 share signing bonus. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

All   of  these  transactions  were  exempt  from  the  registration requirements of the Securities Act of 1933, as amended, by virtue of the exemptions provided under section 4(2) was available because:

  - The transfer or issuance did not involve underwriters, underwriting discounts or commissions;
 - The shares were purchased for investment purposes without a view to distribution;
 - A restriction on transfer legend was placed on all certificates issued;
  - The distributions did not involve general solicitation or advertising; and,
  - The distributions were made only to insiders, accredited investors or investors who were sophisticated enough to evaluate the risks of the investment. Each shareholder was given access to all information about our business and the opportunity to ask questions and receive answers about our business from our management prior to making any investment decision.

NOTE 7 - RELATED PARTY TRANSACTIONS

As of September 30, 2005, the Company has an outstanding note payable to Scott Kincer, the Company's COO, in the amount of $9,000. This payable accrues interest at 1% monthly due on the first day of each month.


NOTE 8 - FOREIGN OPERATIONS

The company currently operates out of the United States, Costa Rica and the Dominican Republic. The future plans of the company involve the slowing growth at the Dominican Republic facility while focusing on the potential and available growth in Costa Rica. Management does not feel there is a currency risk or need to assess a foreign currency translation adjustment or other comprehensive income item as income and expense items are negotiated in the US dollar. The Company maintains their accountings records in U.S. dollars and all payments are made in US dollars. All debts and assets on the books of the company are valued based on US dollars and are not translated from a foreign currency amount. The Company currently coordinates all foreign operations, and supervision activities using part time employees, consultants and contract labor. Approximately 85% of the company's workforce is outside of the United States. Currently 100% of the company's clients are US based companies. Any resulting foreign exchange fluctuations do not affect the payment of employees, contract labor or off shore operations.

NOTE 9 - RESTATEMENT OF FINANCIAL STATEMENTS

2003:

The net loss for 2003 was previously reported as $(182,895), while the 2003 restated loss is $246,533, an increase of $63,638, which is attributable to the increase in amortization expense of $63,638. The effect of the restatement to the 2003 balance sheet was a decrease in the asset value of the intangible assets which had previously not been amortized correctly. The value of the other assets decreased $63,638.

2004:

The loss after discontinued operations for 2004 was originally $4,791,105, while the 2004 restated loss after discontinued operations is reported as $6,052,366, an increase of $1,261,261. This is due to an increase in other expenses related to the convertible debt of $2,489,116, as well as an increase in the interest expense related to the convertible debt of $52,300, coupled with a decrease in the beneficial conversion feature debt discount expense of $1,203,646, a decrease in the loss from discontinued operations of $63,638, and a decrease in interest expense of $12,871.

On the 2004 balance sheet, the restatement resulted in the removal of $2,077,604 of debt discount from the other asset section, an increase in prepaid expenses of $5,879. The convertible debt in the liability section of the company's financial statements decreased from $1,893,750 to $241,111, while there was an increase in the derivative liability from $0 to $2,408,178, as well as an increase in the warrant liability from $0 to $1,785,877 and a decrease in additional paid in capital of $3,300,000.

The basic loss per share increased from the previously reported $0.19 per share to $0.28 per share for the year ended December 31, 2004, while the diluted loss per share increased from the previously reported $0.18 per share to $0.26 per share.


2005:

The net income for the nine months September 30, 2005, was originally $1,095,730, while the nine months September 30, 2005 restated income is reported as $1,732,336, an increase of $636,606. This is due to an increase in other income related to the convertible debt of $564,944, as well as a decrease in the interest expense related to the convertible debt of $47,545, and a decrease in interest expense of $24,117.

On the September 30, 2005 balance sheet, the restatement resulted from an increase in prepaid expenses of $18,238. The convertible debt in the liability section of the company's financial statements increased from $931,970 to $1,067,761, and while there was an increase in the derivative liability from $735,921 to $888,509.

The basic income per share increased from the previously reported $0.06 per share to $0.10 per share for the nine months ended September 30, 2005, while the diluted income per share increased from the previously reported $0.04 per share to $0.06 per share.


It is anticipated that the company will restate the December 31, 2004 10KSB, the March 31, 2005 10QSB, the June 30, 2005 10QSB, and the September 30, 2005 10QSB to reflect the above adjustments.








ITEM 7.  FINANCIAL STATEMENTS.


                              DATASCENSION INC.

                            FINANCIAL STATEMENTS
                            --------------------
                              December 31, 2004
                              December 31, 2003

                             TABLE OF CONTENTS
                             -----------------


PAGE

----

INDEPENDENT AUDITORS' REPORT:

     Independent Auditors Report - 2004			F-3

     Independent Auditors Report - 2003                 F-4


FINANCIAL STATEMENTS:

     Balance Sheets					F-5

     Statements of Operations				F-6

     Statement of Changes in Stockholders' Equity	F-7

     Statements of Cash Flows				F-8


NOTES TO FINANCIAL STATEMENTS:				F-9

Larry O'Donnell, CPA, P.C.
Telephone (303)745-4545
2228 South Fraser Street
Unit 1
Aurora, Colorado 80014


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Datascension, Inc. formerly Nutek, Inc.
Las Vegas, Nevada


I have audited the accompanying balance sheet of Datascension, Inc. formerly Nutek, Inc., a Nevada corporation, as of December 31, 2004, and the related statements of loss, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes
assessing   the    accounting   principles   used  and   significant
estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Datascension, Inc. formerly Nutek, Inc., as of December 31, 2004, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 17 to the financial statements, the Company has restated its financial statements for the year ended December 31, 2004 for a correction of error related to the treatment of the convertible debt.

Larry O'Donnell, CPA, P.C.
March 24, 2005 (except for  Note  2,  4,  6, 7, and 17, November 28,
2005)

Gary V. Campbell, CPA, Ltd.
Certified Public Accountants
7440 West Sahara
Las Vegas, Nevada, 89117


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Nutek, Inc.
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Nutek, Inc., (a Nevada corporation), as of December 31, 2003, and the related consolidated statement of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutek, Inc., as of December 31, 2003, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 17 to the financial statements, the Company has restated its financial statements for the year ended December 31, 2003 for a correction of error related to the amortization of intangibles.

Gary V. Campbell, CPA, Ltd.

Las Vegas, Nevada
March 30, 2004 (except for Note 2 and 17, November 28, 2005)

                              DATASCENSION, INC.
                                BALANCE SHEETS
                                     AS OF
                    December 31, 2004 and December 31, 2003


                          ASSETS
					        Restated    Restated
                                                 Audited    Audited
                                                12/31/04   12/31/03
   CURRENT ASSETS:
Cash                                          $  556,593   $  122,891
Accounts receivable                            1,533,969    1,087,694
Inventory                                              -      227,997
Accrued income                                         -       11,200
Prepaid expenses                                 186,306      194,623
Note receivable, related party                         -        1,250
Investment in Century Innovations                108,469            -
                                              ----------   ----------
   TOTAL CURRENT ASSETS                       $2,385,337   $1,645,655

Property and Equipment, net of accumulated
   depreciation                                  681,346    3,374,421

   OTHER ASSETS:
Asset held for sale (see notes)                1,015,014            -
Notes receivable, net of current portion               -        5,800
Patent rights acquired, net of amortization            -      518,761
Long-term investment                                   -        8,000
Website assets, net of amortization                4,520       26,184
Customer lists, net of amortization                    -       40,278
Patterns/designs, net of amortization                  -       42,083
Packaging design/artwork, net of amortization          -       74,898
Deposits                                          25,399       51,892
Goodwill                                       1,692,782    1,692,782
Trademarks                                             -        7,466
Licensing fees                                         -       50,000
                                              ----------   ----------
   TOTAL OTHER ASSETS                          2,737,715    2,518,144
                                              ----------   ----------
TOTAL ASSETS                                  $5,804,398   $7,538,220
                                              ==========   ==========

           LIABILITIES AND STOCKHOLDERS' EQUITY


   CURRENT LIABILITIES:
Accounts payable                              $  135,533   $  278,022
Accrued expenses                               1,390,880      182,377
Line of credit                                         -      449,650
Accrued contingent liabilities                         -      338,461
Notes payable, related party                      60,038      328,540
Short term notes payable                         121,742            -
Convertible debt, net of current portion         241,111            -
Derivative liability                           2,408,178            -
Warrant liability                              1,785,877            -
Current portion of long-term notes payable       116,207      102,033
                                              ----------   ----------
   TOTAL CURRENT LIABILITIES                  $6,259,566   $1,679,083

  LONG-TERM DEBT
Long-term notes payable, net of current
	portion					 103,548       16,565
                                              ----------   ----------
  TOTAL LONG-TERM DEBT                           103,548       16,565

  TOTAL LIABILITIES                            6,363,114    1,695,648

  Noncontrolling interest in
subsidiary of Nutek Oil, Inc.                          -      311,137

   STOCKHOLDERS' EQUITY:
  Common stock:
Common stock, $0.001 par value, 200,000,000
shares authorized; 16,257,290 shares issued,
15,298,957 outstanding at December 31, 2004      159,875      150,554
  Additional paid-in capital-common stock     11,029,295   10,802,058
   Preferred stock Series B:
Preferred stock, $0.001 par value, 10,000,000
shares authorized; 506,400 Series B shares
issued and outstanding at December 31, 2004          506          509
  Additional paid-in capital-preferred Series B  481,994      507,992
  Subscriptions receivable                      (119,063)    (604,804)
  Treasury Stock                                (134,388)    (134,388)
  Accumulated deficit                        (11,976,936)  (5,190,486)
                                              ----------   ----------
TOTAL STOCKHOLDERS' EQUITY                      (558,716)   5,531,435
                                              ----------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $5,804,398   $7,538,220
                                              ==========   ==========








                See accompanying notes to financial statements

                              DATASCENSION, INC.
                            STATEMENT OF OPERATIONS
                                FOR YEARS ENDED
                    December 31, 2004 and December 31, 2003

                                 		Restated	  Restated
                                 		Audited		  Audited
                                        	For the		  For the
                                    		Year ended	  Year ended
                                      		12/31/2004	  12/31/ 2003
						------------	  ------------
REVENUE                               		$  8,471,440 	  $  7,057,087

COST OF GOODS SOLD                     		   7,071,784 	     4,039,344
						------------	  ------------
GROSS PROFIT                           		   1,399,656  	     3,017,743

EXPENSES:
Selling, general and administrative   		$  2,430,666 	  $  2,633,934
Depreciation and amortization            	     270,893           340,231
Asset impairment                                     328,492          	     -
Contingency accrual                            		   -           292,500
Lawsuit liability                              		   -     	45,000
						------------	  ------------
TOTAL EXPENSES                         		   3,030,051  	     3,311,665

OPERATING INCOME                     		  (1,630,395) 	      (293,922)

OTHER INCOME (EXPENSE):
Interest income                             		 743      	 1,898
Forgiveness of debt                       	      55,000     	99,274
Other income                              	      11,210            17,352
Interest expense                       		    (216,507)	       (97,728)
Other (Expense), from convertible                 (2,489,116)                -
Interest (expense), from convertible    	     (52,300)                -
Minority interest, Nutek Oil, Inc.             		   -            26,593
						------------	  ------------
TOTAL OTHER INCOME                   		  (2,690,970)	        47,389

Net Income (loss)                   		$ (4,321,365)  	  $   (246,533)

 Discontinued Operations            		$ (1,731,001)     $	     -
						------------	  ------------
Net Income (loss) after
 discontinued operations            		$ (6,052,366)     $   (246,533)
						------------	  ------------
Basic weighted average number
of common shares outstanding         		  15,671,867  	     9,617,251*

Diluted weighted average number
of common shares outstanding         		  16,594,223  	     9,617,251*

BASIC NET INCOME PER SHARE            		$      (0.28)     $	 (0.03)
DISCONTINUED OPERATIONS          		$      (0.11)     $	 (0.00)
BASIC NET INCOME PER SHARE                       ------------	  ------------
   AFTER DISCONTINUED OPERATIONS       		$      (0.39)     $	 (0.03)


DILUTED NET INCOME PER SHARE           		$      (0.26)     $	 (0.03)
DISCONTINUED OPERATIONS          		$      (0.10)     $	 (0.00)
DILUTED NET INCOME PER SHARE                     ------------	  ------------
   AFTER DISCONTINUED OPERATIONS       		$      (0.36)     $	 (0.03)




		See accompanying notes to financial statements

* = split adjusted

                               DATASCENSION Inc.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                FOR YEARS ENDED
                    December 31, 2004 and December 31, 2003
				    Audited
				    Restated





                                         Common     Common      Additional Preferred  Preferred      Preferred - Preferred
                                                                                                     A
                                         Stock      Stock       Paid-in    Stock      Stock          Add. Paid   Stock
                                                                           Shares                                Shares
                                         Shares     Amount      Capital    Series A   Series A       In Capital  Series B

Balances at
12/31/02                                   8,897,391      88,974  7,555,559    559,508            560   3,021,132    508,500

Sale of Stock                                363,889       3,639    113,408          -              -           -          -

Issuance for Settlement of Bonds             168,374       1,684    106,507          -              -           -          -

Issuance for Services                        550,473       5,505    192,055          -              -           -          -

Accrual of Preferred Dividends                     -           -          -          -              -           -          -

Preferred purchases / posted                       -           -          -   (52,000)           (52)   (136,358)          -

Preferred converted                        5,075,080      50,751  2,834,530  (507,508)          (508) (2,884,774)          -

Change in ownership of Nutek Oil                   -           -          -          -              -           -          -

Allocation of Minority Interest
In Subsidiary Earnings                             -           -          -          -              -           -          -

Net Profit for Quarter
Ended December 31, 2003                            -           -          -          -              -           -          -

Balance at December 31, 2003              15,055,207     150,552 10,802,059          -              -         (0)    508,500

Prior period adjustment

Sale of Stock                                187,500       1,875     73,125          -              -           -          -

Issuance for Services                         12,500         125      6,125          -              -           -          -

Settlement of Series B                        50,000         500     25,500          -              -           -    (2,600)

Distribution / Sale of Nutek Oil                   -           -          -          -              -           -          -
Ownership

Issuances for Services                        47,500         475     37,275          -              -           -          -

Issuances for Services                        12,500         125      6,125          -              -           -          -

Adjustment for Preferred Converted           395,000       3,950    (3,950)          -              -           -          -

Additional shares issued related
to prior contract		             110,000       1,100      9,400          -              -           -          -

Additional cost for dialers                   52,083         521      7,812          -              -           -          -

Prior quarter investment adjustment           22,500         225          -          -              -           -          -

Issuances for Services                        12,500         125      6,125

Issuances for Services                       300,000         300     59,700

Distribution of Century Innovations

Century no longer consolidated

Write down of assets

Net Loss for Year                                  -           -          -          -              -           -          -
					  ----------	--------  --------- ----------     ---------- ----------- ----------
Balance at December 31, 2004              16,257,290     159,873 11,029,295          -              -         (0)    505,900
					  ----------	--------  --------- ----------     ---------- ----------- ----------

                                         Preferred    Preferred -                        Non-Controlling
                                                          B
                                            Stock      Add. Paid   Treasury   Subscribed   Interest       Income      Total
                                           Series B   In Capital    Stock       Stock      In Subsidiary  Deficit     Equity
Balances at
12/31/02                                         509     507,992  (134,388)  (153,750)        355,782 (4,943,953)  6,298,416

Sale of Stock                                      -           -          -          -              -           -    117,046

Issuance for Settlement of Bonds                   -           -          -          -              -           -    108,190

Issuance for Services                              -           -          -          -              -           -    197,560

Accrual of Preferred Dividends                     -           -          -          -              -           -          -

Preferred purchases / posted                       -           -          -          -              -           -  (136,410)

Preferred converted                                -           -          -          -              -           -        (1)

Change in ownership of Nutek Oil                   -           -          -          -       (18,052)           -   (18,052)

Allocation of Minority Interest
In Subsidiary Earnings                             -           -          -          -       (26,593)           -   (26,593)

Net Profit for Quarter
Ended December 31, 2003                            -           -          -          -              -   (246,533)  (246,533)
						-----	--------  --------- ----------     ---------- ----------- ----------
Balance at December 31, 2003                     509     507,992  (134,388)  (153,750)        311,136 (5,190,486) 6,293,623
						-----	--------  --------- ----------     ---------- ----------- ----------
Removal of Nutek Oil retained earnings                                                                    219,709    219,709

Sale of Stock                                      -           -          -          -              -           -     75,000

Issuance for Services                              -           -          -          -              -           -      6,250

Settlement of Series B                           (3)    (25,997)          -          -              -           -          -

Distribution / Sale of Nutek Oil                   -           -          -          -      (311,136)    (83,708)  (394,844)
Ownership

Issuances for Services                             -           -          -          -              -           -     37,750

Issuances for Services                             -           -          -          -              -           -      6,250

Adjustment for Preferred Converted                 -           -          -          -              -           -          -

Shares issued for prior contract adjustment        -           -          -          -              -           -     10,500

Additional cost for dialers                        -           -          -          -              -           -      8,333

Prior quarter investment adjustment                -           -          -          -              -           -        225

Issuances for Services

Issuances for Services

Distribution of Century Innovations                                                                      (976,221)

Century no longer consolidated                                                                            106,137

Write down of assets	                                                       153,750

Move receivable to subscribed stock                                           (119,063)

Net Loss for Year                                 -           -          -          -              -  (6,052,366) (6,052,366)
						-----	--------  --------- ----------     ---------- ----------- ----------
Balance at December 31, 2004                     506     481,994  (134,388)  (119,063)              0 (11,976,936)$(558,717)
				                -----	--------  --------- ----------     ---------- ----------- ----------

                See accompanying notes to financial statements

                               DATASCENSION Inc.
                            STATEMENT OF CASH FLOWS
                                FOR YEARS ENDED
                    December 31, 2004 and December 31, 2003

                                               		Restated        	Restated
                                               		Audited         	Audited
                                                     	FOR THE YEAR ENDED	FOR THE YEAR ENDED
CASH FLOWS FROM OPERATING ACTIVITIES:                   12/31/04		12/31/03
							------------------	------------------

Net income						$	(6,052,366)     $	(246,533)
Adjustments to reconcile net income to net
cash provided by operating activities:
    Issued for services						   135,333                61,153
    Discontinued operations / impairment of assets		 1,688,070                     -
    Impairment of assets					   328,492
    Non cash expenses associated with convertible debt           2,489,116
Change in warrant liability                                     936,714                     -
Change in derivative liability                                     768,225                     -
Depreciation and amortization					   270,893               340,231
 Investment in Century Innovations					 -                     -
(Decrease) Increase in contingent liabilities			  (338,461)
Increase in non-controlling interest in subsidiary			 -          	 (44,645)
 Forgiveness of debt						   (55,000)          	 (62,217)
(Increase) Decrease in accounts receivable			  (446,275)           	 206,027
Increase in inventory							 -           	  (5,108)
Increase in prepaid expenses					     8,317          	 (75,216)
Increase in deposits						    26,493         	 (21,608)
Decrease in accounts payable					  (142,489)	        (313,704)
Decrease in accrued expenses					 1,208,503            	  29,024
							------------------	----------------
NET CASH USED BY OPERATING ACTIVITIES                   $	   825,565      $	(132,596)

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) Decrease in notes receivable				     7,050           	 308,402
Purchase of property and equipment				  (219,996)	         (90,290)
Purchase of intangible assets						 -          	 (23,897)
							------------------	----------------

NET CASH USED BY INVESTING ACTIVITIES				  (212,946)         	 194,215

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in notes payable					   222,899         	(175,992)
Increase (Decrease) in related party payable			  (268,502)                    -
Increase (Decrease) in convertible debt                            241,111                     -
Issuance of common stock                                            75,225               117,043
 (Decrease) Increase in line of credit				  (449,650)           	  75,850
							------------------	----------------

NET CASH PROVIDED BY FINANCING ACTIVITIES			  (178,917)                16,901
							------------------	----------------

NET INCREASE IN CASH						   433,702                78,520

BALANCE, BEGINNING						   122,891                44,371

BALANCE, ENDING						$	   556,593      $	 122,891
							==================	================

INTEREST PAID                                           $	   97,728       $ 	  20,697
TAXES PAID                                              $		-       $    	       -

                      See accompanying notes to financial statements

                              DATASCENSION, INC.



        DATASCENSION, INC.
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - HISTORY AND ORGANIZATION OF THE COMPANY

Datascension, Inc. (formerly known as Nutek, Inc.) was incorporated in August 1991 under the laws of the State of Nevada as Nutek, Inc. (the "Company") and is engaged in the market research industry.

Datascension International, Inc. and related assets were purchased on September 27, 2001 for $2,200,000 using company shares at fair market value. Datascension International, Inc. is a premier data solutions company representing a unique expertise in the collecting, storage, processing, and interpretation of data. During 2002, Datascension International, Inc. expanded operations into Costa Rica.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company's policy is to prepare the financial statements on the accrual basis of accounting. The fiscal year end is December 31. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

Investments and Marketable Securities

The Company has adopted FASB No. 115. Equity securities are classified as available for sale and reported at fair value.

Investments are recorded at the lower of cost or market. Any reductions in market value below cost are shown as unrealized losses in the consolidated statement of operations.

Consolidation Policy

The accompanying consolidated financial statements include the accounts of Datascension, Inc. and Datascension International, Inc. All significant inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.

Comprehensive Income

Statements of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130), requires that total comprehensive income be reported in the financial statements. The Company does not have any items considered to be other comprehensive income for the year ended December 31, 2004.

Fixed Assets

Fixed assets are stated at cost. Expenditures that materially increase the life of the assets are capitalized. Ordinary maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized at that time.

Depreciation is computed primarily on the straight-line method for financial statement purposes over the following estimated useful lives:

   Computer equipment           5 years
   Furniture and fixtures       7 years
   Office equipment             5 years
   Equipment and machinery     20 years


All assets are booked at historical purchase price and there is no variance between book value and the purchase price.

Revenue Recognition

We recognize revenues when survey data is delivered to the client in accordance with the terms of our agreements. Research products are delivered within a short period, generally ranging from a few days to approximately eight weeks. An appropriate deferral is made for direct costs related to contracts in process, and no revenue is recognized until delivery of the data has taken place. Billings rendered in advance of services being performed, as well as customer deposits received in advance, are recorded as a current liability included in deferred revenue. We are required to estimate contract losses, if any, and provide for such losses in the period they are determined and estimable. We do not believe that there are realistic alternatives to our revenue recognition policy given the short period of service delivery and the requirement to deliver completed surveys to our customers. We do not believe there is significant risk of recognizing revenue prematurely since our contracts are standardized, the earnings process is short and no single project accounts for a significant portion of our revenue.

Intangible Assets

The Company has adopted SFAS No. 142, "Goodwill and Other Intangible Assets", which requires that goodwill and other indefinite lived intangible assets are no longer amortized, but reviewed annually, or sooner if deemed necessary, for impairment. Intangible assets with finite lives are amortized over the useful life. Under guidance from SFAS No. 142, management has determined that the assets in the subsidiaries determined to be discontinued operations should be impaired. The respective assets have been written down. See Note 13 Discontinued Operations.

Net Income Per Share

Basic net income per share is computed using the weighted average number of shares of common stock outstanding for the period end. The net income (loss) for the period end is divided by the weighted average number of shares outstanding for that period to arrive at net income per share.

Diluted net income per share reflects the potential dilution that could occur if the securities or other contracts to issue common stock were exercised or converted into common stock.

Compensated Absences

The Company has made no accrual for vacation or sick pay because the Company does not provide for these benefits.

Advertising

Advertising costs are expensed when incurred. Advertising for the year ended December 31, 2004 amounted to $3,176.

Research and Development

The Company expenses its research and development in the periods incurred.

Concentrations of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

The Company operates in one segment, the market research industry. 100% of the Company's customers are located within the United States of America.

During the year ended December 31, 2004, the Company had three major clients, The National Research Group and Roper ASW each account for about 10% of sales each year and Sandelman & Associates, which accounts for about 25% of sales each year. Management believes the loss of one of these key clients would materially affect the operations of the company in the short term.

Convertible Debt Financing and Derivative Liabilities

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the holder's conversion right provision, interest rate adjustment provision, liquidated damages clause, cash premium option, and the redemption option (collectively, the debt features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

During the year ended December 31, 2004, we recorded an other expense item of $2,489,116, of which, $1,639,953 (expense) and $849,163 (expense) related to the debt features and warrants, respectively, to reflect the change in fair value of the derivative liability. During the year ended December 31, 2003, there was no income or expense items related to convertible debt as there was none outstanding.

At each balance sheet date, we adjust the derivative financial instruments to their estimated fair value and analyze the instruments to determine their classification as a liability or equity. As of December 31, 2004, the estimated fair value of our derivative liability was $2.41 million, as well as a warrant liability of $1.79 million. As of December 31, 2003, there was no asset or liability related to convertible debt. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative asset. In valuing the debt features at December 31, 2004, the company used the closing price of $0.65 and the exercise price of $0.30. For the year ended December 31, 2004, due in part to an increase in the market value of the Company's common stock to $0.65 from $0.40 at issuance, the Company recorded an "other expense" item on the consolidated statement of operations for the change in fair value of $1,639,953. At December 31, 2004, the estimated fair value of the debt features was approximately $2,408,178.

Recently Issued Accounting Pronouncements

FASB Interpretation 46R "Consolidation of Variable Interest Entities", as revised (FIN 46R), requires that variable interest entities created before December 31, 2003 be consolidated during the first interim period beginning after December 15, 2003. Management does not believe this pronouncement will have a material effect on the financial statements of the company.

In January, 2004 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 (revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits", an amendment of FASB Statements No. 87, 88, and 106. The Statement revises employers' disclosures about pension plans and other postretirement benefit plans. The statement retains the disclosure requirements contained in FASB Statement No. 132, which it replaces, and requires additional annual disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. Statement No. 132R requires us to provide disclosures in interim periods for pensions and other postretirement benefits. Management does not believe this pronouncement will have a material effect on the financial statements of the company.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs an amendment of ARB No. 43, Chapter 4." This Statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe this pronouncement will have a material effect on the financial statements of the company.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67." This Statement references the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions." This Statement also states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management does not believe this pronouncement will have a material effect on the financial statements of the company.

(cont)

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect application of SFAS No. 153 to have a material affect on its financial statements.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

Stock Based Compensation

The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related
Interpretations,   in   accounting   for  stock  options  issued  to
employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the year ended December 31, 2004 and 2003:


                                       		    2004         2003
Net loss, as reported                         	$(6,052,366) $ (246,533)
Add: Stock-based employee
 compensation expense
 included in reported loss,
 net of related tax effects                              --	     --
Deduct: Total stock-based employee
  compensation expense determined
  under fair value based methods
  for all awards, net of related tax effects  	   (202,991)         --
						-----------  ----------
 Pro forma net loss                             $(6,255,357) $ (246,533)

 Net loss per common share:
 Basic loss per share, as reported              $(0.39)      $	  (0.03)
 Fully diluted loss per share, as reported      $(0.36)      $    (0.03)
 Basic loss per share, pro forma                $(0.40)      $    (0.03)
 Fully diluted loss per share, pro forma        $(0.38)      $	  (0.03)

There were no stock options granted for the year ended December 31, 2003. See Note 5 Warrants and Option. For the options granted in November 2004, the company used the exercise price of $0.30, the fair market value of $0.40 per share, a 5 year term, and 25% volatility to determine the value of the options. The latter options do not vest until January 2005.

NOTE 3 - PROPERTY AND EQUIPMENT

 Property and equipment are made up of the following as of December
31, 2004:

  Equipment and machinery              $ 472,500
  Office equipment                       690,680
  Leasehold improvements                   9,959
  Accumulated depreciation              (491,793)
				       ---------
				       $ 681,346

NOTE 4 - RECEIVABLE FROM NUTEK OIL - ASSET HELD FOR SALE

On April 14, 2005, DSEN filed a Current Report on Form 8-K, relating to the conversion of the South Texas Oil Company asset held for sale into shares in South Texas Oil Company (formerly known as Nutek Oil) and will be distributing its ownership interest in South Texas Oil Company to shareholders of DSEN.

The dividend will take the form of a dividend certificate representing restricted common stock, which will be distributed to DSEN's beneficial stockholders of record as of the record date of April 27, 2005.

The stock dividend will be distributed to owners of DSEN's common stock as of the record date in a ratio of one share of South Texas Oil Company, for approximately every 18 shares of common stock held in DSEN.

On December 31, 2004 the company reviewed any need for impairment of assets per SFAS 144. A loan is considered impaired if it is probable that the creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. In evaluating the impairment of the assets of the company at year end, the company considered, among other items, (1) materiality of the asset, (2) previous loss experience, and (3) assets that are not readily marketable or susceptible to decline in value.

After discussions with the Board and with the management of both Datascension, and Nutek Oil, it was determined to be in the best interest of the Company and shareholders for the note to be converted to stock and distributed to the shareholders.

Pursuant to the previous dividends on August 1, 2001 and January 8, 2004, the company determined it was in the best interest of it's shareholders to convert the balance of the note into the common stock of Nutek Oil and distribute the pro rata shares to our shareholders. This coincides with managements plan to write off any assets which are attributable to the history of the company which are non-operational in nature, etc.

As of the December 31, 2004, the value of the loan to be converted is $1,015,014 and is classified on the balance sheet of the Company as an Asset Held For Sale.

The stock of Nutek Oil traded over $1.00 during the week of the conversion to settle the debt owed to Datascension. The stock has since traded as high as $1.25. Management felt strongly that the shareholders and company were never at risk of losing the value of the receivable. When Datascension made the agreement to convert the receivable into the stock of Nutek Oil, it was agreed to be converted at the $1,015,014 value of stock. The number of shares (957,349) was only later determined based on the then average price of $1.06. Management did not feel there was a risk of shareholders receiving less than full credit for the value of the note.


NOTE 5 - STOCKHOLDERS' EQUITY

 During the fiscal year ended December 31, 2004, the Company issued securities using the exceptions available under the Securities Act of 1933 including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933 as follows:

 On April 20, 2004, 500,000 pre split shares of restricted common stock valued at $.05 per share were issued pursuant to a consulting agreement in connection with which we received certain investor relations services. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

 On April 20, 2004, 2,970,833 pre split shares of restricted common stock

(cont)

valued at $.03 per share were issued to sophisticated investors who indicated that they had such knowledge and experience in financial matters that they were capable of evaluating the merits and risks of the investment. The individuals took their shares for investment purposes without a view to distribution and had access to information concerning the Company. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

 On June 30, 2004, 750,000 pre  split  shares  of  restricted common stock valued at $.03 per share were issued pursuant to a consulting agreement in connection with which we received certain legal services.The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

 On September 3, 2004, 1,000,000 pre split shares of restricted common stock valued at $.05 per share were issued to a note holder in satisfaction of amounts due. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

 On September 30, 2004, 62,269 pre split shares of restricted common stock valued at $.06 per share were issued to SRC Bondholders in satisfaction of amounts due to them. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

 On December 31, 2004, the holders of 39,500 shares of our Series A convertible preferred stock elected to convert such shares into 3,950,000 shares of our common stock. These shares had originally been converted from common stock to Series A Preferred stock on December 27, 2001 at $5.42 per share. These conversions were the effected through private transactions not involving a public offering and were exempt in each case from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

 On November 17, 2004, DSEN issued an aggregate of $1,875,000 in Convertible Debentures, pursuant to a Securities Purchase Agreement (the "Agreement") to the following: $350,000 Convertible Debenture to Alpha Capital Aktiengesellschaft, $525,000 Convertible Debenture to the Longview Equity Fund LP, $775,000 Convertible Debenture to the Longview Fund LP., and $225,000 Convertible Debenture to the Longview International Equity Fund, LP. In addition, issued common stock purchase warrants to purchase 3,125,000 shares of DSEN common stock to the above note holders,at an exercise price of $0.30 per share.

 On December 31, 2004, 300,000 post split shares of common stock valued at $.20 per share were issued to four employees in consideration of terms under their employment agreements, which granted stock awards of common shares to certain employees.

(cont)

The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof and/or the federal small issue exception for bonus shares of reporting companies.

Options / Warrants
On December 31, 2004, four employees were given the option to purchase additional shares of common stock for $0.30. These options do not vest until January 2005 and at such time, the company will recognize a compensation expense for the fair market value of those options, which is anticipated to be the fair market value of the common stock minus the exercise price of the respective options. See
Note 2 Stock Based Compensation, Note 7 Convertible Notes, and Note 12 Warrants and Options.

NOTE 6 - NOTES PAYABLE

The Company has entered into agreements for long-term notes payable. Long-term notes payable consists of the following at December 31, 2004:

Note payable to a vendor, no specific repayments terms
and no stated interest rate. Secured by assets.     	$ 40,000

Note payable to a vendor, monthly payments of $348
inclusive of 7% annual interest through September 2006,
secured by equipment.                                  	   6,245

Note payable to a vendor, monthly payments
of $7,375 inclusive of 10.83% annual interest through
December 2006, secured by equipment.                     158,510

Note payable to a vendor, monthly payments of $906,
inclusive of 12% annual interest through February 2006.
Secured by equipment.                                 	  15,000
                                                       ---------
                                                         219,755
Less current portion                                    (116,207)
                                                      ----------
                                                      $  103,548

Principal maturities are as follows:

 Twelve months ended December 31,
   2005              $   4,125
   2006                 33,893
   2007                 65,530
                      --------
                     $ 103,548


Additionally, the company has the following short term notes payable as of December 31, 2004.

 Dell Financial Services  $  3,467
 Public Relations Contract  60,000
 Wells Fargo Credit Card    48,577
 Advanta Credit Card         9,698
                        ----------
  Total                    121,742


Convertible debentures consist  of  the  following  at  December
31, 2004, and December 31, 2003:

                                                  2004           2003
8%  convertible subordinated debentures,
due in November 2007, convertible
into shares of common  stock  at               1,875,000     	    -
any time prior to maturity.
Interest is payable quarterly,
and principal is due at maturity.
					       ---------	-----
					       1,875,000     	    -
Less:  Discount being accrete		      (1,652,639)          (-)
Plus:  Accrued interest                           18,750           (-)
 					       ---------	-----
Total debt					 241,111    	    -
Less: current portion				      (0)    	   (-)
					       ---------	-----
Convertible debentures, less current portion   $ 241,111  	$   -
					       ---------	-----



Included in the above values is $18,750 of accrued interest related to the convertible notes as of December 31, 2004.

NOTE 7 - CONVERTIBLE NOTES PAYABLE AND DEBENTURES


NOTES PAYABLE - $1,875,000, NOVEMBER 2004

In November 2004, the Company issued $1,875,000 in principal amount of Notes to third parties. As part of the financing transaction, the Company issued warrants to purchase 3,125,000 shares of common stock at a per share purchase price of $0.30 per share.

The Notes accrue interest at a rate of prime + 3% per annum. The Notes are due and payable in November 2007. After a thorough review of the terms of the note and respective covenants, the company has determined the more conservative method of including the entire debt as a current liability on the balance sheet. The convertible note and warrant documents were filed in an 8-K by the Company on November 23, 2004. The Note was entered into pursuant to the terms of a subscription agreement between the Company and the Holder, which was also included in the 8-K filed on November 23, 2004.

Interest payable on this Note shall accrue at the "prime rate" published in The Wall Street Journal from time to time, plus three percent (3%). The Interest Rate shall not be less than eight percent (8%). Interest shall be calculated on a 360 day year. Interest on the Principal Amount shall be payable monthly, commencing 120 days from the closing and on the first day of each consecutive calendar month thereafter (each, a "Repayment Date") and on the Maturity Date.

Amortizing payments of the outstanding Principal Amount of this Note shall commence on the first (1st) Repayment Date and shall recur on each succeeding Repayment Date thereafter until the Principal Amount has been repaid in full. On each Repayment Date, the Company should make payments to the Holder in the amount of one- thirty-second (1/32nd) of the initial Principal Amount (the "Monthly Principal Amount"), together with any accrued and unpaid interest plus any and all other amounts which are then owing under this Note that have not been paid (the Monthly Principal Amount, together with such accrued and unpaid interest and such other amounts, collectively, the "Monthly Amount"). Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable upon maturity.

Following the occurrence and during the continuance of an Event of Default (as discussed in the Note), the annual interest rate on the Note shall automatically be increased by two percent (2%) per month until such Event of Default is cured.

The Holder shall convert into shares of Common Stock all at the Fixed Conversion Price or the maximum portion of the Monthly Amount due on each Repayment Date provided that the average closing price of the Common Stock for the twenty (20) consecutive trading days immediately preceding such Repayment Date shall be greater than or equal to 15% above the Fixed Conversion Price ("Conversion Criterion"). The Monthly Amount due on a Repayment Date that is not converted shall be paid by the Company (i) in cash at the rate of 104% of such Monthly Amount otherwise due, or (ii) in registered, unlegended, free- trading Common Stock at an applied conversion rate equal to eighty-five percent (85%) of the average of the five (5) lowest closing bid prices for the preceding twenty (20) trading days.

The Notes also provide for liquidated damages on the occurrence of several events.

As compensation to the Subscriber, the Company agrees to pay (as liquidated damages and not as a penalty) $100 per business day after the Delivery Date for each $10,000 of Note principal amount being converted of the corresponding Shares which are not timely delivered.

An additional liquidating damages provision states that if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if seven (7) business days after the Delivery Date the Subscriber purchases shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "BUY-IN"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

Additionally, if the Company is unable to deliver to the holder of Registrable Securities, then as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days or part thereof, thereafter of the Purchase Price of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes. The Company must pay the Liquidated Damages in cash or an amount equal to two hundred percent of such cash Liquidated Damages if paid in additional shares of registered unlegended free-trading shares of Common Stock. Such Common Stock shall be valued at a per share value equal to 85% of the average of the five (5) lowest closing bid prices of the Common Stock for the twenty (20) trading days preceding the first day of each thirty (30) day or shorter period for which Liquidated Damages are payable. As of December 31, 2004, no liquidating damages have been incurred by the company.

Redemption Option - The Company will have the option of prepaying the outstanding Principal Amount ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon

Debt features. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, into shares of Common Stock.

The $1,875,000 in proceeds from the financing transaction were allocated to the debt features and to the warrants based upon their fair values. After the latter allocations, there was $170,061 of remaining value to be allocated to the Note on the financial statements.

The debt discount is being accreted using the effective interest method over the term of the note.

The value of the discount on the converted notes on the books is being accreted over the term of the note (three years). For the years ended December 31, 2004 and 2003, the Company accreted $52,300 and $0, respectively, of debt discount related to the Notes.

WARRANTS ISSUED

The estimated fair value of the 3,125,000 warrants at issuance (11/11/2004) was $936,714 and has been classified as a derivative instrument and recorded as a liability on the Company's balance sheet in accordance with current authoritative guidance. The estimated fair value of the warrants was determined using the Black-Scholes option-pricing model with a closing price of $0.40, an exercise price of $0.30, a 5.0 year term, and a volatility factor of 89%. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the warrants at December 31, 2004, the company used the closing price of $0.65, the exercise price of $0.30, a 4.88 year remaining term, and a volatility of 116% In accordance with the provisions of SFAS No. 133, Accounting for
Derivative Instruments, the Company is required to adjust the carrying value of the instrument to its fair value at each balance sheet date and recognize any change since the prior balance sheet date as a component of Other Income (Expense). The warrant derivative liability at December 31, 2004, had increased to a fair value of $1,785,877, due in part to an increase in the market value of the Company's common stock to $0.65 from $0.40 at issuance, which resulted in an "other expense" item of $849,163 on the Company's books.

The recorded value of such warrants can fluctuate significantly based on fluctuations in the market value of the underlying securities of the issuer of the warrants, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

In accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"), the debt features provision (collectively, the features) contained in the terms governing the Notes are not clearly and closely related to the characteristics of the Notes. Accordingly, the features qualified as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within SFAS 133, they were required by SFAS 133 to be accounted for separately from the debt instrument and recorded as derivative financial instruments.

DEBT FEATURES

Pursuant to the terms of the Notes, these notes are convertible at the option of the holder, at anytime on or prior to maturity. There is an additional interest rate adjustment feature, a liquidated damages clause, a cash premium option, as well as the redemption option. The debt features represents an embedded derivative that is required to be accounted for apart from the underlying Notes. At issuance of the Notes (11/11/2004), the debt features had an estimated initial fair value of $768,225, which was recorded as a discount to the Notes and a derivative liability on the consolidated balance sheet. In subsequent periods, if the price of the security changes, the embedded derivative financial instrument related to the debt features will be adjusted to the fair value with the corresponding charge or credit to other expense or income. The estimated fair value of the debt features was determined using the probability weighted averaged expected cash flows / Lattice Model with a closing price of $0.40, an exercise price of $0.30, a 3.0 year term, and a volatility factor of 89%. The model uses several assumptions including: historical stock price volatility (utilizing a rolling 120 day period), risk-free interest rate (3.50%), remaining maturity, and the closing price of the Company's common stock to determine estimated fair value of the derivative liability. In valuing the debt features at December 31, 2004, the company used the closing price of $0.65 and the exercise price of $0.30, 2.88 year remaining term, and a volatility of 116%. For the year ended December 31, 2004, due in part to an increase in the market value of the Company's common stock to $0.65 from $0.40 at issuance, the Company recorded an "other expense" on the consolidated statement of operations for the change in fair value of the debt features of approximately $1,639,953. At December 31, 2004, the estimated fair value of the debt features was approximately $2,408,178.

The recorded value of the debt features related to the Notes can fluctuate significantly based on fluctuations in the fair value of the Company's common stock, as well as in the volatility of the stock price during the term used for observation and the term remaining for the warrants.

Pursuant to the terms of the Notes, the Company has the option of prepaying the outstanding Principal Amount in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due.

Because the terms of the 2004 convertible note require such classification, the accounting rules required additional convertible notes and non-employee warrants to also be classified as liabilities, regardless of the terms of the new notes and / or warrants. This presumption has been made due to the company no longer having the control to physical or net share settle subsequent convertible instruments because it is tainted by the terms of the 2004 convertible notes. Were the 2004 convertible notes to not have contained those terms or even if the 2004 transaction were not entered into, it could alter the treatment of any subsequent convertible notes or warrants, which will be treated as derivative liabilities until all such provisions are settled.

NOTE 8 - INCOME TAXES

Deferred income taxes result from timing differences in the recognition of expense for tax and financial statement purposes. Statements of Financial
Accounting Standards No. 109 "Accounting for Income Taxes", (SFAS
109) requires
deferred tax liabilities or assets at the end of each period to be determined using the tax rate expected to be in effect when taxes are actually paid or recovered. The sources of those timing differences and the current tax effect of each were as follows:

                                                Year
                                               Ended
                                           December 31, 2004
           Depreciation and amortization       $  7,768
           Net operating loss carry forward       6,365
           Valuation allowance                  (14,133)
                                               --------
                                               $      -


The components of the net deferred tax asset at December  31,  2004 under SFAS
109 are as follows:

           Depreciation and amortization      $ 1,000,531
           Net operating loss carryforward     (1,288,138)
           Valuation allowance                    287,607
                                              -----------
                                              $         -


Reconciliations between the actual tax expense and the amount computed by applying the U.S. Federal Income Tax rate to income before taxes are as follows:


                                               Year               Percent of
                                                Ended               Pretax
                                         December 31, 2004          Income
           Expected                      $    14,133                  34%
           Valuation allowance               (14,133)                (34%)
                                 	 -----------               ------
           Actual expense                $     -                       0%


NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The Company has $135,533 in accounts payable and approximately
$1,390,880 in accrued payroll costs for the operations of the California, Nevada, Costa Rica, and Dominican Republic location as of December 31, 2004.

NOTE 10 - RELATED PARTY TRANSACTIONS

As of December 31, 2004, the Company has an outstanding note payable to Murray Conradie, the Company's CEO, in the amount of $30,688. This payable accrues interest at 1% monthly due on the first day of each month.

As of December 31, 2004, the Company has an outstanding note payable to Scott Kincer, the Company's COO, in the amount of $29,000. This payable accrues interest at 1% monthly due on the first day of each month.

As of December 31, 2004, the Company has an outstanding note payable to Jason Griffith, the Company's CFO, in the amount of $350. This payable accrues interest at 1% monthly due on the first day of each month.

NOTE 11 - CONTINGENCIES AND COMMITMENTS

Leases
The Company is committed under several non-cancelable lease agreements for office space with various termination dates through 2011.

At December 31, 2004, aggregate future minimum payments under these leases, are as follows:

                 Twelve months ended December 31,
           2005                            $   152,141
           2006                                133,259
           2007                                105,773
           2008                                105,773
           2009                                      -
           Thereafter                                -
                                    -----------
           Total minimum lease payments    $   496,946

NOTE 12 - WARRANTS AND OPTIONS

The Company has adopted FASB No. 123 and will account for stock issued for services and stock options under the fair value method.

The following table sets forth the options granted in 2004 to each of the directors and executive officers:

     Option/SAR Grants in Last Fiscal Year (Individual Grants):

                   Number of    Percent of total
                   Securities       Options/SARs
                  Underlying       granted to    Exercise or
                  Options/SARS  employees in      base price    Expiration
        Name     Granted       fiscal year        ($/Share)    date
     ----------   ----------    --------------    ---------   -----------
Murray N. Conradie    540,000        36.4          $0.30       1/1/10

Scott Kincer          540,000        36.4          $0.30       1/1/10

Jason F. Griffith     270,000       18.8           $0.30       1/1/10

Joey Harmon           135,000       9.1            $0.30       1/1/10

There were no other options granted or exercised by the directors and executive officers during the year ended December 31, 2004.

Compensation cost for options granted to employees has not been recognized in the accompanying financial statements. These options do not vest until January 2005. See Note 2 Stock Based Compensation for proforma disclosures.

As  discussed  in  Note  7  Convertible  Notes, the  company  issued
3,125,000 warrants
for the purchase of common stock at $0.30 to four (4) different entities related to a convertible note.

The following is a schedule of the activity relating to the Company's stock options and warrants.


                                      Year Ended        Year Ended
                                  December 31, 2003  December 31, 2004
                                   --------------     --------------
                                   Weighted Avg.      Weighted Avg.
                                  Shares Exercise     Shares   Exercise
                                 (x 1,000)  Price    (x1,000)  Price
                                 --------- --------- -------- -----------
Options and warrants
 outstanding at
 beginning of year                  -      $ -       -         $ -


Granted:
 Options                            -      $ -      1,485      $ 0.30
 Warrants                           -      $ -      3,125      $ 0.30
Exercised                           -      $ -         -       $ -
Expired:
Warrants                            ( - )  $ -         -       $ -
                                    ----  -----      ----      ----

Options and warrants
 outstanding and
 exercisable at end
 of period                          -      $ -      4,610      $ -
                                    ====   ======   ====       ===

Weighted average fair
 value of options and
 warrants granted during
 the year  				   $ - 			$ -

The following table summarizes information about the Company's stock options and warrants outstanding at December 31, 2004, all of which are exercisable.

                Weighted Average
   Range of          Number          Remaining     Weighted Average
 Exercise Prices  Outstanding     Contractual Life  Exercise Price
--------------- ---------------- ----------------- -----------------
 $ 0.30  	4,610,000 		5 years  	$ 0.30

NOTE 13 - DISCONTINUED OPERATIONS

Management has determined it is in the best interest of shareholders to write off all impaired assets and business which conflict with the core operation of the company, the market research industry. This write of discontinued operations includes the assets and activities of SRC International and Kristi & Company. The assets of Century Innovations have been distributed as well. See Note 14 Investment in Century Innovations.

As a result of receiving the current funding, the plans to spin off of Datascension International have been put on hold indefinitely.

With the receipt of funding in November, the decision to remove Century Innovations and write down the impaired assets in the non operating subsidiaries, the company effectively made the single focus of the company the call center operation and with the recently announced changed in management (See Subsequent Event Note) the company is furthering it's goal as having Datascension International be the main focus of the company as a whole.

The company has expensed all asset values and costs associated with these entities as a line item called Discontinued Operations on the income statement.

The company has stated it plans on focusing on Datascension International, the call center subsidiary. The expansions currently are planned for the Costa Rica facilities.

NOTE 14 - INVESTMENT IN CENTURY INNOVATIONS

The Company previously distributed a portion of its ownership to Datascension shareholders. The Company has additionally distributed all but 10% of its ownership in Century to Century as Treasury Stock on the books of Century. It will remain as Treasury Stock on the books of Century until the effectiveness of a Form 10 registration to be filed by Century for the shares. Within sixty (60) days of the Form 10's effectiveness, Century will work with the Company to distribute the shares to the then current Datascension shareholders.

NOTE 15 - SUBSEQUENT EVENTS

On March 3, 2005, the Company's Chief Executive Officer and Chairman of the Board, Murray Conradie, announced his resignation from the Company to focus on the development of Nutek Oil Inc. This change will take effect on April 1, 2005.

Effective April 1, 2005, Scott Kincer, the Company's current Chief Operating Officer will be appointed the Chief Executive Officer and Chairman of the Board. It is not anticipated that Mr. Kincer's employment contract will be altered or materially affected with this change.

The Company's Chief Financial Officer and member of the Board of Directors, Jason Griffith, announced his resignation from the Company to focus on the development of his CPA firm and Nutek Oil Inc. He will be transferring control of the recordkeeping for the Company to the California office as of April 1, 2005.

Both Mr. Conradie and Mr. Griffith will remain as consultants to the Company.

As of April 1, 2005, the Company's corporate head office are located at 145 S. State College Blvd, Suite 350, Brea CA 92821. The new company phone number will be 714-482-9750 and 714-482-9751 (fax). This address and contact information is the current location for the Datascension International California office.

NOTE 16 - FOREIGN OPERATIONS

The company currently operates out of the United States, Costa Rica and the Dominican Republic. The future plans of the company involve the slowing growth at the Dominican Republic facility while focusing on the potential and available growth in Costa Rica. Management does not feel there is a currency risk or need to assess a foreign currency translation adjustment or other comprehensive income item as income and expense items are negotiated in the US dollar. The Company maintains their accountings records in U.S. dollars and all payments are made in US dollars. All debts and assets on the books of the company are valued based on US dollars and are not translated from a foreign currency amount. The Company currently coordinates all foreign operations, and supervision activities using part time employees, consultants and contract labor. Approximately 85% of the company's workforce is outside of the United States. Currently 100% of the company's clients are US based companies. Any resulting foreign exchange fluctuations do not affect the payment of employees, contract labor or off shore operations.


NOTE 17 - RESTATEMENT OF FINANCIALS

2003

The net loss for 2003 was previously reported as $(182,895), while the 2003 restated loss is $246,533, an increase of $63,638, which is attributable to the increase in amortization expense of $63,638. The effect of the restatement to the 2003 balance sheet was a decrease in the asset value of the intangible assets which had previously not been amortized correctly. The value of the other assets decreased $63,638.

2004

The loss after discontinued operations for 2004 was originally $4,791,105, while the 2004 restated loss after discontinued operations is reported as $6,052,366, an increase of $1,261,261. This is due to an increase in other expenses related to the convertible debt of $2,489,116, as well as an increase in the interest expense related to the convertible debt of $52,300, coupled with a decrease in the beneficial conversion feature debt discount expense of $1,203,646, a decrease in the loss from discontinued operations of $63,638, and a decrease in interest expense of $12,871.

On the 2004 balance sheet, the restatement resulted in the removal of $2,077,604 of debt discount from the other asset section, an increase in prepaid expenses of $5,879. The convertible debt in the liability section of the company's financial statements decreased from $1,893,750 to $241,111, while there was an increase in the derivative liability from $0 to $2,408,178, as well as an increase in the warrant liability from $0 to $1,785,877 and a decrease in additional paid in capital of $3,300,000.

The basic loss per share increased from the previously reported $0.19 per share to $0.28 per share for the year ended December 31, 2004, while the diluted loss per share increased from the previously reported $0.18 per share to $0.26 per share.


It is anticipated that the company will restate the December 31, 2004 10KSB to reflect the above adjustments.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICER

      Article XI of the Articles of Incorporation for DSEN do contain provisions for indemnification of the officers and directors; in addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

       Consistent with the overall scope of Section 78.751 of the Nevada Revised Statutes, Article VI of DSEN's Bylaws, state in general, that any director or officer of DSEN who is the subject of or a participant in a threatened, pending or completed legal action by reason of the fact that such individual is or was a director or officer shall be indemnified and held harmless by DSEN from and against the consequences of such action if it is determined that he acted in good faith and reasonably believed (i) his conduct was in DSEN's best interest, (ii) in all other cases, that his conduct was not opposed to the best interests of DSEN, and (iii) with respect to criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful; provided that if it is determined that such person is liable to DSEN or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the legal action and shall not be made in respect of any legal action in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to DSEN. Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by DSEN only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct.

      The Bylaws also provide that reasonable expenses, including court costs and attorneys' fees, incurred by officers and directors in connection with a covered legal action shall be paid by DSEN at reasonable intervals in advance of the final disposition of such action, upon receipt by DSEN of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by DSEN if it is ultimately determined that he is not entitled to be indemnified.

      The Board of Directors of DSEN may also authorize DSEN to indemnify employees or agents of DSEN, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of DSEN. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

      The Bylaws also provide that DSEN has the power and authority to purchase and maintain insurance or other arrangements on behalf of any director, officer, employee, or agent of DSEN or any affiliate of DSEN on similar terms as those described in Section
78.752 of the Nevada Revised Statutes. DSEN's Articles of Incorporation relieve its directors from liability for monetary damages to the full extent permitted by Nevada law. Sections
78.751 and 78.752 of the General Corporation Law of the State of Nevada authorize a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

Commission Policy

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling DSEN. DSEN has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.










                                      48

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses related to the securities being registered shall be paid by the
Registrant.

SEC Registration Fee              $   494.13
Printing and Engraving Expenses   $ 5,000.00
Legal Fees and Expenses           $20,000.00
Accounting Fees and Expenses      $15,000.00
Transfer Agent Fees               $ 5,000.00
Blue Sky Fees                     $ 1,000.00
Miscellaneous                     $ 5,000.00

----------
Total                             $51,494.13

RECENT SALES OF UNREGISTERED SECURITIES

DSEN made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

On February 7, 2002, 850,000 pre split shares of restricted common stock valued at par value ($.001) were issued to one (1)
individual, Pauline Sue Alberti, a former employee for the settlement of a lawsuit. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the former employee was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 11, 2002, 60,902 pre split shares of restricted common stock valued at $.025 per share were issued to two (2) individual creditors Mr. Armstrong and Mr. Booker in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 21, 2002, 500,000 pre split shares of restricted common stock valued at $.03 per share were issued to one (1) individual, James Stock pursuant to a consulting agreement in connection with which we received certain investor relations services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 29, 2002, 36,812 pre split shares of restricted common stock valued at $.025 per share were issued to one (1) individual creditor Specialty Mud in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the
Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 4, 2002, 40,000 pre split shares of restricted common stock valued at $.025 per share were issued to one (1) individual creditor Clipper Operating Company in satisfaction of amounts owed for services. The issuance of these securities was in a
transaction  deemed   to   be  exempt  under  Section  4(2)  of  the
Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 15, 2002, 4,375 pre split shares of restricted common stock valued at $.025 per share were issued to one (1) individual creditor Hanzik Hydraulics in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 16, 2002, 2,887 pre split shares of restricted common stock valued at $.025 per share were issued to one


                                      49
(1) individual creditor L.R. Pruitt in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 24, 2002, 20,775 pre split shares of restricted common stock valued at $.025 per share were issued to one (1) individual creditor Progress Drilling in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 30, 2002, 32,535 pre split shares of restricted common stock valued at $.025 per share were issued to three (3) individual creditors Clipper Operating, L. Bannert and Mr. Harrison in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On May 13, 2002, 49,567 pre split shares of restricted common stock valued at$.025 per share were issued to one (1) individual creditor C&S Well Service in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On May 24, 2002, 13,517,240 pre split shares of common stock valued at $.0725 per share were issued to one (1) individual, Jorge Montero Pochet for the purchase of Sin Fronteras, Inc. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to
Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

On May 30, 2002, 10,000 pre split shares of restricted common stock valued at $.025 per share were issued to one (1) individual creditor Clipper Operating Company in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On August 20, 2002, 1,650,000 pre split shares of restricted common stock valued at $.042 per share were issued to one (1) individual sophisticated investor B. Beaulieu who indicated that he had such knowledge and experience in financial matters that they were capable of evaluating the merits and risks of the investment. The individual took their shares for investment purposes without a view to distribution and had access to information concerning the Company. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

On November 14, 2002, 299,152 pre split shares of restricted common stock valued at par ($.001) per share were issued to one (1) individual, Randle Merriman to make up an error in a prior issuance to sophisticated investors who indicated that they had such knowledge and experience in financial matters that they were capable of evaluating the merits and risks of the investment. All individuals took their shares for investment purposes without a view to distribution and had access to information concerning the Company. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

On November 14, 2002, 297,915 pre split shares of restricted common stock valued at $.045 per share were issued to two (2) individual employees Kimberly Hunter and Jason Griffith in consideration for employment services previously rendered. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the former employees were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 20, 2002, 209,215 pre split shares of restricted common stock valued at $.025 per share were issued 50 to five (5) individual creditors Clipper Operating, K. Moore, K. Sydnor, P. Horick and Deagan Services in satisfaction of amounts owed for
services.   The
issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On February 12, 2003, 500,000 pre split shares of restricted common stock valued at $.05 per share were issued to one (1) individual, James Stock a sophisticated investor who indicated that they had such knowledge and experience in financial matters that they were capable of evaluating the meritsand risks of the investment. The individuals took their shares for investment purposes without a view to distribution and had access to information concerning the Company. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

On February  12,  2003,  1,500,000 pre split  shares  of  restricted common stock valued at $.03 per share were issued to two (2) individual sophisticated investors Bill Tannaz and Jim Stock who indicated that they had such knowledge and experience in financial matters that they were capable of evaluating the merits and risks of the investment. The individuals took their shares for investment purposes without a view to distribution and had access to information concerning the Company. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

On February 19, 2003, 500,000 pre split shares of restricted common stock valued at $.05 per share were issued one (1) individual, Jim Stock pursuant to a consulting agreement in connection with which we received certain investor relations services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On May 20, 2003, 200,000 pre split shares of restricted common stock valued at par ($.001) per share were issued to one (1) individual, David Shutvet to make up an error in a prior issuance to sophisticated investors who indicated that they had such knowledge and experience in financial matters that they were capable of evaluating the merits and risks of the investment. All individuals took their shares for investment purposes without a view to distribution and had access to information concerning the Company. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

On May 20, 2003, 27,401 pre split shares of restricted common stock valued at $.049 per share were issued to one (1) individual creditor Clipper Operating Company in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On May 20, 2003, 1,290,000 pre split shares of restricted common stock valued at $.03 per share were issued pursuant to one (1) individual entity, Redwood Public Relations pursuant to a consulting agreement in connection with which we received certain investor relations services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On June 5, 2003, 500,000 pre split shares of restricted common stock valued at $.03 per share were issued to one (1) individual sophisticated investor Bill Tannaz who indicated that they had such knowledge and experience in financial matters that they were capable of evaluating the merits and risks of the investment. The individual took their shares for investment purposes without a view to distribution and had access to information concerning the Company. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to
Section 4(2) thereof.

On June 5, 2003, 87,333 pre split shares of restricted common stock valued at $.03 per share were issued to one (1) individual creditor B. Willis in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not

                                      51
involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On June 14, 2003, 500,000 pre split shares of restricted common stock valued at $.05 per share were issued to one (1) individual creditor Ian Burr & Company in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On June 30, 2003, 175,000 pre split shares of restricted common stock valued at $.06 per share were issued to one (1) individual creditor Accentuate, Inc in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On July 28, 2003, 642,889 pre split shares of restricted common stock valued at $.03 per share were issued to two (2) individual sophisticated investors Edward D. Tschiggfrie and B. Willis who indicated that they had such knowledge and experience in financial matters that they were capable of evaluating the merits and risks of the investment. The individuals took their shares for investment purposes without a view to distribution and had access to information concerning the Company. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

On September 5, 2003, 1,683,741 pre split shares of restricted common stock valued at $.06 per share were issued to ten (10) individual SRC Bondholders James and Joann Foster, Lillian and James M. Chudnow, Leo van Cleve, Irma Player Hall, Elizabeth and George Parry, Delphyne L. Georgeson, William R. Schoen, Paul
R. Mathis, Luis P. Zonta, Blanche M. Jones in satisfaction of amounts due to them. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public the SRC Bondholders were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 31, 2003, 35,000 pre split shares of restricted common stock valued at $.12 per share were issued to one (1) individual creditor B. Willis in satisfaction of amounts owed for services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 31, 2003, three (3) individual holders of 505,758 shares of our Series A convertible preferred stock Murray Conradie, Kristi Conradie and Scott Kincer elected to convert such shares into 50,575,800 shares of our common stock. These shares had originally been converted from common stock to Series A Preferred stock on December 27, 2001 at $5.42 per share. These conversions were the effected through private transactions not involving a public offering and were exempt in each case from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

On December 31, 2003, 1,512,662 pre split shares of common stock valued at $.06 per share were issued to two employees Murray Conradie and Jason Griffith in consideration for employment services previously rendered. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the two employees were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 31, 2003, 140,000 pre split shares of restricted common stock valued at $.06 per share were issued to one (1) individual creditor Accentuate, Inc in satisfaction of amounts owed
for  services.   The  issuance  of  these
securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 31, 2003, one (1) individual holder of 26,000 shares of our Series B convertible preferred stock Dan Moeleker elected to convert such shares into 500,000 shares of our common stock. These conversions were the

                                      52
effected through private transactions not involving a public offering and were exempt in each case from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

On April 20, 2004, 500,000 pre split shares of restricted common stock valued at $.05 per share were issued to one (1) individual, James Stock pursuant to a consulting agreement in connection with which we received certain investor relations services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 20, 2004, 2,970,833 pre split shares of restricted common stock valued at $.03 per share were issued to two (2) individual sophisticated investors Edward D. Tschiggfrie and B. Willis who indicated that they had such knowledge and experience in financial matters that they were capable of evaluating the merits and risks of the investment. The individuals took their shares for investment purposes without a view to distribution and had access to information concerning the Company. The issuance of these securities was effected through a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof.

On June 30, 2004,  750,000  pre  split  shares  of restricted common stock valued at $.03 per share were issued pursuant to a consulting agreement to one (1) individual, Michael Morrison in connection with which we received certain legal services. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the consultant was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On September 3, 2004, 1,000,000 pre split shares of restricted common stock valued at $.05 per share were issued to one (1) individual note holder J. Frank in satisfaction of amounts due. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the hold holder was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On September 30, 2004, 62,269 pre split shares of restricted common stock valued at $.06 per share were issued to one (1) individual SRC Bondholder Gertrude Madich in satisfaction of amounts due to them. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the creditors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 17, 2004, DSEN issued an aggregate of $1,875,000 in Convertible Debentures, pursuant to a Securities Purchase Agreement (the "Agreement") to the following four (4) individual entities:
$350,000 Convertible Debenture to Alpha Capital Aktiengesellschaft, $525,000 Convertible Debenture to the Longview Equity Fund LP, $775,000 Convertible Debenture to the Longview Fund LP., and $225,000 Convertible Debenture to the Longview International Equity Fund, LP. In addition, DSEN issued common stock purchase warrants to purchase 3,125,000 post reverse shares of DSEN common stock at an exercise price of $.30 per share. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the investors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment as well as accredited investors.

On December 31, 2004, two (2) individual holders of 39,500 shares of our Series A convertible preferred stock Murray Conradie and Scott Kincer elected to convert such shares into 395,000 post reverse shares of our common stock. These shares had originally been converted from common stock to Series A Preferred stock on December 27, 2001 at $5.42 per share. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the preferred stock holders were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On December 31, 2004, 300,000 post split shares of common stock valued at $.02 per share were issued to four (4) individual employees, Murray Conradie, Scott Kincer, Joseph Harmon and Jason Griffith in consideration of terms under their employment agreements, which granted stock awards of common shares to certain employees. The

                                      53
issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the former employees were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 31, 2005, DSEN issued a $125,000 Convertible Debenture, pursuant to a Securities Purchase Agreement (the "Agreement") to one (1) entity the Longview Fund LP. In addition, DSEN issued a common stock purchase warrant to purchase 300,000 post reverse shares of DSEN common stock at an exercise price of $.50 per share. The issuance of these securities was in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. We made a determination that the investors were sophisticated investors with enough knowledge and experience in business to evaluate the risks and merits of the investment as well as accredited investors.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K.

(a)  EXHIBITS.

The following documents are included or incorporated by reference as exhibits to this report:

(2) a) Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession.

     2.1  Plan and Articles of Merger, filed 8/23/91(1)
     2.2 Plan of Reorganization and Agreement, dated 9/20/97(1)

(3)  Articles of Incorporation & By-Laws

     3.1  Articles of Incorporation of the Company Filed August 23, 1991(1)
     3.2  Articles of Amendment filed on April 10, 1992(1)
     3.3 Certificate of Amendment of Articles of Incorporation filed on 3/3/95(1)
     3.4  By-Laws of the Company adopted August 24, 1991(1)
     3.5 Certificate of Amendment of Articles of Incorporation filed on 2/19/01
     3.6  Articles of Incorporation - Nutek Oil, Inc. (Subsidiary)
     3.7  Articles of Incorporation - Kristi and Co, Inc. (Subsidiary)
     3.8  Articles of Incorporation - SRC International, Inc. (Subsidiary)
     3.9  Articles of Incorporation - Century Innovations, Inc. (Subsidiary)
     3.10 Articles of Incorporation - Datascension International, Inc. (Subsidiary)
     3.11 Certificate of Amendment of Articles of Incorporation filed on 1/26/04

(4)  Instruments Defining the Rights of Security Holders

     4.1  Those included in exhibit 3, and sample of Stock Certificate (1)
     4.2  Preferred Stock (1)

     5.1  Legal Opinion *

(10) Material Contracts

     10.1  Purchase Agreement - Kristi and Co dated 1/6/00 (1)
     10.2  Agreement for Promotion and Revenue Sharing Plan, dated 9/2/99 (1)
     10.3  Purchase Agreement - Elite Fitness, dated 10/4/99 (1)
     10.4  Purchase Agreement - Patent #5833350, dated 9/15/99 (1)
     10.5  Purchase Agreement - Clock Mold, dated 4/30/99 (1)
     10.6  Plan of Purchase and Agreement, dated 11/30/97 (1)
     10.7  Transitional Employer Agreement (1)
     10.8  Lease, dated October 15, 1999 (1)
     10.9  Letter of Intent - Mineral Acres, dated 11/1/99 (1)
     10.10 Compensation Plan (1)
     10.11 Key Employees Incentive Stock Option Plan (1)
     10.12 Purchase Agreement - Kristi & Company (2)
     10.13 Blank
     10.14 Purchase Agreement - Printing Equipment (3)
     10.15 Blank

(cont)

     10.16 Employment Agreement Murray N. Conradie (4)
     10.17 Employment Agreement Donald L. Hejmanowski (4)
     10.18 Employment Agreement Kristi L. Conradie (4)
     10.19 Purchase Agreement - Datascension Inc. (5)
     10.20 Employment Agreement David Scott Kincer (5)
     10.21 Certificate of Preference Rights.
     10.22 Purchase Agreement - Sin Fronteras Inc
     10.23 Press Release dated May 29, 2002
     10.24 Subscription Agreement for November 17, 2004 Funding (6)
     10.25 Form of Convertible Note - November 17, 2004 Funding (6)
     10.26 Form of Warrant - November 17, 2004 Funding (6)
     10.27 Subscription Agreement for March 31, 2005 issuance. (7)
     10.28 Convertible Note - March 31, 2005. (7)
     10.29 Warrant - March 31, 2005. (7)
     10.30 Service Agreement - Harris Interactive, Inc. (8)
     10.31 Service Agreement - Towne, Inc. (8)
     10.32 Service Agreement - Sandelman & Associates  (8)
     10.33 Service Agreement - Knowledge Networks, Inc. (8)

Exhibit 21.  Subsidiaries of the small business issuer

Exhibit 23. Consent of Experts and Counsel

     23.1  Consent of Counsel, Owen Naccarato (included in Exhibit 5.1)
     23.2  Consent of Independent Auditor Larry O'Donnell, CPA, P.C.*
     23.3  Consent of Gary V. Campbell, Certified Public Accountants.*

*   Included with this filing

(1) Previously filed as an exhibit to the Company's Form 10-SB, filed January 24, 2000.
(2) Previously filed as an exhibit to the Company's Number 1 Amendment to Form 10-SB, filed May 22, 2000.
(3) Previously filed as an exhibit to the company's quarterly report for the period ended March 31, 2003
(4) Previously filed as an exhibit to the company's quarterly report for the period ended June 30, 2003
(5) Previously filed as an exhibit to the company's quarterly report for the period ended September 30, 2003
(6) Previously filed on Form 8-K November 23, 2004, File No. 000-
    29087
(7) Previously filed as an exhibit to the Company's Form SB2/A, filed April 27, 2005
(8) Previously filed as an exhibit to the Company's Form SB2/A, filed October 11, 2005

(b)  Reports on Form 8-K

The Company's report on Form 8-K dated March 26, 2003

On March 26, 2003, Registrant filed a Current Report on Form 8-K, relating to the Company, along with a number of individual shareholders, filing a federal lawsuit on March 21, 2003 in the United States District Court, District of Nevada, against Ameritrade Holding Corp., E*Trade Group Inc., Fidelity Brokerage Services LLC, Maxim Group LLC and Charles Schwab &
Company Inc., for securities fraud, breach of contract, and negligence, among other claims. The plaintiff group is also demanding declaratory and injunctive relief, including asking for general, special and punitive financial damages; and that the matter be taken up for jury trial in the jurisdiction of the United States District Court's Nevada District.

The Company's report on Form 8-K dated October 20, 2003

On October 20, 2003, Registrant filed a Current Report on Form 8-K, related to the announcement of the placement of the patented TekPlate product and various related licenses, marketing agreements, etc., into a subsidiary corporation that will be spun off from the parent Nutek as a wholly owned subsidiary and has declared a stock dividend in that company. The dividend will take the form of a dividend certificate representing common stock, which will be distributed to the Company's beneficial stockholders of record as of the record date. The stock dividend will be distributed to owners of the Company's common stock as of the record date in a ratio of one share of dividend stock in the subsidiary to be spun off, for every 300 shares of common stock owned in Nutek Inc.

The Company's report on Form 8-K dated October 29, 2003

On October 29, 2003, Registrant filed a Current Report on Form 8-K, relating to the decision by the Board of Directors to extend the record date of the dividend of its subsidiary. The new record date will be Friday, November 7, 2003. The reason for the extension was to allow for time to fully explain and provide the NASD, transfer agent, and shareholders information related to the dividend.


                                      56
The Company's report on Form 8-K dated October 31, 2003

On October 31, 2003, Registrant filed a Current Report on Form 8-K, updating shareholders on the lawsuit against the securities firms. The plaintiffs filed an amended complaint alleging securities fraud; common law fraud; conversion; negligence; breach of contract; breach of covenant of good faith and fair dealing; negligence based on knowledge of specific problems in the securities industry; bad faith conduct; deceptive trade practice; racketeering; interference with contracts; interference with prospective economic advantages; conversion; conspiracy; declaratory relief and injunctive relief. The amended complaint also added (a) fifteen (15) additional plaintiffs, bringing the total number of plaintiffs to twenty five (25), and
(b) thirty (30) additional defendants, including twenty two (22) named individuals from the securities industry.

The Company's report on Form 8-K dated December 24, 2003

On December 24, 2003, Registrant filed a Current Report on Form 8-K, relating to the December 8th, 2003 press release announcing the Company would be distributing its ownership interest in Nutek Oil, Inc. to shareholders. Nutek Oil Inc. is a majority owned subsidiary which is traded under the stock symbol NUTO. The dividend will take the form of a dividend certificate representing restricted common stock, which will be distributed to the Company's beneficial stockholders of record as of the record date, which is January 8, 2004. The stock dividend will be distributed to owners of the Company's common stock as of the record date in a ratio of one share of dividend stock in the subsidiary to be spun off, for every 500 shares of common stock owned in Nutek Inc.

DSEN's report on Form 8-K dated January 26, 2004

      On January 26, 2004, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing the corporation name change from Nutek Inc. to Datascension Inc. and require a mandatory share exchange. The Amended Bylaws of the Corporation additionally require all shares include the name of the beneficial owner of the shares.

DSEN's report on Form 8-K dated February 19, 2004

      On February 19, 2004, Registrant filed a Current Report on Form 8-K, relating to a press release issued by the Registrant's subsidiary, Datascension International, announcing the receipt of a contract from Sandelman & Associates for $3.5 million.

DSEN's report on Form 8-K dated March 24, 2004

       On March 24, 2004, Registrant filed a Current Report on Form 8-K, stating that DSEN had received confirmation from the NASD that the "V" would be removed from the Registrant's stock symbol, effective March 25, 2004. All trades conducted while the "V" was present, that is "trading as when issued", will be expected to clear and settle by March 30, 2004. The Company's stock symbol will be DTSN and will be changed back to T+3 status effective March 25, 2004.

DSEN's report on Form 8-K dated June 21, 2004

      On June 21, 2004, Registrant filed a Current Report on Form 8-K, stating that DSEN had appointed Larry O'Donnell, CPA, P.C., as the Registrant's independent accountants for the year ending December 31, 2004. The selection of accountants was approved by the Registrant's Board of Directors. Larry O'Donnell, CPA, P.C. was engaged by the Registrant on June 18, 2004.

DSEN's report on Form 8-K dated October 22, 2004

       On October 22, 2004, Registrant filed a Current Report on Form 8-K, stating that pursuant to N.R.S. 78.060, 78.120, the Company's Board of Directors of Datascension, Inc., unanimously voted to amend the corporate bylaws to no longer require the issuance of the Registrant's common stock in beneficial holder name. This amendment to the bylaws will allow shares to be issued in the name of CEDE & Co. and be traded


                                      57
through the Depository Trust & Clearing Corporation (DTC). The reason for the bylaw change is the Company has been in discussions with several funding sources to obtain financing for additional expansion and growth of operations; however, these sources have indicated they are unwilling to provide financing to the company until such time as the company's shares trade and clear through the depository trust.

DSEN's report on Form 8-K dated November 4, 2004

      On November 4, 2004, Registrant filed a Current Report on Form 8-K, stating that in accordance with the previous vote by shareholders, the Board of Directors has instituted new employment contracts with the Registrants officers and directors.

      Attached to the Form 8-K are the employment contracts for Murray Conradie (its CEO), Scott Kincer (its COO), Jason Griffith (its CFO), and Joseph Harmon (its Vice President).

       The Board structured the employment contracts based on industry standard. Inclusive in the above signed agreements are an executive compensation plan which includes options, which become exercisable upon the reaching of certain milestones by the company.

DSEN's report on Form 8-K dated November 23, 2004

On November 23, 2004, Registrant filed a Current Report on Form 8-K, stating that the Registrant received funding from institutional and accredited investors with Gross proceeds of $1,875,000, with net proceeds to the Company of $1,657,500. This will be considered a debt on the company's books.

DSEN's report on Form 8-K dated November 23, 2004

On November 23, 2004, Registrant filed a  Current Report on Form 8-K
relating  to  the   press   release  issued  announcing   Robert  L.
Sandelman.,  to  the  board  of Datascension International, Inc.

DSEN's report on Form 8-K dated January 6, 2005

On January 6, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing the focus and direction of the company.

DSEN's report on Form 8-K dated March 3, 2005

On March 3, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing changes to the board of directors Century Innovations a subsidiary of DSEN.

DSEN's report on Form 8-K dated March 8, 2005

On March 8, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing the resignation of Murray Conradie as CEO and Chairman of the Board of Directors to focus on the development of Nutek Oil Inc.

DSEN's report on Form 8-K dated April 14, 2005

On  April  14,  2005,  Registrant filed a Current Report on Form 8-K relating to
the press release issued announcing the Company has converted the South Texas Oil Company asset held for sale to shares in South Texas Oil Company (formerly known as Nutek Oil) and will be distributing its ownership interest in South Texas Oil Company to shareholders of Datascension, Inc.

DSEN's report on Form 8-K dated April 15, 2005

On April 15, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing the issued a news release announcing the filing of the Annual 10KSB Report for 2004.



                                      58

DSEN's report on Form 8-K dated April 28, 2005

On April 28, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing the announced the time and place for the upcoming Datascension Shareholders Meeting. The definitive date for the shareholder meeting was June 22, 2005.

DSEN's report on Form 8-K dated May 3, 2005

On May 3, 2005, Registrant filed a Current Report on Form 8-K relating to the press release issued announcing that Mr. Robert
Sandelman who is currently   a  board  member  of  Datascension
International, the subsidiary of Datascension, was nominated by the board and accepted the position as a Director of Datascension, Inc.


DSEN's report on Form 8-K dated February 1, 2006

On February 1, 2006, Registrant filed a Current Report on Form 8-K notifying shareholders that it would restate its consolidated financial statements for the fiscal year ended December 31, 2004, and interim financial data for the nine months ended September 30, 2005, (the "Restatement") included in its 2004 Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB due to an accounting error.Management concluded that the Company's consolidated financial statements for the fiscal year ended December, 2004 and for the nine months ended September 30, 2005, should no longer be relied upon due to this error.


UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

    ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

    iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

    iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Undertaking (b)

That, for the purpose of determining liability under the Securities Act to any purchaser:

  If the small business issuer is subject to Rule 430C, include the following:

Each   prospectus  filed  pursuant  to  Rule  424(b) as  part  of  a
registration   statement  relating  to   an   offering,  other  than
registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brea, California 92821

      Datascension, Inc.

      /s/ Scott Kincer              /s/ Scott Kincer
      ----------------------        -------------------
      Scott Kincer                  Scott Kincer
      President, Chairman and Director(Principal Financial Officer) (Principal Executive Officer)

Date:  February 7, 2006

In  accordance  with  the requirements of the  Securities   Act   of
1933,   this  registration  statement  was  signed  by the following persons in the capacities and on the dates indicated:

Datascension, Inc.

/s/ Scott Kincer
----------------------
Scott Kincer
President, Chairman and Director
(Principal Executive Officer)

Date: February 7, 2006


/s/  Joseph Harmon
----------------------
Joseph Harmon, Vice President, Director

Date: February 7, 2006